                                                                   Exhibit 10.37
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                       METROPOLITAN LIFE INSURANCE COMPANY

                                                                        Landlord

                                       and

                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                                                          Tenant

                                      LEASE

                          Dated: as of February 22, 2001

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                     One Madison Avenue, New York, New York
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                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

ARTICLE 1 DEFINITIONS .....................................................    1

ARTICLE 2 LEASING AND TERM ................................................    7

ARTICLE 3 ACCEPTANCE OF DEMISED PREMISES BY TENANT ........................   12

ARTICLE 4 RENT ............................................................   13

ARTICLE 5 IMPOSITIONS .....................................................   16

ARTICLE 6 USE AND OPERATION OF THE DEMISED PREMISES .......................   21

ARTICLE 7 INSURANCE .......................................................   25

ARTICLE 8 DAMAGE OR DESTRUCTION ...........................................   29

ARTICLE 9 MAINTENANCE; ALTERATIONS; CERTAIN REIMBURSEMENTS; ETC. ..........   34

ARTICLE 10 SERVICES .......................................................   47

ARTICLE 11 UTILITIES ......................................................   48

ARTICLE 12 MECHANIC'S LIENS ...............................................   48

ARTICLE 13 INSPECTION .....................................................   49

ARTICLE 14 ASSIGNMENT; SUBLETTING .........................................   50

ARTICLE 15 INDEMNIFICATION OF LANDLORD ....................................   62

ARTICLE 16 CONDEMNATION ...................................................   63

ARTICLE 17 CONDITIONAL LIMITATIONS; OTHER DEFAULTS ........................   67

ARTICLE 18 REMEDIES OF LANDLORD: WAIVER OF REDEMPTION .....................   69

ARTICLE 19 SURRENDER ......................................................   72

ARTICLE 20 CERTIFICATE OF OCCUPANCY .......................................   74

ARTICLE 21 ARBITRATION ....................................................   74

ARTICLE 22 QUIET ENJOYMENT ................................................   75

ARTICLE 23 CERTIFICATES ...................................................   75

ARTICLE 24 NOTICES ........................................................   76

ARTICLE 25 MEMORANDUM OF LEASE ...........................................   77

ARTICLE 26 SUBORDINATION ..................................................   77

ARTICLE 27 MISCELLANEOUS ..................................................   79

ARTICLE 28 HAZARDOUS MATERIAL .............................................   85

ARTICLE 29 RENEWAL OPTIONS ................................................   89

ARTICLE 30 COMPUTATION OF RENT FOR EXTENSION TERMS ........................   91

ARTICLE 31 NAME OF SOUTH BUILDING; SIGNAGE ................................   93

ARTICLE 32 ROOF INSTALLATIONS .............................................  94B

Schedule A       Description of the Land

Schedule B-1              Rentable Square Feet allocable to each floor of the
                          South Building

Schedule B-2              Rentable Square Feet allocable to each floor of the
                          Tower

Schedule C                Gross Lease Provisions

Schedule 1 to Schedule C  Building Rules and Regulations

Schedule 2 to Schedule C  HVAC Specifications

Schedule D                Matters which the Lease are subject to

Schedule E-1              Plan delineating the portion of the mezzanine included
                            in the Initial Space

Schedule E-2              Plan delineating the portion of the South Building
                            lobby included in the Long Term Leaseback Space

Schedule F                List of Major Building Equipment (attached to Net
                            Lease)

Schedule G                Landlord's Rehabilitation Work

Schedule H                Tower Lighting Schedule

Schedule I                Subtenant Non-Disturbance Agreement

Schedule J                List of Arbitrators

Schedule K                Certificate of Occupancy

Schedule L                Mortgagee Non-Disturbance Agreement

Schedule M                ICIP Application

                                 INDEX OF TERMS

Accelerated Delivery Date .................................................    9
Accelerated Delivery Notice ...............................................    9
ADA .......................................................................   23
Additional Bidders ........................................................   41
Additional Rent ...........................................................    1
adequate assurance of future performance ..................................   61
adjusted by CPI ...........................................................   24
Affiliate .................................................................    1
Alteration ................................................................    1
Alteration Notice .........................................................   72
Alterations ...............................................................   34
Annual Expense Budget .....................................................   35
Annual Maintenance Program ................................................   35
Appropriate Engineer ......................................................   46
Approved Arbitrator List ..................................................   60
Base Amount ...............................................................   41
Bridge ....................................................................    1
Bridge Agreement ..........................................................   24
Building ..................................................................    1
Business Associates .......................................................   50
Business Days .............................................................    2
Carryover Credit ..........................................................   55
Casualty Proceeds .........................................................   28
Commencement Date .........................................................    2
Competitor ................................................................   54
Computation Date ..........................................................   91
Computation Period ........................................................   91
Computation Periods .......................................................   91
Construction Manager ......................................................   33
Consumer Price Index ......................................................   24
Contractors ...............................................................   43
Costs .....................................................................   38
CSFB Realty ...............................................................   81
Damage Date ...............................................................   30
Damage Payment ............................................................   30
Damage Termination Notice .................................................   30
Date of Taking ............................................................   63
Default ...................................................................    2
Delivery Condition ........................................................    2
Delivery Space ............................................................    7
Demised Premises ..........................................................    2
Depository ................................................................   29
Designated Representative .................................................   82
Disapproval Grounds .......................................................   53
Dispute Notice ............................................................   41
Election Period ...........................................................   30
Emergency Reimbursement Amount ............................................   44
Encumbrance ...............................................................   32
Engineer ..................................................................   46
ERISA .....................................................................   83
ESG .......................................................................   81
Estimated Actual Life .....................................................   41
Estimated Substantial Completion Date .....................................   38
Estimated Useful Life .....................................................   42
Exchange Period ...........................................................   91
Exercise Notice ...........................................................   89
Existing Furniture ........................................................   12
Expiration Date ...........................................................    2

Extension Term ............................................................   89
Extension Terms ...........................................................   89
fair market rent ..........................................................   90
Fee Mortgage .............................................................. 2,77
Fee Mortgagee .............................................................   77
Fee Mortgages .............................................................   77
Financial Statement .......................................................   82
First Extension Term ......................................................   89
First-Class Office Buildings ..............................................    2
First-Class Standard ......................................................   34
Gross Lease Period ........................................................    7
Hazardous Material ........................................................   86
Hazardous Substance .......................................................   86
Hazardous Waste ...........................................................   86
HLW Report ................................................................    2
ICIP Benefits .............................................................    2
ICIPLaw ...................................................................   18
IDA .......................................................................   62
IDA Premises ..............................................................   62
Impositions ...............................................................    3
Improvements ..............................................................    3
Incentives Program ........................................................   45
Indemnity Costs ...........................................................   22
In-House Service Providers ................................................   22
Initial Expense Budget ....................................................   35
Initial Maintenance Program ...............................................   35
Initial Space .............................................................    8
Insurance Requirements ....................................................    3
Interest Rate .............................................................    2
Interim Leaseback Space ...................................................    8
Interim Period ............................................................   92
Investment Grade Entity ...................................................   93
JBB Report ................................................................    3
Land ......................................................................    3
Landlord ..................................................................  1,4
Landlord's Selected Bidder ................................................   41
Lease .....................................................................    4
Leaseback Space ...........................................................    8
Legal Requirement Alteration ..............................................   36
Legal Requirements ........................................................    4
Long-term .................................................................   93
Long-term Leaseback Space .................................................    8
Major Building Equipment ..................................................   38
Material Monetary Default .................................................    4
Measuring Fraction ........................................................   42
Mechanical Space ..........................................................    4
MetLife ...................................................................   51
Minimum Rent ..............................................................    4
Net Rent Base Increase Date ...............................................    5
Non-Retail Consent Rights .................................................   53
Non-Retail Space ..........................................................    5
Notice ....................................................................   76
NPS .......................................................................   45
Original Bidders ..........................................................   40
Original Determination ....................................................   91
Outside Date ..............................................................    7
Overrun ...................................................................   42
Overrun Notice ............................................................   42
Partial Restoration .......................................................   64
Permissible Portion .......................................................    9
Permitted Encumbrance .....................................................   35
Permitted Substances ......................................................   22

Permitted Transfer ........................................................   58
Plan ......................................................................   83
Plans and Specifications ..................................................   36
Plans and Specifications Notice ...........................................   39
Pre-Net Escalation Rent ...................................................    5
Pre-Net Premises ..........................................................    8
Profit ....................................................................   54
Programmed Maintenance Items ..............................................   35
Public Authority ..........................................................    5
Qualified Alteration ......................................................   38
Qualified Overrun .........................................................   42
Recapture Offer Notice ....................................................   51
Rehabilitation Work .......................................................   44
Reimbursable Legal Requirement Alteration .................................   36
Reimbursable Replacement ..................................................   36
Reimbursable Structural Work ..............................................   37
Reimbursement Amount ......................................................   41
Rejected Contracts ........................................................   13
Reminder Notice ...........................................................   89
Rent ......................................................................    5
Rent Concession Period ....................................................   14
Required Consent Information ..............................................   52
Required Insurance ........................................................   25
Required Replacements .....................................................   34
Restoration ...............................................................5, 29
Retail Space ..............................................................    5
Retail Standards ..........................................................   53
Roof Areas ................................................................   95
Roof Installation .........................................................   95
SEC .......................................................................   82
Second Alterations Request ...........................................40, 51, 72
Second Consent Request ....................................................   53
Second Default Notice .....................................................   68
Second Extension Term .....................................................   89
Second Space ..............................................................    8
Second Space Delivery Date ................................................    5
Selected Arbitrator .......................................................   60
Service Contracts .........................................................   13
Shared Services Agreement .................................................   47
SHPO ......................................................................   45
South Building ............................................................    5
Space Delivery Date .......................................................   10
Specialty Alterations .....................................................    6
Structural Work ...........................................................   38
Sublease Recapture Offer Notice ...........................................   51
Subordination and Non-Disturbance Agreement ...............................   77
Substantial completion ....................................................    6
substantially completed ...................................................    6
Subtenant Non-Disturbance Agreement .......................................   58
Subtenant Parties .........................................................    6
Takeback Sublease .........................................................    8
Taking ....................................................................    6
Tax Credit Work ...........................................................   45
Tax Credits ...............................................................   45
Tax Deposits ..............................................................   20
Tenant .................................................................... 1, 6
Tenant Delay ..............................................................    6
Tenant Parties ............................................................    6
Tenant Work ...............................................................   45
Tenant's Preferred Bidder .................................................   41
Tenant's Transaction Costs ................................................   55
Term ...................................................................... 6, 7

Testing ...................................................................   86
Specified Damage Termination Date .........................................   30
Third Extension Term ......................................................   89
Total Cost ................................................................   54
Total Income ..............................................................   54
Tower .....................................................................    7
Treasury Rate .............................................................   70
Triple Net Commencement Date ..............................................    7
Tunnel ....................................................................    7
Tunnel Agreement ..........................................................   24
Unavoidable Delays ........................................................    7
Utilities .................................................................   48
Voluntary Alterations .....................................................   34
Work ......................................................................   38
Works of Art ..............................................................   13

                                      LEASE

            This LEASE dated as of February 22, 2001, between METROPOLITAN LIFE INSURANCE COMPANY ("Landlord"), a New York corporation having its principal office at One Madison Avenue, New York, New York 10010, and CREDIT SUISSE FIRST BOSTON (USA), INC. ("Tenant"), a Delaware corporation, having an office at Eleven Madison Avenue, New York, New York 10010-3629.

                               W I T N E S S E T H

            Landlord is the owner in fee simple of certain land and improvements commonly known as One Madison Avenue, New York, New York. The parties hereto intend that said land and improvements be leased by Landlord to Tenant subject to the terms and conditions hereinafter provided.

            NOW, THEREFORE, in consideration of One Dollar ($1.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            Section 1.1. As used in this Lease, the following terms have the following respective meanings:

                  (a) "Additional Rent": means all sums of money, costs, expenses, charges, interest, or fees of every kind or amount whatsoever, other than Minimum Rent, which Tenant has assumed or agreed to pay to Landlord under this Lease, including without limitation Pre-Net Escalation Rent.

                  (b) "Affiliate": means a corporation, partnership or other entity which is controlled by, controls or is under common control with the party referred to. As used in the preceding sentence, "control" shall mean the ownership of, or power to vote or power to cause the disposition of, fifty percent (50%) or more of the ownership interests in such corporation, partnership or other entity.

                  (c) "Alteration": is as defined in Section 9.1 hereof.

                  (d) "Bridge": means the bridge connecting the tenth (10th) floor of the South Building to the building located at Eleven Madison Avenue, New York, NY.

                  (e) "Building": means the building located on the Land and known as One Madison Avenue, New York, New York. The Building is comprised of two portions: the South Building and the Tower.

                  (f) "Business Days": means all days other than Saturdays, Sundays and all days observed by the state or federal government as legal holidays and, when used in respect of the actual operation or maintenance of the Building, shall also include such other days designated as legal holidays by the applicable building service union employees' service contract and/or by the applicable operating engineers' contract.

                  (g) "Commencement Date": means the Space Delivery Date for the "Initial Space," as defined in Section 2.2 hereof.

                  (h) "Default": means the occurrence of any condition or event set forth in Section 17.1 hereof.

                  (i) "Delivery Condition": means delivery to Tenant of exclusive possession of the Delivery Space in question vacant, broom clean and free of occupancies and in the case of Delivery Space located in the South Building only, with the Rehabilitation Work, if any, in such Delivery Space in the South Building having been substantially completed.

                  (j) "Demised Premises": means prior to the Triple Net Commencement Date, only the "Pre-Net Premises," as defined in Section 2.2 hereof. From and after the Triple Net Commencement Date, the Demised Premises shall include the Land, and the Improvements.

                  (k) "Expiration Date": means December 31, 2020.

                  (l) "Fee Mortgage": means any mortgage, deed of trust or similar security interest created by Landlord affecting the Land and/or the Improvements.

                  (m) "First-Class Office Buildings": means first-class, non-institutional, non-governmental office buildings located in Midtown Manhattan which are similar in construction, size and type of systems and facilities to the Building and with similar type of tenants, it being understood and agreed that Tenant's obligations hereunder with respect to maintaining and operating the Building as a First Class Office Building shall not impose any obligation upon Tenant to upgrade (as opposed to maintain or replace) the systems, structure or facilities of the Building beyond the standard of the Building as delivered to Tenant on the Triple Net Commencement Date.

                  (n) "HLW Report": means that certain report, dated December 6, 2000, prepared by HLW and designated as Area Calculations, Project 3785.

                  (o) "ICIP Benefits": means any benefits under ICIP Laws.

                  (p) "Interest Rate": shall mean a rate per annum equal to the lesser of: (A) two (2%) percent in excess of the prime or base rate published from time to time by "The Wall Street Journal (Eastern Edition)", or any successor thereto, or (B) the highest interest rate permitted by law. In the event that more than one prime or base rate is so published at any time, then the average of all such rates shall be deemed to be the prime rate.

                  (q) "Impositions": means all taxes, assessments, sales, use and occupancy taxes, transit taxes, water and sewer charges, rates and rents, excises, levies, license and permit fees and other charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which shall or may during the Term be assessed, levied, charged, confirmed or imposed upon or accrue or become due or payable out of or on account of or become a lien on (i) the Demised Premises, any part thereof, or the appurtenances thereto, (ii) the rent and income received for any use or occupancy of the Demised Premises, (iii) such franchises, licenses and permits as may pertain to the use of the Demised Premises, and (iv) this Lease. Impositions shall include all governmental fees and charges allocable to the use of the Bridge, the Tunnel and the subway entrance at the northwest corner of 23rd Street and Park Avenue South (the "Subway Entrance"). Impositions shall not include any income taxes, corporate franchise taxes, estate, succession, inheritance or transfer taxes of Landlord, provided, however, that if, due to a future change in the method of taxation, a franchise, income, estate, inheritance, succession or transfer taxes or other tax or governmental imposition shall be levied against Landlord in substitution for any Imposition, then such franchise, income, estate, inheritance, succession or transfer taxes or other tax or governmental imposition levied against Landlord shall be deemed to be an Imposition.

                  (r) "Improvements": means the Building and improvements located on the Land, including, without limitation, all buildings, structures (including, without limitation, the Bridge and the Tunnel), driveways, walkways, parking areas, all other improvements of a permanent or temporary nature and all necessary support therefor, electrical, plumbing, heating, sewerage, water, gas, telephone and other utility facilities, all equipment, machinery, fixtures and appurtenances therein and thereto, and all personal property of every kind and description affixed or attached thereto (other than the Works of Art), or used in connection therewith, including, without limitation, all equipment and other personalty used in connection with the conference center, executive dining facility, health club, medical facility, auditorium and cafeteria, except to the extent any of the foregoing constitutes the property of Tenant.

                  (s) "Insurance Requirements": means all terms of any insurance policy covering or applicable to the Demised Premises or any part thereof to the extent required to be or, if not required, actually maintained by Tenant hereunder or which is maintained by Landlord and Tenant has been given written notice of the same, provided that any such insurance maintained by Landlord is of a type customarily maintained by owners of First-Class Office Buildings, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Demised Premises or any part thereof or any use or condition of the Demised Premises or any part thereof.

                  (t) "JBB Report": means that certain Mechanical, Electrical, Plumbing and Vertical Transportation Systems Physical Condition Evaluation Report, dated January 25, 2001, prepared by Jaros, Baum & Bolles.

                  (u) "Land": means the land described in Schedule A annexed hereto and made a part hereof.

                  (v) "Landlord": means Metropolitan Life Insurance Company, a New York corporation, or any successor or assign hereunder, or any successor to the obligations of Landlord hereunder, so that it shall be deemed and construed without further agreement between the parties hereto that any such successor has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder and Metropolitan Life Insurance Company shall be entirely relieved of all covenants and obligations to be performed by Landlord hereunder from and after the date of such succession or assignment.

                  (w) "Lease": means this agreement together with all schedules attached hereto.

                  (x) "Legal Requirements": means all laws, statutes codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Public Authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Demised Premises or any part thereof, or any of the adjoining sidewalks, streets or ways, or any use or condition of the Demised Premises or any part thereof.

                  (y) "Material Monetary Default": means any failure of Tenant to pay the items set forth in Section 17.1(a) after the applicable notice and grace period of which the aggregate unpaid amount equals or exceeds Fifty Thousand ($50,000) Dollars.

                  (z) "Mechanical Space": means (A) the portions of the South Building located on Concourse Levels B-1 and B-2 and floors 13 through 16 thereof and (B) the portions of the Tower located on Concourse Levels B-1 and B-2 and floor 42 thereof, in each case as designated as Mechanical Equipment Rooms on the floor plans for such portions included in the HLW Report. The Mechanical Equipment Rooms on each floor of Delivery Space shall be delivered to Tenant on the Space Delivery Date for such floor.

                  (aa) "Minimum Rent": means the following annual amounts during the following periods:

                  (i) During the period commencing on the Commencement Date and ending on the day immediately preceding the Triple Net Commencement Date, an annual amount equal to the product of Forty and no/100 ($40.00) Dollars per annum multiplied by the aggregate rentable square footage included in the Pre-Net Premises at the applicable time;

                  (ii) During the period commencing on the Triple Net Commencement Date and ending on the day preceding the fifth (5th) anniversary of the Net Rent Base Increase Date, the amount of Fifty Seven Million Seven Hundred Fifty Six Thousand Three Hundred Twenty and 00/1OO Dollars ($57,756,320.00) per annum;

                  (iii) During the period commencing on the fifth (5th) anniversary of the Net Rent Base Increase Date and ending on the day preceding the tenth (10th) anniversary of the Net Rent Base Increase Date, the amount of Sixty Four Million Nine

      Hundred Seventy Five Thousand Eight Hundred Sixty and 00/100 Dollars ($64,975,860.00) per annum;

                  (iv) During the period commencing on the tenth (10th) anniversary of the Net Rent Base Increase Date and ending on the day preceding the fifteenth (15th) anniversary of the Net Rent Base Increase Date, the amount of Seventy Two Million One Hundred Ninety Five Thousand Four Hundred and 00/100 ($72,195,400.00) Dollars per annum; and

                  (v) During the period commencing on the fifteenth (15th) anniversary of the Net Rent Base Increase Date and ending on the Expiration Date, the amount of Seventy Nine Million Four Hundred Fourteen Thousand Nine Hundred Forty and 00/100 Dollars ($79,414,940.00) per annum.

                  (bb) "Net Rent Base Increase Date": means the later to occur of (a) November 1, 2001 and (b) the Second Space Delivery Date.

                  (cc) "Non-Retail Space": means all of the leasable area of the Building other than the Retail Space.

                  (dd) "Pre-Net Escalation Rent": means an annual amount equal to the product of Ten and 75/100 ($10.75) Dollars per annum multiplied by the aggregate rentable square feet included in the Pre-Net Premises at the applicable time, during the period commencing on the Commencement Date and ending on the day immediately preceding the Triple Net Commencement Date.

                  (ee) "Public Authority": means any federal, state, county, municipal, or other local government, department, agency, subdivision, court, authority, bureau, branch, commission, board, official or officer having or exercising jurisdiction over the Demised Premises or any part thereof.

                  (ff) "Rent": means the Minimum Rent and Additional Rent.

                  (gg) "Restoration": is as defined in Section 8.1 hereof.

                  (hh) "Retail Space": means the rentable areas of the South Building located on the lobby level, mezzanine and B-1 level which are permitted by Legal Requirements to be used for retail purposes.

                  (ii) "Second Space Delivery Date": means the Space Delivery Date for the "Second Space," as defined in Section 2.2(a) hereof.

                  (jj) "South Building": means the portions of the Building shown on the floor plans included in the HLW Report as "Area Calculations - South Building" for the B2 Level - South Building through 16th Floor (PHM) - South Building. Landlord and Tenant hereby agree that for purposes of this Lease the South Building shall be deemed to contain an aggregate of 1,176,911 rentable square feet. Annexed hereto as Schedule F is a list of the rentable square footages allocable to each floor of the South Building.

                  (kk) "Specialty Alterations": means any slab penetrations larger than two feet by two feet (other than slab penetrations for telecommunications and utility risers which are located in the existing core of the Building), safes, vaults, structural floor reinforcements (other than raised floors) which reduce ceiling heights below Building standard, exterior signage, retail storefronts and any special or unique installation by Tenant (other than (1) any internal staircases or additional elevators installed by Tenant, (2) restoration of elevator banks to their configuration as of the date of execution of the Lease, including, without limitation, sealing up any elevator openings created, opening up any elevator openings previously sealed, relocating any elevator core functions previously relocated or performing any other restoration work pursuant to such elevator upgrades or improvements, and (3) any Legal Requirement Alteration except if such is required as a result of Tenant's particular manner of use (as opposed to mere general office use)).

                  (ll) "Substantial completion" or "substantially completed" or words of similar import means that the Rehabilitation Work obligated to be performed by Landlord has been substantially completed, it being agreed that such work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed, provided that no material adverse impact to Tenant's use or occupancy of the Demised Premises results therefrom. If the substantial completion of any of such work shall be delayed due to Tenant Delay, then such work shall be deemed to have been substantially completed on the date when it would have so been but for such Tenant Delay.

                  (mm) "Subtenant Parties" means any person (other than Tenant) rightfully claiming by, through or under Landlord in Landlord's capacity as subtenant under the Takeback Sublease, or any of such parties' agents, contractors, servants, employees, or invitees.

                  (nn) "Taking": means any and every taking (whether temporary or permanent) of all or any portion of the Demised Premises for any public or quasi-public purpose, by any Public Authority by exercise of condemnation or eminent domain (or any transfer or conveyance by agreement in lieu thereof).

                  (oo) "Tenant": means Credit Suisse First Boston (USA), Inc., its permitted successors and permitted assigns.

                  (pp) "Tenant Delay": means any delay in the delivery of any portion of the Demised Premises to Tenant due to any act not permitted under this Lease, neglect or omission of Tenant or its agents, employees, servants or contractors.

                  (qq) "Tenant Parties": means Tenant or any person rightfully claiming through Tenant, or any of such parties' agents, contractors, servants, employees, or invitees.

                  (rr) "Term": shall be as defined in Section 2.1.

                  (ss) "Tower": means the portions of the Building shown on the floor plans included in the HLW Report as "Area Calculations - Tower" for the B2 Level - Tower through 42nd Floor - Tower. Landlord and Tenant hereby agree that for purposes of this Lease the Tower shall be deemed to contain 266,997 rentable square feet. Annexed hereto as Schedule F is a list of the rentable square footages allocable to each floor of the Tower.

                  (tt) "Triple Net Commencement Date": shall mean January 1,
2002.

                  (uu) "Tunnel": means the underground tunnel on the B-1 concourse level connecting the South Building with the building located at Eleven Madison Avenue, New York, New York.

                  (vv) "Unavoidable Delays": means delays due to any acts of God, governmental restriction, Legal Requirements, strikes, labor disturbances, shortages of or inability to obtain materials or supplies, or any other cause or event beyond Landlord's or Tenant's reasonable control by which Landlord or Tenant, as the case may be, shall be hindered, delayed or prevented from performance of any act under this Lease, provided however, that the inability to obtain financing or a lack of funds shall not be an Unavoidable Delay.

                                    ARTICLE 2

                                LEASING AND TERM

            Section 2.1 Demised Premises; Term of Lease. Upon and subject to the conditions and limitations set forth below, Landlord hereby leases to Tenant, and Tenant does hereby rent from Landlord, the Demised Premises, subject only to the matters described in Schedule D hereto, for a term (the "Term") commencing on the Commencement Date and expiring at midnight on the Expiration Date, unless this Lease shall sooner terminate as hereinafter provided.

            Section 2.2 Delivery of Demised Premises.

                  (a) The Pre-Net Premises. For the period commencing on the Commencement Date and ending on the day preceding the Triple Net Commencement Date (the "Gross Lease Period"), the Demised Premises shall include the following portions of the Building as and when delivered to Tenant with the Delivery Condition satisfied (each such portion sometimes herein called a "Delivery Space"), which shall be delivered to Tenant on or before the following dates applicable to each such Delivery Space (each such applicable date, as extended by the number of days of delay caused by Tenant Delay, an "Outside Date"):

--------------------------------------------------------------------------------
                   Delivery Space               Outside Date
--------------------------------------------------------------------------------
        South Building floors 9 and 10          March 1, 2001
        (including the Bridge) and the
        portion of the South Building
        Mezzanine shown hatched on the
        floor plan annexed hereto as
        Schedule E (the "Initial
        Space")
--------------------------------------------------------------------------------
        South Building floors 6, 7 and          November 1, 2001
        8 and Tower floors 5, 6, 7, 8
        and 9 (the "Second Space")
--------------------------------------------------------------------------------

The portions of the Demised Premises which are actually delivered to Tenant in the Delivery Condition prior to the Triple Net Commencement Date are herein called the "Pre-Net Premises." Notwithstanding that it is the intention of the parties that this Lease is a net lease, as set forth in Section 4.5 hereof, the parties agree that the provisions of Schedule C annexed hereto shall apply to the rights and obligations of Landlord and Tenant under this Lease in connection with the Pre-Net Premises with respect to all matters or events arising or accruing under this Lease during the Gross Lease Period. Except for those provisions which specifically survive the Gross Lease Period, the provisions of Schedule C annexed hereto shall cease to apply to the rights and obligations of Landlord and Tenant under this Lease in connection with the Pre-Net Premises with respect to all matters or events arising or accruing under this Lease from and after the Triple Net Commencement Date.

                  (b) The Triple Net Premises. Commencing on the Triple Net Commencement Date, this Lease shall cover the entire Demised Premises, notwithstanding the fact that Landlord shall have delivered to Tenant possession only of the Pre-Net Premises; provided, however, that Tenant shall not be obligated to pay any Minimum Rent with respect to any Interim Leaseback Space until such time as possession of such Interim Leaseback Space has been delivered to Tenant and the Rent Concession Period relating thereto has expired. The portions of the Demised Premises not so delivered shall be held by Landlord pursuant to that certain sublease (the "Takeback Sublease") of even date herewith between Tenant, as sublandlord, and Landlord, as subtenant, for certain space in the Building (the "Leaseback Space"). The portions of the Leaseback Space located on the 11th floor of the South Building, in the portion of the South Building lobby described on Schedule E-2 hereto, on the portion of Tower Concourse Level B-2 color-coded as "useable area" in the floor plan therefor included in the HLW Report, in the Tower lobby and on Tower floor 2 and Tower floors 10 through and including 41 shall be called herein the "Long-term Leaseback Space." The portions of the Leaseback Space not included in the Long-term Leaseback Space shall be called herein the "Interim Leaseback Space" and shall be occupied by Landlord only temporarily. Landlord shall deliver possession of the Interim Leaseback Space to Tenant as well as the balance of the Building, other than the Long-term Leaseback Space and the Pre-Net Premises, in portions as set forth below on or before the following applicable Outside Dates and each such space shall constitute Delivery Space for all purposes of this Lease:

--------------------------------------------------------------------------------
                   Delivery Space                Outside Date
--------------------------------------------------------------------------------
        South Building floors 4 and 5 and        July 1, 2002
                 Tower floor 4
--------------------------------------------------------------------------------
        South Building floors 2 and 3            October 1, 2003
        and Tower floor 3; South
        Building Floor 12; South
        Building Concourse Levels B-1
        and B-2; the balance of the
        South Building Mezzanine and
        portion of the South Building
        lobby not included in the
        Long-Term Leaseback Space;
        Tower Concourse Level B-1 and
        the portion of the Tower
        Concourse Level B-2 not
        included in the Long-Term
        Leaseback Space.
--------------------------------------------------------------------------------

                  (c) Early Delivery. Except with respect to the Initial Space, Landlord shall have the right, at Landlord's option, to deliver all or any portion of any Delivery Space to Tenant on a floor-by-floor basis, as hereinafter described, at any time earlier than the Outside Date applicable thereto; provided, however, that any such portion (each, a "Permissible Portion") shall comprise:

                        (i) with respect to all floors other than the South Building Mezzanine and the South Building Concourse Level B-1, all of the Delivery Space on the floor in question, and

                        (ii) with respect to the South Building Concourse Level B-1, no more than two (2) separate portions thereof, separately demised in accordance with Legal Requirements, the later of which to be delivered to Tenant shall comprise approximately 20,000 rentable square feet, and

                        (iii) with respect to the South Building Mezzanine, other than the portion thereof included with the Initial Space, in up to two (2) additional portions, separately demised in accordance with Legal Requirements, the size of which shall be in Landlord's sole discretion.

In the event that Landlord shall elect to deliver any Permissible Portion prior to the Outside Date applicable thereto, Landlord shall give Tenant a notice (the "Accelerated Delivery Notice") setting forth (i) the Permissible Portion as to which such notice applies; and (ii) the date on which Landlord reasonably estimates that Landlord will deliver such Permissible Portion to Tenant ("Accelerated Delivery Date"). Landlord shall give Tenant the Accelerated Delivery Notice, if any, with respect to any such Permissible Portion not less than thirty (30) days prior to the Accelerated Delivery Date applicable thereto, unless Landlord and Tenant mutually agree that such Permissible Portion may be delivered on shorter notice. Subject to the provisions of Section 2.2(e) hereof, Landlord shall have no liability to Tenant, and the provisions of this Lease and Tenant's obligations hereunder shall not be affected, if Landlord's estimate of the Accelerated Delivery Date is inaccurate provided that the Delivery Date for any such Permissible Portion shall not occur earlier than thirty (30) days after the giving of the Accelerated Delivery Notice. Notwithstanding the foregoing provisions of this Section 2.2(c) to the contrary, in no event shall Landlord have the right to deliver the South Building Lobby, South Building Concourse Levels B-1 and B-2 or South Building Floor 12 prior to delivering to Tenant the Initial Space and the Second Space.

                  (d) Space Delivery Date. The date on which Landlord shall tender (or would have tendered but for Tenant Delays) delivery of the Delivery Space in question or any Permissible Portion in the Delivery Condition upon notice to Tenant, which may be oral notice given to Andrew Federbusch at (212) 325-7051 or Victoria Langell at (212) 325-7154, shall be called the "Space Delivery Date" applicable to such Delivery Space or Permissible Portion. Following each Space Delivery Date, within ten (10) days after the request of either party, Landlord and Tenant shall execute and deliver a supplementary agreement in form reasonably acceptable to both parties setting forth the Space Delivery Date and such other matters as are set forth therein, but the failure of the parties to execute and deliver such supplementary agreement shall in no way reduce any of Landlord's or Tenant's obligations or rights under this Lease.

                  (e) Delayed Delivery.

                        (i) Except as otherwise hereinafter expressly set forth in this Section 2.2 (e), if Landlord shall be unable to give possession of any Delivery Space in the Delivery Condition on or before the Outside Date applicable thereto for any reason, Landlord shall not be subjected to any damages or other liability, or be deemed in default under this Lease, for the failure to give possession of such Delivery Space on such date. No such failure to give possession of any such Delivery Space on or before the Outside Date applicable thereto shall affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term, but the Rent payable under this Lease with respect to such Delivery Space only shall not commence until Landlord shall have given possession of such Delivery Space to Tenant or such Delivery Space shall be available for occupancy by Tenant, subject to the Rent Concession Period applicable to such Delivery Space. Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force. The provisions of this Section
      2.2 (e) are intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the Real Property Law of the State of New York. Landlord agrees not to enter into any lease for all or any portion of the Demised Premises to any third party during the term hereof.

                        (ii) If the Space Delivery Date for the Initial Space shall not occur on or before the Outside Date applicable thereto, then the Rent Concession Period applicable to the Initial Space shall be extended by one day for each day beyond the Outside Date that Landlord shall continue to fail to deliver the Initial Space.

                        (iii) If the Space Delivery Date for the Second Space or any Permissible Portion thereof to Tenant shall not occur on or before the Outside Date applicable thereto, then the Rent Concession Period applicable to such Second Space or Permissible Portion thereof shall be extended by one day for each day beyond the Outside Date that Landlord shall continue to fail to deliver the Second Space or such Permissible Portion thereof.

                        (iv) If the Space Delivery Date for the balance of the Delivery Space (other than the Initial Space and the Second Space) or any Permissible Portion thereof shall not occur on or before the date occurring thirty (30) days after the Outside Date applicable to such Delivery Space or such Permissible Portion, then the Rent Concession Period applicable to such Delivery Space or Permissible Portion thereof shall be extended by one day for each day beyond the date occurring thirty
      (30) days after the Outside Date that Landlord shall continue to fail to deliver such Delivery Space or such Permissible Portion.

                        (v) If the Space Delivery Date for any Delivery Space shall have not occurred on or before November 1, 2004, then (A) in lieu of the Rent Concession Period theretofore accrued, on November 1, 2004 Landlord shall pay to Tenant, with respect to each such undelivered Delivery Space, an amount equal to the product of (1) the annual amount of Minimum Rent at the rate that would have been payable for the undelivered Delivery Space if the same had been delivered, and (2) a fraction, the numerator of which is the number of days in the Rent Concession Period for such undelivered Delivery Space accrued from the Outside Date applicable to such Delivery Space through November 1, 2004 and the denominator of which is 365; and (B) the Rent Concession Period for such Delivery Space shall be reduced to zero (0) as of November 1, 2004 and shall accrue one day for each day beyond November 1, 2004 that Landlord shall continue to fail to deliver such Delivery Space.

                  (f) Mechanical Space. The Mechanical Space shall be delivered and shall be deemed to be delivered to Tenant as of the Triple Net Commencement Date; provided, however, that Tenant shall be permitted access to, and shall have the right to perform Alterations in, such Mechanical Space prior to the Triple Net Commencement Date in connection with Tenant's build-out of the Pre-Net Premises in accordance with Schedule C hereof.

            Section 2.3 Flagpole. Landlord hereby reserves the right, at Landlord's sole cost and expense, to use the westernmost flagpole located on 23rd Street side of the 11th Floor setback of the South Building. The foregoing right shall be personal to MetLife (as defined in Section 14.3(a)) for so long as MetLife occupies all or a portion of the Long-Term Leaseback Space under the Takeback Sublease.

                                    ARTICLE 3

                    ACCEPTANCE OF DEMISED PREMISES BY TENANT

            Section 3.1 As Is Condition. Tenant acknowledges that it has examined to its satisfaction the Demised Premises, the title thereto, the Certificate of Occupancy for the Building, the sidewalks and structures adjoining the same, any subsurface conditions thereof, and the then present uses and nonuses thereof. Tenant is fully familiar with the condition of the Demised Premises and, provided all Delivery Space has been delivered in Delivery Condition, Tenant shall accept the Demised Premises "as is." Landlord does not make, and Tenant acknowledges that Landlord has not made or given any representation or warranty, express or implied, with respect to its title to the Land and/or the Improvements, this Lease or the present or future merchantability, habitability, condition, quality, durability, fitness or suitability of the Demised Premises or any part thereof in any respect or in connection with or for the purposes and uses of Tenant, or, except as specifically set forth herein, any other representation or warranty of any kind or character, express or implied, with respect thereto, and Landlord shall not be liable for any latent or patent defects in the Demised Premises or any part thereof, other than with respect to the Rehabilitation Work. Notwithstanding the foregoing, Landlord represents and warrants that Landlord has delivered to Tenant true and complete copies of the HLW Report and the JBB Report.

            Section 3.2 Existing Furniture. Landlord hereby leases to Tenant, and Tenant hires from Landlord, the majority of the furniture existing in the Demised Premises (other than 100 desks and chairs, any such furniture which is under lease and any such furniture currently located in the portions of the Long-term Leaseback Space) (the "Existing Furniture"). Existing Furniture shall in no event include any furniture purchased by Landlord after January 20, 2001, notwithstanding that such furniture may currently be located in the Demised Premises. Each item of such Existing Furniture is currently located in the Demised Premises and shall be delivered to Tenant when the portion of the Demised Premises in which such item of Existing Furniture is located is delivered to Tenant pursuant to Article 2 hereof. The parties hereby agree that the value of the Existing Furniture is de minimis and no portion of the Rent payable hereunder is allocable to the Existing Furniture. Tenant agrees that Tenant shall pay any sales tax which may be due and payable with respect to leasing of the Existing Furniture and/or any other equipment or personal property to Tenant. Landlord does not make, and Tenant acknowledges that Landlord has not made or given, any representation or warranty, express or implied, with respect to the Existing Furniture or the present or future merchantability, habitability, condition, quality, durability, fitness or suitability of the Existing Furniture or any part thereof in any respect or in connection with or for the purposes and uses of Tenant, or any other representation or warranty of any kind or character, express or implied, with respect thereto and Landlord shall not be liable for any latent or patent defects in the Existing Furniture or any part thereof. Tenant accepts the Existing Furniture "as-is."

            Section 3.3 Rehabilitation Work. Substantial completion of the Rehabilitation Work to be performed in the Delivery Spaces located in the Tower shall not be part of the Delivery Condition for such Delivery Spaces. After such Delivery Spaces shall be delivered to Tenant, Landlord shall diligently prosecute such Rehabilitation Work therein and

Tenant agrees to give Landlord adequate access thereto to perform such work. Landlord shall use reasonable efforts (without necessity of overtime) to minimize interference with Tenant's use of such space.

            Section 3.4 Service Contracts. Within ninety (90) days after the date hereof, Landlord shall deliver to Tenant copies of all service contracts affecting the Demised Premises ("Service Contracts"). Not later than ninety (90) days prior to the Triple Net Commencement Date, Tenant shall give Landlord written notice of which of such Service Contracts Tenant does not desire to assume on the Triple Net Commencement Date ("Rejected Contracts"). Prior to the Triple Net Commencement Date, Landlord shall terminate all of such Rejected Contracts. On the Triple Commencement Date, Landlord shall assign to Tenant, without recourse to, or warranty by, Landlord, all Services Contracts other than the Rejected Contracts, to the extent such Service Contracts are assignable.

            Section 3.5 Warranties. On the Triple Net Commencement Date, Landlord shall assign to Tenant, without recourse to, or warranty by, Landlord, all warranties relating to the Improvements, to the extent such warranties are assignable.

            Section 3.6 Works of Art. Landlord hereby grants Tenant a license to display, in their current locations, the works of art currently located in the auditorium and lobby of the South Building, on the 12th floor of the South Building and, if Tenant recaptures the 11th floor of the South Building pursuant to the Takeback Sublease, then from and after such recapture date, on the 11th floor of the South Building (the "Works of Art"). Within thirty (30) days after the date hereof, Landlord shall prepare and deliver to Tenant an inventory of the Works of Art. Tenant shall be responsible for maintaining and insuring the Works of Art. In the event that Tenant desires to cease displaying any or all of the Works of Art, Tenant shall deliver written notice to Landlord and, if in Landlord's reasonable judgment such Works of Art can be removed without substantial difficulty to Landlord, Landlord shall, at Landlord's expense. promptly remove the Works of Art specified in such notice. Landlord reserves the right to revoke the license for the Works of Art at any time during the Term on not less than ninety (90) days written notice to Tenant.

            Section 3.7 Disposal of Personal Property. Tenant shall have the right, at any time during the Term, to dispose of any or all of the personal property leased to Tenant hereunder.

                                    ARTICLE 4

                                      RENT

            Section 4.1. Payment of Rent. Tenant covenants and agrees to pay the Rent as and when the same shall become due and payable.

            Section 4.2. Payment of Minimum Rent and Pre-Net Escalation Rent.

                  (a) From and after the Triple Net Commencement Date, the Minimum Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term hereof; it being agreed, however, that Tenant shall not be obligated to pay Minimum Rent with respect to any portions of the Demised Premises during the Rent Concession Period set forth in Subsection 4.3 below applicable to such particular portion of the Demised Premises.

                  (b) With respect to each portion of the Pre-Net Premises, Tenant's obligation to pay Minimum Rent and Pre-Net Escalation Rent allocable thereto shall commence on the Space Delivery Date for such portion of the Pre-Net Premises; it being agreed, however, that Tenant shall not be obligated to pay Minimum Rent with respect to the Pre-Net Premises during the Rent Concession Period set forth in Subsection 4.3 below applicable to the Pre-Net Premises. Minimum Rent allocable to the Pre-Net Premises and Pre-Net Escalation Rent shall be payable in equal monthly installments in advance on the first day of each calendar month in the Term prior to the Triple Net Commencement Date. In the event that Tenant's obligation to pay Minimum Rent and Pre-Net Escalation Rent with respect to a portion of the Pre-Net Premises shall commence on a date which shall be other than the first day of a calendar month or end on a date which shall be other than the last day of a calendar month, the same shall be prorated at the rental rate then applicable to such portion of the Pre-Net Premises.

            Section 4.3. Initial Abatement of Rent; Rent Credit.

                  (a) Subject to adjustment as provided in Section 2.2(e), the term "Rent Concession Period" shall mean (i) with respect to each Delivery Space or Permissible Portion, the one hundred fifty (150) day period that begins on the Space Delivery Date for such Delivery Space or Permissible Portion, and ends one hundred forty-nine (149) days thereafter, and (ii) with respect to the Long-Term Leaseback Space, the one hundred fifty (150) day period that begins on the Triple Net Commencement Date and ends one hundred forty-nine (149) days thereafter.

                  (b) In addition to the foregoing Rent Concession Periods, Tenant shall be entitled to a credit against Minimum Rent next becoming due hereunder after the Triple Net Commencement Date in the amount of One Million ($1,000,000.00) Dollars.

            Section 4.4. Method of Payment.

                  (a) All payments of Rent required to be made to Landlord shall be in lawful money of the United States of America, which may be paid by check, subject to collection, and shall be paid to Landlord without notice or demand at the address indicated above or to such other person or at such other place as Landlord may designate from time to time. At Landlord's or Tenant's option such payments shall be made by wire transfer of immediately available Federal funds to such account as Landlord shall designate in writing to Tenant. Provided that there is not then a Claimed Abatement (as defined in the Takeback Sublease) in effect, Landlord shall, on the first day of each month, credit the amount of Minimum Rent due from Subtenant under the Takeback Sublease for such month against Tenant's concurrent obligation to pay Minimum Rent hereunder. Tenant shall pay the balance of such Minimum Rent due by check or wire transfer as aforesaid. In the event that there is a Claimed Abatement in effect, Landlord shall credit against Tenant's obligation to pay Minimum Rent hereunder only that portion (if any) of the Minimum Rent payable by Subtenant under the Takeback Sublease in excess of the Claimed Abatement.

                  (b) No payment by Tenant or receipt by Landlord of a lesser amount than the Rent therein specified, nor any endorsement or statement on any check or letter accompanying such check shall be deemed an accord and satisfaction, and Landlord my accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

            Section 4.5. Net Lease; No Counterclaim, Abatement, etc. The Minimum Rent shall be in addition to all other payments to be made by Tenant hereinafter provided. It is the intention of the parties that this Lease is a triple net lease, and Tenant shall pay all costs, charges, taxes, assessments and other expenses of every character, ordinary or extraordinary, foreseen or unforeseen, for the payment of which Landlord or Tenant is or shall become liable by reason of its estate, right, title or interest in the Land and/or Building or which are connected with or arise out of the possession, use, occupancy, maintenance, repair or rebuilding of the Demised Premises or any portion thereof, including, without limitation, those specifically referred to in this Lease, except to the extent that other provisions of this Lease expressly provide that certain matters or obligations shall be at Landlord's sole cost and expense or words of similar import. The Rent and all other sums payable by Tenant hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Tenant hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) for any reason, including, without limitation: (a) any defect in the condition, quality or fitness for use of the Demised Premises or any part thereof, (b) any change of grade of any abutting street; (c) any damage to or destruction of or any Taking of the Demised Premises or any part thereof; (d) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Landlord; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Landlord, or any action taken with respect to this Lease by any trustee or receiver of Landlord or by any court, in any such proceeding; (f) any claim which Tenant has or might have against Landlord; (g) any failure on the part of Landlord to perform or comply with any of the terms hereof or of any other agreement with Tenant; (h) any action of any Public Authority; or (i) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Tenant shall have notice or knowledge of any of the foregoing, but expressly excluding any restriction, prevention or curtailment of or interference with any use of the Demised Premises or any part thereof by title paramount. The foregoing shall not be construed as a waiver of any rights of Tenant elsewhere set forth herein. Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, rescind, avoid or surrender this Lease or the Demised Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of Rent, or any other sum payable by Tenant hereunder, including without limitation by reason of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. All payments by Tenant to Landlord made hereunder as required hereby shall be irrevocable, and Tenant will not seek to recover any such payment or any part thereof for any reason whatsoever. Nothing contained in this
Section 4.5 shall be construed to affect the rights of Landlord or Tenant expressly set forth in this Lease.

            Section 4.6. Rights upon Non-Payment of Rent. All Additional Rent and other payments provided for under this Lease shall constitute Rent payable hereunder with the same effect as if the same were the Minimum Rent reserved and provided for herein and, in the event of the non-payment by Tenant of any such Additional Rent or other payments when due according to the terms of this Lease, Landlord shall have the same rights and remedies in respect thereof as Landlord shall or may have in respect of the non-payment of Minimum Rent herein reserved and provided for.

            Section 4.7. Late Charge. If Tenant shall fail to pay when due any installment or payment of Rent or any portion thereof for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay interest thereon at a rate equal to the Interest Rate from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent. The provisions of this
Section 4.7 are in addition to all other remedies available by Landlord for nonpayment of Rent.

                                    ARTICLE 5

                                   IMPOSITIONS

            Section 5.1. Payment of Impositions. From and after the Triple Net Commencement Date, Tenant shall pay as Additional Rent during the Term, before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof, all Impositions. All Impositions provided herein to be paid by Tenant, which have accrued or are prepaid at the commencement of the Term hereof, or which have accrued or are prepaid at the expiration or prior termination of the term hereof, shall be apportioned between Landlord and Tenant (provided that in the event a Default exists under Section 17.1(a) hereof, Landlord shall be entitled to offset the amount of such Default (together with interest at the Interest Rate) against the amount payable to Tenant hereunder). Tenant shall pay to Landlord any such apportionment owed to Landlord within thirty (30) days of the Triple Net Commencement Date and Landlord shall pay to Tenant any such apportionment owed to Tenant within thirty (30) days of the Expiration Date.

            Section 5.2. Receipts. Tenant shall furnish to Landlord within thirty (30) days after the last date when any Imposition or any installment thereof is payable without penalty, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Landlord, evidencing payment thereof.

            Section 5.3. Contests.

                  (a) Tenant shall have the right to contest the validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith but only after payment of such Imposition unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event Tenant may postpone or defer payment of such Imposition during the pendency of such proceedings if:

                        (i) neither the Demised Premises nor any part thereof would, by reason of such postponement or deferment, be in danger of being sold, forfeited or lost; and

                        (ii) if Tenant is not an Investment Grade Entity, Tenant shall have deposited with Landlord 100% the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Demised Premises or any part thereof in such proceedings, and shall have furnished to Landlord additional security reasonably satisfactory to Landlord sufficient to cover such amount, together with interest, penalties and charges for the period which such proceedings may reasonably be expected to take.

Landlord shall hold all funds deposited by Tenant pursuant to the preceding sentence in an interest bearing account in a New York Clearing House member bank, and the interest thereon shall be credited to Tenant (Tenant to pay all taxes on such interest). Upon the termination of any such proceedings, Tenant shall pay, or may direct Landlord to pay out of such deposit, the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities accrued in connection therewith, and, upon such payment, Landlord shall return to Tenant, with interest, the balance of the amount, if any, deposited with Landlord with respect to such Imposition. If, at any time during the continuance of such proceedings, Landlord shall reasonably deem the amount deposited insufficient, Tenant shall, within thirty (30) days after written demand therefor, make an additional deposit of such sum as Landlord reasonably may request, and upon failure of Tenant so to do, Landlord in addition to any other remedy it may have, may apply the amount theretofore deposited to the payment, removal and discharge of such Imposition, and the interest and penalties in connection therewith and any costs, fees or other liability accruing in any such proceedings, and the balance, if any, shall be returned to Tenant.

                  (b) Landlord shall have the right, at Landlord's election, to participate in any such proceedings brought by Tenant pursuant to Section 5.3(a) hereof during the last five (5) tax years during the Term hereof. Landlord shall provide all information and transfer to Tenant all responsibility with respect to the tax certiorari proceedings with respect to the Building and the Land which has been brought by Landlord for the tax year commencing on July 1, 2001, and ending on June 30, 2002, provided that Tenant shall employ counsel reasonably acceptable to Landlord to consummate such proceedings. Landlord shall terminate the portion of the existing agreement between Landlord and Deloitte & Touche which relates to the 2001-2002 tax certiorari proceedings with respect to the Building and Land. In the event that Tenant elects not to bring any such proceedings for any tax year during the Term hereof, Landlord shall have the right, but not the obligation, to bring such proceedings. The reasonable costs and expenses incurred by Landlord in connection with any such proceedings shall be allocated between Landlord and Tenant in proportion to the respective amounts of square footage occupied by each in the Building at the time of such proceedings. Any "net tax refund"

(as hereafter defined) payable as a result of any proceedings to review such assessed valuations shall be paid and belong to Tenant (provided that in the event a Default exists under Section 17.1(a) hereof, Landlord shall be entitled to offset the amount of such Default (together with interest at the Interest
Rate) against the amount payable to Tenant hereunder) except that any net tax refund payable as a result of any proceeding with respect to the 2001-2002 tax year and the tax year in which this Lease terminates shall be apportioned between Landlord and Tenant. For purposes of this Section, the term "net tax refund" shall mean the tax refund actually received by Tenant in contesting the assessed valuation of the Demised Premises less the expenses incurred by Tenant and Landlord in connection with such proceeding.

      Tenant shall have the right to seek and receive any refund of any tax on its leasehold estate paid by it.

            Section 5.4. ICIP Benefits.

                  (a) Notwithstanding anything to the contrary contained in
Section 5.3, Tenant shall have no right to file, or to require Landlord to file, a tax protest or commence or prosecute any reduction or other similar proceeding if such protest or proceeding would have any adverse effect on the ICIP Benefits (including the computation thereof), other than the reduction in ICIP Benefits which would consequently result from a reduction in Impositions..

                  (b) Landlord represents that it has applied for the Real Property Tax Exemption and Deferral created by Title U, Chapter 2, Part 3 of the Administrative Code of the City of New York for an abatement, deferral or reduction of the real estate taxes for the Improvements for a period of time. Landlord represents and warrants that attached hereto as Schedule M is a true and complete copy of the referenced preliminary application. Landlord, at its expense, agrees that it shall timely comply with the provisions of Executive Order Nos. 50(1980) and 108 (1986) and the rules and regulations promulgated thereunder, as the same may be amended, modified and supplemented and the requirements imposed by the New York City Industrial Commercial Incentive Program and the regulations promulgated thereunder, as the same may be amended, modified or supplemented and all other applicable rules and regulations of Public Authorities (the "ICIP Law") to ensure that it remains an eligible Recipient (as such term is defined under the ICIP Law) of the benefits under the ICIP Law. Landlord shall take all actions and submit all reports, annual filings of certificates of continuing use and records to the Department of Finance, the Divisions of Labor Services and all other Public Authorities involved in the administration of the ICIP Law and shall maintain all records and reports required to evidence such compliance.

                  (c) Tenant covenants that it shall timely apply for the Real Property Tax Exemption and Deferral created by Title U, Chapter 2, Part 3 of the Administrative Code of the City of New York for an abatement, deferral or reduction of the real estate taxes for the Improvements for a period of time. Tenant shall file a preliminary application with respect thereto prior to commencing any work whatsoever in the Building, including without limitation any demolition work. Tenant, at its expense, agrees that it shall timely comply with the ICIP Law to ensure that it remains an eligible Recipient (as such term is defined under the ICIP Law) of the benefits under the ICIP Law. Tenant shall take all actions and submit all reports, annual filings of certificates of continuing use and records to the Department of Finance, the Divisions of Labor Services and all other Public Authorities involved in the administration of the ICIP Law and shall maintain all records and reports required to evidence such compliance.

                  (d) Landlord and Tenant shall each (both for its own benefit and the benefit of the other party): (I) supply information and comply with such reporting requirements as are necessary to comply with and/or obtain the benefits of the ICIP Law and (II) submit all reports, annual filings of certificates of continuing use and records to the Department of Finance, the Division of Labor Services and all other Public Authorities involved in the administration of the ICIP Law and (III) maintain all records and reports required to evidence such compliance, except that no such cooperation with the other party shall require either party to reveal proprietary business information unrelated to the matters below or to materially modify or restrict its hiring practices or operations in conducting its business in (as opposed to the construction of) the Demised Premises, and each party shall:

                        (i) provide access to the Demised Premises by employees and agents of the Department of Finance of the City of New York or any successor agency at all reasonable times and upon reasonable prior notice at the request of the other party;

                        (ii) report to the other party upon request the number of workers permanently engaged in employment in the Demised Premises, the nature of each worker's employment and the residency of each worker; and

                        (iii) provide any other access, records or information (other than proprietary business information) which may be reasonably required by the other party in connection with such party's compliance with the ICIP Law.

                  (e) Neither party shall be required (I) to pay Impositions which become due because of the failure by the other party to comply with the IClP Law, or (II) otherwise relieve or indemnify the other party from any personal liability arising under the ICIP Law, except where imposition of such Impositions or liability is occasioned by actions or non-actions of such party. Landlord and Tenant shall indemnify each other for any liability incurred by each as a result of the other's failure to comply with the ICIP Law.

                  (f) Each party agrees, at no cost or exposure to itself, to reasonably cooperate with the other party in order to enable the other party to realize the maximum benefits available to the other party with respect to any work or Alterations made by the other party under the ICIP Law or other similar incentive program, provided such benefits do not adversely affect the value of the Land and Improvements.

            Section 5.5. Joinder of Landlord. Landlord shall not be required to join in any proceedings referred to in Section 5.3(a) hereof unless the provisions of any Legal Requirement at the time in effect shall require that such proceedings be brought by or in the name of Landlord or any owner of the Demised Premises, in which event Landlord shall join in such proceedings, or permit the same to be brought in its name. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant will indemnify and save harmless Landlord from any such costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred by Landlord). Except as otherwise provided in Section 5.3(b) hereof, Tenant shall be entitled to any refund of any Imposition and penalties or interest thereon received by Landlord, which have been paid by Tenant and Landlord agrees to pay or assign the same to Tenant.

            Section 5.6. Evidence of Non-Payment. The certificate, advice, notice or bill of the appropriate official designated by law to make or issue the same, or to receive payment of any Imposition, of non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice, notice or bill.

            Section 5.7. Tax Deposits. Notwithstanding the foregoing provisions of this Article 5, if at any time any Material Monetary Default shall have occurred, Landlord may at any time thereafter give a notice to Tenant referring to this Section 5.7 and, if such notice shall be given, Tenant shall be obligated from and after the date which is ten (10) days after receipt of such notice to pay to Landlord in equal monthly installments, on the first day of each month during the balance of the Term and any extended term of this Lease, an amount equal to one-twelfth of the annual Impositions for each fiscal tax year (collectively, "Tax Deposits"); provided, however, that in the event no Material Monetary Default shall occur for a period of two years from any Material Monetary Default which gives rise to Tenant's obligation to make Tax Deposits, Tenant's obligation to make such Tax Deposits shall cease until a subsequent Material Monetary Default may thereafter occur. Tax Deposits shall in the First instance be based on the Impositions for the prior fiscal tax year, and when such Impositions shall be ascertained for the current tax year, appropriate adjustments shall be made. Landlord shall keep all Tax Deposits in an interest bearing account in a New York Clearing House member bank, and the interest thereon shall be credited to Tenant (Tenant to pay all taxes on such interest). Landlord shall apply Tax Deposits to the payment of the annual Impositions as same become due and payable. From time to time upon notice to Tenant by Landlord, Tax Deposits shall be increased to such amounts as may be necessary to provide a fund sufficient to meet the payment of the annual Impositions (or any installment thereof) as and when due and payable, whether on the present dates of payment or on such other dates as may be fixed by Legal Requirements.

            Section 5.8. Fines and Penalties. Tenant shall pay all interest, late fees or penalties imposed on Landlord or Tenant for late payment of any Impositions payable during the Term.

            Section 5.9. Other Taxes. Tenant shall pay any sales tax payable with respect to the leasing of the Existing Furniture and/or any other equipment or personal property to Tenant.

            Section 5.10. Occupancy Tax Exemption Waiver. Landlord hereby agrees that Landlord shall not claim an "owner" or similar exemption with respect to any commercial rent tax due with respect to the rent payable by Landlord as subtenant under the Takeback Sublease.

                                    ARTICLE 6

                    USE AND OPERATION OF THE DEMISED PREMISES

            Section 6.1. Use.

                  (a) The Non-Retail Space shall be used and occupied solely for administrative, executive and general offices, subject to the Certificate of Occupancy for the Building, in a manner befitting a First-Class Office Building, and for any other lawful uses incidental thereto which are generally in keeping with the character, reputation and appearance of First-Class Office Buildings and for no other purposes.

                  (b) The Retail Space shall be used and occupied solely for (i) the uses set forth in Section 6.1(a) and/or (ii) retail purposes in a manner befitting a First-Class Office Building, subject to the "Retail Standards" as defined in Section 14.4(c) hereof, and for any other lawful uses incidental thereto which are generally in keeping with the character, reputation and appearance of First-Class Office Buildings and for no other purposes.

            Section 6.2. Prohibitions.

                  (a) Anything to the contrary provided in Section 6.1 notwithstanding, in no event shall Tenant ever use, or suffer or permit anyone to use, all or any portion of the Demised Premises (i) as an office of any governmental agency or government (including, without limitation, an autonomous governmental corporation or any entity having governmental immunity) (other than by federal, state or other governmental regulators, Internal Revenue Service auditors or similar governmental, federal, state or city persons, in each event while performing a review of Tenant's business) or any diplomatic or trade mission; (ii) as a school, classroom or college or facility providing or furnishing training, instructional or educational services of any kind other than in connection with Tenant's operations (provided that such school, classroom or facility is not operating as a private business); (iii) as a restaurant or any facility selling or serving food or beverages to the public except as set forth in Section 14.4(c) hereof or as contemplated in that certain Shared Services Agreement of even date herewith between Landlord and Tenant;
(iv) as an employment or placement agency other than as an executive search firm; (v) as a messenger and/or photographic and/or reproduction service other than for those services in connection with, and incidental to, Tenant's business only; (vi) as a mailing address or telephone answering service; (vii) as a personal loan or check cashing business, except as part of the business of a bank, trust company or savings and loan association; (viii) for gambling or gaming activities, including New York City Off Track Betting or any other governmentally sponsored betting activity; (ix) for conducting an auction, but nothing contained in this subclause (ix) shall preclude Tenant from soliciting bids for sales or purchases on behalf of Tenant and its clients or from distributing information or conducting negotiations with respect to any such purchases or sales or actually holding such auctions as a part of the business of Tenant as a bank or an investment bank; and/or (xi) for medical, dental, or psychiatric offices or for the providing of any therapeutic services other than for use solely by employees of Tenant or Landlord and people employed in the Building or otherwise permitted under the Shared Services Agreement (as defined in Section 10.4). In addition, in no event shall

Tenant ever use, or suffer or permit anyone to use, all or any portion of the Non-Retail Space as a retail operation (except nothing herein contained shall prevent or prohibit Tenant from using the Demised Premises for the retail sale of stock, bonds or other financial products sold by Tenant to individuals who "walk-in" off the street provided a "retail" brokerage operation primarily intended for retail sales to "walk-in" customers is not operated in the Non-Retail Space unless CSFB (as defined in the Takeback Sublease) is the Tenant hereunder), including as a barber shop (except for "in-house" facilities for the officers, employees and guests of Tenant), restaurant or any facility selling or serving food or beverages to the public. Use of the Demised Premises by any of Tenant's Affiliates, subtenants or any other person claiming by, through or under Tenant including parties with whom Tenant has contracted to provide services to Tenant (collectively referred to as "In-House Service Providers") such as, by way of example only, copy reproduction and messenger services, shall be deemed to be use of the Demised Premises by Tenant for the purposes of this
Article 6, but nothing contained herein shall be, or be deemed to be, a consent to such occupancy by any such party.

                  (b) In the event Tenant operates, or permits the operation of, any offset printing or photographic reproduction in or on any portions of the Demised Premises, then Tenant (A) represents, covenants and warrants that, throughout the term of this Lease, in connection with such operation, (i) neither Tenant nor anyone claiming by, through or under Tenant, shall generate, use or store any Hazardous Materials, as defined in Article 28.2 hereof, in or upon the Demised Premises, except for normal quantities of those substances (the "Permitted Substances") used in the operation of a photographic reproduction and/or offset printing operation, incidental to Tenant's business, and (ii) all operations or activities upon, or any use or occupancy of, in or on any portion of the Demised Premises, by Tenant, and any tenant, subtenant (other than Landlord under the Takeback Sublease and any Subtenant Parties) or occupant of the Demised Premises, or any portion thereof, throughout the term of this Lease, shall be in all respects in compliance with all Legal Requirements governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of the Permitted Substances and (B) agrees to indemnify, protect, defend (with counsel reasonably acceptable to Landlord, but paid for by Tenant) and hold Landlord, and the directors, officers, shareholders, employees and agents of Landlord, harmless from and against any and all claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including, without limitation, informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including, without limitation, sums paid in settlement of claims), losses, consultant fees and expert fees, together with all other costs and expenses of any kind or nature (collectively, the "Indemnity Costs") that arise directly or indirectly from or in connection with Tenant's breach of, of failure to comply with, clauses (i) and/or (ii) of this Section 6.2(b)(A), and in the event Landlord shall suffer or incur any such Indemnity Costs, Tenant shall pay to Landlord the total of all such Indemnity Costs suffered or incurred by Landlord upon demand therefor by Landlord.

            Section 6.3. Occupancy. Tenant shall not cause, maintain or permit any nuisance in or about the Demised Premises and shall keep the Demised Premises free of anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise not customary in a First-Class Office Building. Tenant shall not do anything to permit or suffer any waste, damage or injury to or upon the Demised Premises or any part thereof not customary in a First-Class Office Building.

            Section 6.4. Compliance with Legal and Insurance Requirements, etc. Tenant at its expense (but subject to any reimbursement provided for in Section 9.5) will comply with all Legal Requirements and Insurance Requirements, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, and whether or not compliance shall require structural changes in the Demised Premises or interfere with the use or enjoyment of the Demised Premises or any part thereof and will comply with any instruments of record set forth on Schedule D hereto at any time in force affecting the Demised Premises or any part thereof if the failure to comply with the same may result in the creation of a lien, liability or forfeiture of title. Tenant acknowledges that Tenant is aware that the Tower has been designated as a landmark by federal, state and municipal Public Authorities and agrees to comply with all Legal Requirements pertaining thereto. Without limiting the generality of the foregoing, Tenant shall comply with all requirements of the Americans With Disabilities Act of 1990, as amended (the "ADA"), and the Resource Conservation Recovery Act, 42 U.S.C. ss.ss.6901 et seq., as amended, and shall not use or occupy or permit the Demised Premises to be used or occupied, nor do, or permit anything to be done, in, on or about the Demised Premises, in whole or in part, in a manner which would in any way make void or voidable any insurance then in force with respect thereto, or make it impossible to obtain fire or other insurance thereon required to be furnished by Tenant, or which will cause or be apt to cause structural injury to the Demised Premises or any part thereof. Notwithstanding the foregoing, if Landlord, as subtenant under the Takeback Sublease, or any Subtenant Party performs any work or Alterations anywhere in the Leaseback Space and, as a result thereof, Tenant would be required to perform ADA work or Alterations in the Demised Premises, then Tenant shall perform such work at Landlord's sole cost and expense. Landlord shall reimburse Tenant for such costs and expenses within thirty (30) days after written demand therefor.

            Section 6.5. Permitted Contests.

                  (a) Tenant, at its expense, after written notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Legal Requirement (and, if necessary, in the name of, but without expense or liability to, Landlord) and may defer Tenant's compliance therewith, provided that: (i) Landlord or Landlord's agents shall not be subject to criminal penalty or to prosecution for a crime, or any criminal fine or charge, nor shall the Land or Improvements or any part thereof be subject to being condemned or vacated by reason of non-compliance or otherwise by reason of such contest; (ii) before the commencement of any contest regarding the validity or applicability of any Legal Requirement as to which Tenant desires to contest, if the cost of such compliance (as reasonably estimated by Landlord) is over Fifty Million and no/100 ($50,000,000.00) Dollars, as adjusted by CPI (as hereinafter defined), Tenant shall furnish to Landlord the bond of a surety company reasonably satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord and in an amount equal to not less than one hundred twenty-five (125%) percent of the cost of such compliance and Tenant shall indemnify Landlord against the cost of such compliance and any liability resulting from, or incurred in connection with, such contest or non-compliance; (iii) such non-compliance or contest shall not constitute or result in any breach of Landlord's obligations under any Fee Mortgage (as such term is hereinafter defined) as to which Tenant has been given written notice and copies of the relevant documentation, or if any Fee Mortgagee (as such term is hereinafter defined), shall condition such noncompliance or contest upon the taking of action or furnishing of security by Landlord and such actions or security are then customary practices among institutional lenders, such action shall be taken and such security shall be furnished at the expense of Tenant; (iv) neither such noncompliance or contest nor the continuation thereof shall adversely affect Landlord's or Tenant's ability to obtain any permit required in connection with the construction, operation or occupancy of all or any portion of the Demised Premises; and (v) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Landlord shall be deemed subject to prosecution for a crime if Landlord, any Fee Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is, or can be, charged with a crime of any kind whatever.

                  (b) "adjusted by CPI" shall mean that the amount in question shall be adjusted on each anniversary of the date of this Lease by adding to the amount in question (as of the date this Lease is executed but not as theretofore increased) an amount equal to the product of (i) such amount and (ii) the percentage of increase, if any, in the Consumer Price Index for the month in which the applicable anniversary occurs over the Consumer Price Index for the month in which this Lease shall have been executed. "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, New York-Northeastern New Jersey Area (1982-84 = 100), or any successor indexed thereto. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise shall be made with the use of such other conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of other such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information, provided that if there shall be no successor index and the parties shall be unable to agree on a substitute index within thirty (30) days, or if the parties shall fail to agree on the appropriate adjustment of such successor or substitute index within thirty (30) days, a substitute index or the appropriate adjustment of a successor or substitute index, as the case may be, shall be determined by arbitration pursuant to Article 21.

            Section 6.6. Bridge and Tunnel. Landlord agrees, at Landlord's expense, to take all necessary actions to renew the Revocable Consent Agreement granted by the City of New York for use of the Tunnel (the "Tunnel Agreement"). Landlord shall, at Landlord's expense, take all reasonable actions to obtain the consent of the City of New York to the use by Tenant of the Bridge and Tunnel or to assign to Tenant the Tunnel Agreement and the Revocable Consent Agreement granted by the City of New York for use of the Bridge (the "Bridge Agreement") if assignment thereof is necessary for Tenant's use of the Tunnel and Bridge. If the Tunnel Agreement and the Bridge Agreement are assigned to Tenant, Tenant shall, at Tenant's expense, keep the Tunnel Agreement and Bridge Agreement in full force and effect during the Term. If the Tunnel Agreement and the Bridge Agreement are not assigned to Tenant, Landlord shall, at Tenant's expense, keep the Tunnel Agreement and Bridge Agreement in full force and effect during the Term. Each of Landlord and Tenant agrees not to take any action to terminate or revoke the Tunnel Agreement or the Bridge Agreement without the prior written consent of the other party.

            Section 6.7. Subway Entrance Agreement. Landlord agrees that the failure by Tenant to comply with the provisions of the agreement between Landlord and Metropolitan Transportation Authority solely with respect to providing access to the public from the Subway Entrance directly into the Building shall not be deemed to be a default by Tenant under this Lease.

            Section 6.8. For purposes of this Article 6, references to Tenant shall mean Tenant, and its permitted subtenants, and all permitted occupants of the Building claiming under or through Tenant other than Landlord and Subtenant Parties.

                                    ARTICLE 7

                                    INSURANCE

            Section 7.1. Hazard Insurance. From and after the Triple Net Commencement Date, Tenant shall, at Tenant's sole cost and expense, throughout the Term, for the mutual benefit of Landlord and Tenant, secure and keep in force the following insurance ("Required Insurance"):

                  (a) Primary and Non-Contributory Commercial General Liability Insurance covering the Demised Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for limits not less than a combined single limit of Fifty Million Dollars (S50,000,000.00);

                  (b) "all-risk" casualty insurance, on an extended coverage basis, including boiler and machinery, protecting against all risk of physical loss or damage to the Demised Premises from fire, windstorm, sprinkler leakage, drains and seepage, flood, earthquake, and other casualties customarily covered by risk insurance, in amounts not less than the full replacement value of the Improvements, as appraised from time to time by appraisers and/or engineers approved by Landlord and by the insurers under applicable Required Insurance (but not more frequently than once in every twenty-four (24) month period);

                  (c) "all-risk" casualty insurance in an amount adequate to cover the full replacement cost of all Voluntary Alterations (as defined herein) and all of Tenant's furniture, fixtures, equipment and other personal property;

                  (d) rental value or business interruption insurance on a "rented or vacant" basis against loss or damage by fire, lightning, vandalism, malicious mischief, riot and civil commotion, and all other hazards covered by "all-risk" casualty insurance in an amount sufficient to pay all Minimum Rent and Additional Rent under this Lease for a period of twelve (12) months, including all Impositions required to be paid for such period;

                  (e) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Demised Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles;

                  (f) host liquor liability insurance;

                  (g) appropriate workers' compensation and employer's liability insurance in respect of any work on or about the Demised Premises in compliance with the workers' compensation law of any Public Authority;

                  (h) appropriate builder's risk insurance with respect to any Alterations (including, without limitation, any Restoration) or other work on or about the Demised Premises or any part thereof, and

                  (i) when reasonably required by Landlord, such other insurance against other insurable hazards and in such amounts as may from time to time be commonly and customarily insured against First-Class Office Buildings in New York City.

            Section 7.2. Minimum Levels of Insurance. Notwithstanding the provisions of Section 7.1 hereof, commencing three (3) months prior to the second (2nd) anniversary of the Commencement Date and every two (2) years thereafter or at any time during the Term of this Lease in which Tenant's use or occupancy of the Demised Premises changes in any material respect from Tenant's present use or occupancy, Landlord may request, in writing, that Tenant agree to revise the minimum levels of insurance set forth in Section 7.1 hereof to reflect the minimum levels of insurance for premises of the size, nature, construction, location, use and occupancy comparable to that of the Improvements.

            Section 7.3. Policy Provisions.

                  (a) All insurance provided for in this Article 7 shall be effected under valid and enforceable policies issued by insurers having a current A.M. Best Company, Inc. policyholders' rating of "A" or better and a financial size category of "Class VI" and licensed or authorized to do business in the jurisdiction where the Demised Premises are located or such other insurers that may be acceptable to Landlord. If the A.M. Best Company, Inc. ratings shall cease to be published, then for purposes of this Lease, there shall be substituted therefor such alternative ratings as Landlord and Tenant shall agree on, and, if they are unable within sixty (60) days after the AM. Best Company, Inc. ratings cease to be published to so agree, such alternative ratings shall be determined by arbitration pursuant to Article 21 hereof.

                  (b) All policies of insurance provided for in this Article 7, and/or the certificates therefor, other than with respect to workers' compensation, shall:

            (i) name Landlord and Tenant (and the holder of any Fee Mortgage) as the insureds, as their respective interests may appear;

            (ii) provide that such policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to each insured named therein;

            (iii) provide for a commercially reasonable deductible;

            (iv) provide that any loss shall be payable to Landlord notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of such insurance;

            (v) not permit (by endorsement or otherwise) cancellation for default in payment of any loan financing the premiums;

            (vi) waive any right of subrogation, setoff, counterclaim, or deduction as to any liability of Landlord or Tenant, if the same is available at commercially reasonable cost at the time (or if not available at commercially reasonably cost, if the other party pays any additional premium levied by the insurance company for such waiver);

            (vii) provide that the loss, if any, thereunder shall be adjusted and paid as provided in this Lease; and

            (viii) any other reasonable requirements of any Fee Mortgagee (as defined herein).

            Section 7.4. Delivery of Policies. Upon the issuance thereof and thereafter not less than ten (10) days prior to the expiration dates of the expiring policies, or at the request of Landlord, originals of the policies provided for in this Article 7 or, if blanket policies are in existence, certificates thereof, shall be delivered to Landlord and any Fee Mortgagee.

            Section 7.5. Intentionally omitted.

            Section 7.6. Blanket Policies. Any insurance required by the terms of this Lease to be carried by Tenant may be under a blanket policy (or policies) covering other properties of Tenant and/or its related or affiliated corporations, provided that Landlord and all other additional insureds required to be named by Tenant pursuant to this Article are named in such policy as additional insureds.

             Section 7.7. Additional Insurance. Tenant shall not secure separate insurance concurrent in form or contributing in the event of loss with any insurance policy required under this Lease unless Landlord and the Fee Mortgagee are included as additional insured and loss payee, as their interests may appear. Tenant shall give Landlord written notice promptly upon securing any such separate insurance, specifying the insurer and the full particulars of applicable policies.

            Section 7.8. No Liability. Since Landlord has (and shall have) no obligation under this Lease (except with respect to the Rehabilitation Work) or otherwise to maintain or repair the Demised Premises from and after the Triple Net Commencement Date, Landlord shall not be liable for, and Tenant waives all claim for, any injury or damage to Persons or property resulting from any equipment or appurtenances coming out of repair, fire, explosion, falling plaster, broken glass, steam, gas, electricity, water, wind, rain, snow or other natural elements, or leaks from any part of the Improvements, or from the pipes, appliances, tanks, plumbing, roof, street, or subsurface, or the backing up of any sewer pipe or drain downspout, or from any other place, or by dampness or steam, or from theft or other criminal activity, or from the acts or omissions of other tenants or occupants or owners of nearby properties, or any other cause of whatsoever nature

            Section 7.9. Failure to Maintain Insurance. If Tenant shall fail to furnish or maintain the insurance coverages required to be obtained and maintained by Tenant pursuant to, and as required by, this Article 7 and to furnish evidence reasonably satisfactory to Landlord that such insurance coverages have been obtained and are, at all times throughout the Term, in full force and effect, Landlord shall have the right (but not the obligation) to obtain and maintain such insurance coverages on behalf of Tenant and Tenant hereby covenants and agrees to (a) furnish Landlord with all necessary information required by Landlord to obtain and maintain such insurance coverages and (b) to pay the premiums therefor within thirty (30) days after Landlord's demand for such payment.

            Section 7.10. Payment of Insurance Proceeds.

                  (a) Subject to the provisions of Article 8 and to the provisions and limitations in this Section, the proceeds of insurance provided for in Section 7.1(b), (c) and (h) ("Casualty Proceeds") shall be payable to Landlord without contribution, if obtainable. The loss, if any, arising from damage or destruction under any policy provided for in Section 7.1 (other than workers' compensation) shall be adjusted with the insurance companies (i) by Tenant in the case of any particular casualty resulting in damage or destruction not exceeding $10,000,000.00 in the aggregate, or (ii) by Landlord and Tenant in the case of any particular casualty resulting in damage or destruction exceeding $10,000,000.00 in the aggregate. Notwithstanding any other provision of this
Section 7.10, the Casualty Proceeds shall be paid (x) to Tenant, for application by Tenant to repair of the Improvements in the case of any particular casualty resulting in a loss payment not exceeding $10,000,000.00 in the aggregate (unless a Material Monetary Default then exists hereunder, in which case said proceeds shall be paid to Landlord), or (y) to Landlord (or the holder of any Fee Mortgage) in the case of any particular casualty resulting in a loss payment exceeding $10,000,000.00 in the aggregate. If paid to Tenant, such Casualty Proceeds shall be held by Tenant in trust for the purpose of paying the cost of such repair. If paid to Landlord or the Fee Mortgagee, Landlord or the Fee Mortgagee shall hold and pay out the amount of such Casualty Proceeds so paid to it to the extent and in the manner set forth in Section 8.5 hereof. If Landlord shall receive such Casualty Proceeds, it shall upon the request of Tenant deliver to Tenant a certificate stating that such Casualty Proceeds have been deposited with Landlord pursuant to the requirements of this Lease.

                  (b) Notwithstanding the foregoing, if at the time of a casualty resulting in the payment of Casualty Proceeds to Landlord (rather than the Fee Mortgagee) under Section 7.10(a), (i) MetLife is no longer Landlord, and
(ii) Landlord is not an Investment Grade Entity, then the Casualty Proceeds shall be paid to a depository selected by Tenant and reasonably acceptable to Landlord, which depository shall be a bank or trust company having an office in the Borough of Manhattan and a combined shareholders equity of at least $200 million (the "Depository"). The Depository shall hold and pay out the amount of such Casualty Proceeds so paid to it to the extent and in the manner set forth in Section 8.5 hereof.

                  (c) The proceeds of insurance provided for in Section 7.1(d) shall be paid by the insurer to Landlord and, when received by Landlord, the net amount thereof (less the cost of collecting such proceeds including reasonable attorneys' fees) shall be applied against the Minimum Rent and Additional Rent then due and thereafter becoming due.

                  (d) Landlord agrees to cause each Fee Mortgagee to agree in writing to make Casualty Proceeds available to Tenant for Restoration in accordance with the provisions of this Lease.

            Section 7.11 Rehabilitation Work Insurance. To the extent that Landlord is not self-insuring such risk, Landlord will name Tenant as an additional insured under Landlord's Owner Controlled Insurance Program/Wrap-Up policy and builder's risk policy with respect to the Rehabilitation Work.

                                    ARTICLE 8

                              DAMAGE OR DESTRUCTION

            Section 8.1. Tenant's Obligation to Restore. Subject to Sections 8.2, 8.3 and 8.4, if, at any time during the Term of this Lease, the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall promptly give Landlord notice of the same and, at Tenant's sole cost and expense, and whether or not the Casualty Proceeds, if any, shall be sufficient for the purpose, shall within ninety (90) days of the date of such damage or destruction commence (subject to a reasonable time allowance for Unavoidable Delays and the time required to adjust insurance claims with the insurance companies, provided that Tenant is diligently pursuing the adjustment of such insurance claims) to repair, restore, replace or rebuild the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction, subject to such changes or alterations as Tenant may elect to make in conformity with the provisions of Article 9 (such repair, alteration, restoration, replacement or rebuilding, including temporary repairs for the protection of the Improvements or other property pending the completion thereof, are sometimes referred to in this Article 8 as "Restoration") and shall prosecute such Restoration to completion with diligence and continuity.

            Section 8.2. Intentionally Omitted.

            Section 8.3. Termination by Tenant.

                  (a) If the Demised Premises are so damaged or destroyed that fifty percent (50%) or more of the useable area thereof cannot, with the exercise by Tenant of all due diligence (giving due consideration to the then applicable Legal Requirements and taking into account any transfers by Landlord pursuant to Section 27.19 and subject to such waivers and variances as may reasonably expected to be given), be rendered tenantable and fit for the normal conduct of business not later than four (4) years prior to the Expiration Date, then (subject to the further provisions of this Section 8.3) Tenant may, by notice (the "Damage Termination Notice") to Landlord given within the ninety
(90) day period (the "Election Period") following the date (the "Damage Date") of damage or destruction, elect to terminate this Lease as of a date specified in the Damage Termination Notice (the "Specified Damage Termination Date"). If Tenant shall timely give the Damage Termination Notice, this Lease shall terminate on the Specified Damage Termination Date; provided, however, that if on or prior to the date which is ninety (90) days after Landlord receives the Damage Termination Notice Landlord shall by notice to Tenant dispute Tenant's right to terminate this Lease pursuant this Section 8.3(a), the matter shall be determined by the Construction Manager and (i) if the Construction Manager's determination is in Landlord's favor, this Lease shall continue in full force and effect or (ii) if the Construction Manager's determination is in Tenant's favor, this Lease shall terminate effective as of the Specified Damage Termination Date. Any such determination by the Construction Manager shall not assume the use by Tenant of overtime labor, unless otherwise agreed by Tenant. At any time upon the request of Landlord or Tenant, the Construction Manager shall make a determination as to whether Tenant has the right to terminate this Lease pursuant to this Section 8.3(a).

                  (b) At all times prior to the giving of the Damage Termination Notice, Tenant shall prosecute the Restoration with all due diligence and in accordance with the Plans and Specifications therefor (as reasonably approved by Landlord or as determined by the Construction Manager to have been required to be approved by Landlord pursuant to this Lease) subject to a reasonable time allowance for Unavoidable Delays and the time required to adjust insurance claims with the insurance companies, provided that Tenant is diligently pursuing the adjustment of such insurance claims;

                  (c) Simultaneously with the giving of the Damage Termination Notice Tenant shall (i) assign to Landlord (by instruments reasonably satisfactory to Landlord) all of Tenant's right, title and interest in and to the plans and specifications (if any) for the Restoration and in and to that portion (if any) of the Casualty Proceeds which has not yet been received by Tenant from the insurer; and (ii) pay to Landlord, in immediately available funds, an amount (the "Damage Payment") equal to the greater of (x) the excess, if any, of the amount of Casualty Proceeds received by Tenant on or before such date over the amount of Casualty Proceeds theretofore expended by Tenant in connection with the Restoration, and (y) if the insurance policy maintained by Tenant under Section 7.1(b) was for less than the full replacement cost of the Improvements most recently determined pursuant to said Section, the amount reasonably estimated to be necessary to complete the Restoration. Any disputes under this Section 8.3(c) shall be submitted to arbitration in accordance with
Article 21 hereof.

                  (d) During the period commencing on the date of the Damage Termination Notice and ending on the Specified Damage Termination Date, Landlord shall have full control over the Restoration and may use the Damage Payment to defray the costs of the Restoration. Landlord and Tenant shall reasonably cooperate with one another to effectuate the Restoration in an efficient manner, and during the Restoration Landlord shall use reasonable efforts to minimize interference with Tenant's use of the undamaged portion (if any) of the Demised Premises. Landlord shall not be liable to Tenant for any matter relating to or arising out of the Restoration unless due to Landlord's gross negligence or willful misfeasance; provided, however, that Landlord shall retain reputable contractors who carry reasonable and customary public liability insurance.

            Section 8.4. Termination by Either Party. If more than fifty percent (50%) of the useable area of the Demised Premises shall be substantially damaged or destroyed by fire or other cause at any time during the last three (3) years of the then Term of this Lease then either Landlord or Tenant may cancel this Lease upon written notice to the other party hereto given within sixty (60) days after such damage or destruction; provided, that neither Landlord nor Tenant shall have the right to cancel this Lease if, prior to the end of such sixty
(60) day period, Tenant shall have delivered to Landlord notice of its irrevocable election to thereafter extend this Lease pursuant to Article 29 hereof, in which event neither Landlord nor Tenant may elect to terminate this Lease other than on the basis set forth in Section 8.3 of this Lease.

            Section 8.5. Distribution of Insurance Proceeds.

                  (a) All Casualty Proceeds paid to Landlord or the Fee Mortgagee on account of such damage or destruction under the policies of insurance provided for in Article 7, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof, shall be paid by Landlord (if no Material Monetary Default then exists hereunder which is continuing), either to reimburse Tenant for expenditures made in connection with the Restoration or to pay contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for such Restoration, and shall be paid out as hereinafter provided from time to time as such Restoration progresses, upon the written request of Tenant which shall be accompanied by the following:

            (i) A certificate of the Construction Manager and also signed by Tenant dated not more than thirty (30) days prior to such request, setting forth in substance: (A) that the sum then requested to be withdrawn either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished materials in connection with the Restoration, and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of such persons in respect thereof, and (B) that in the opinion of the persons signing such certificate, the balance of the Casualty Proceeds remaining on deposit with Landlord after withdrawal of the sum then requested to be withdrawn will be sufficient to pay in full for the completion of the Restoration; and

            (ii) An affidavit sworn to by an executive officer of Tenant not more than thirty (30) days prior to such request setting forth in substance: (A) that all materials and all property constituting the Restoration described in such certificate and every part thereof, are free and clear of all Encumbrances, as hereinafter defined, except those created by Landlord and undetermined or inchoate liens or charges for indebtedness incidental to the Restoration and which have not at the time been filed pursuant to law, and except Encumbrances, if any, securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in such certificate pursuant to the foregoing subparagraph (i), which Encumbrances will be discharged upon payment of such indebtedness; (B) that no part of the several amounts paid or due, as stated in the certificate, has been or is being made the basis of the withdrawal of any monies pursuant to this Section in any previous or then pending application, or has been paid out of the proceeds of insurance received by Tenant as provided in Section 7.10; and (C) that there is no default in the payment of the Rent or any part thereof payable by Tenant hereunder. For purposes hereof, the term "Encumbrance" means any and every security interest, charge, covenant, restriction, lien, mortgage, or other encumbrance of any kind whatsoever (other than a lease).

            (iii) An official search or other evidence satisfactory to Landlord showing that there has not been filed with respect to the Demised Premises any mechanics' or other lien which has not been discharged of record or bonded or insured against, except such as will be discharged upon payment of the amount then requested.

            (iv) A release and waiver by each contractor, subcontractor, materialman, engineer, architect or other person for or with respect to whom payment is requested of all claims and liens arising out of that portion of the Restoration for which payment has been received prior to the disbursement then being requested.

                  (b) Upon compliance with the foregoing provisions of this Section, Landlord shall, out of such Casualty Proceeds, on request of Tenant, pay or cause to be paid to Tenant the amount stated in such certificate (less retainage).

                  (c) Upon receipt by Landlord of evidence reasonably satisfactory to it of the character required by subparagraph (a) of this Section that the Restoration has been completed and paid for in full and that there are no liens of the character referred to therein, Landlord shall, out of such Casualty Proceeds, on request of Tenant, pay or cause to be paid any retainage held by Landlord to Tenant.

                  (d) If the Casualty Proceeds received by Landlord shall be insufficient to pay the entire cost of the Restoration as estimated in such certificate from time to time, at the request of Landlord, Tenant shall, with reasonable promptness, supply and pay over to Landlord the amount of any such deficiency before Landlord shall pay over to Tenant any part of such Casualty Proceeds. Landlord shall not be obligated to make any payment or contribution toward the cost of the Restoration.

                  (e) For purposes of this Lease the term "Construction Manager" shall mean (i) the party jointly selected by Landlord and Tenant from the following list: Tishman Realty & Construction, Bovis Lend Lease, StructureTone, Turner Construction Company, VVA Associates and Advocate Consultants, and (ii) such other independent construction management firm having at least 15 years' experience in First-Class Office Buildings as shall be designated by Landlord or Tenant and approved by the other party. In the event that Landlord and Tenant cannot agree on the designation of the Construction Manager within thirty (30) days after notice from one party to the other to such effect, such designation shall be made through arbitration in accordance with the procedures set forth in
Article 21 hereof.

            Section 8.6. Performance of Restoration. Except as otherwise provided in this Article 8, the conditions under which any Restoration is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Article 9 hereof. The cost of the Restoration shall include the reasonable fees of the Construction Manager for the purpose of examining and passing upon the plans and specifications and seeing that the Restoration conforms therewith.

            Section 8.7. Termination of this Lease. Notwithstanding anything contained herein to the contrary, in the event of the termination of this Lease by reason of a Default by Tenant or otherwise, any insurance proceeds received by Landlord may be retained by Landlord, Tenant shall pay the Damage Payment to Landlord, and all proceeds of insurance receivable shall belong and be retained by Landlord without claim thereon by Tenant. Tenant's obligation to observe or perform each and every one of the provisions of this Section 8.7 shall survive the expiration or other termination of the Term.

            Section 8.8. No Abatement. Subject to Section 8.3, Tenant's obligations to pay Rent and to perform and comply with all other covenants and agreements on the part of Tenant to be performed and complied with shall not be affected by any such destruction or damage of the Improvements by fire or otherwise. Landlord shall have no liability for loss, cost, expense, damage, or compensation whatsoever (including any claim for inconvenience, loss of business or annoyance) by reason of any Restoration of the Demised Premises or Tenant's delays in prosecuting such Restoration. This Lease shall be considered an "express agreement to the contrary" governing any case of damage to or destruction of the Improvements or any part thereof by fire or other casualty under Section 227 of the Real Property Law of the State of New York and any other law of like import now or hereafter in force and neither said Section 227 or any other law shall have any application in such case.

                                    ARTICLE 9

             MAINTENANCE; ALTERATIONS; CERTAIN REIMBURSEMENTS; ETC.

            Section 9.1. Generally.

                  (a) Maintenance; Alterations. Subject to the provisions of this Lease, Tenant:

            (i) shall, in accordance with First-Class Office Building maintenance and operating standards (collectively, the "First-Class Standard"), keep the Demised Premises in overall first-class order, condition and repair;

            (ii) shall in a timely manner make all replacements in and to the Demised Premises or any part thereof (whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen) which are necessary or appropriate in a First-Class Office Building (collectively, "Required Replacements"); and

            (iii) may make additions, alterations, improvements and replacements (other than Required Replacements) in and to and removals from the Demised Premises or any part thereof (collectively, "Voluntary Alterations"; Required Replacements, Structural Work and Voluntary Alterations being collectively called "Alterations").

                  (b) Requirements for All Alterations. No Alteration may be undertaken if such Alteration would (a) result in the Building's not being a First-Class Office Building or (b) materially and adversely affect any structural element of the Building or any item of Major Building Equipment (as defined in definitions Section 9.3). Each Alteration (i) shall be effected with due diligence, in a good and workmanlike manner, and in compliance with all Legal Requirements, Insurance Requirements and Permitted Encumbrances, as hereinafter defined, and (ii) must be done in strict compliance with the ICIP Laws and for other federal and state tax programs as set forth in Section 9.6(c) hereof. All Structural Work and all replacements of items of Major Building Equipment shall be of a quality at least equal to the original installation and Tenant, from and after the date hereof, shall have the right to inspect original installations of such Major Building Equipment upon reasonable prior notice to Landlord, who shall make a representative available to Tenant for such purposes until the Triple Net Commencement Date. Landlord shall not be liable to any contractors, subcontractors, laborers, material men, suppliers or vendors for services performed or material provided on or in connection with the Demised Premises or any part thereof from and after the Triple Net Commencement Date, except as otherwise provided in the Takeback Sublease. Landlord shall not be required to maintain, alter, repair, rebuild or replace the Demised Premises or any part thereof. Tenant waives all rights to make Alterations at Landlord's expense, except that Landlord shall in accordance with Section 9.5 make reimbursements to Tenant on account of Reimbursable Replacements, Reimbursable Structural Work and Reimbursable Legal Requirement Alterations (each as defined in Section 9.3). All Alterations shall immediately become the property of Landlord, shall be a part of the Demised Premises and shall be subject to this Lease. For purposes hereof, the term "Permitted Encumbrance" shall mean those Encumbrances which are listed on Schedule D hereto or any Encumbrance hereafter granted by Landlord.

            Section 9.2. Maintenance Programs.

                  (a) Initial Maintenance Program. On or before October 1, 2001, Tenant shall submit to Landlord for its approval, which shall not be unreasonably withheld, (i) a budget of expenses and capital expenditures (the "Initial Expense Budget") that Tenant plans to make during the calendar year 2002 identifying those capital expenditures that Tenant expects will be reimbursable pursuant to Section 9.5 hereof, and (ii) a maintenance program (the "Initial Maintenance Program") for the period beginning on January 1, 2002 and ending on December 31, 2002 with respect to the following (collectively, the "Programmed Maintenance Items"): maintenance of the HVAC system, the life safety system, the roof, the elevators, the escalators and the emergency generators. Landlord shall give notice to Tenant of Landlord's approval or disapproval of the Initial Expense Budget and the Initial Maintenance Program within 30 business days after such Program is received by Landlord (which notice shall, in the case of a disapproval, be accompanied by a reasonably complete statement of the reasons for disapproval). If Tenant disputes whether Landlord's disapproval was unreasonably withheld, part or parts of the Initial Expense Budget and the Initial Maintenance Program affected by such dispute shall be determined by the Appropriate Engineer (as defined in Section 9.8) in accordance with the First-Class Standard. Tenant shall be permitted during the course of its construction, subject to such reasonable location and rules as Landlord shall specify, to have an outside hoist on the 24th street side of the Building unless another location is mutually agreed to by the parties hereto.

                  (b) Annual Maintenance Programs. On or before November 1, 2002 and on or before November 1st of each year (other than with respect to the material described in clause (iii) below, which shall be rendered within ninety
(90) days after the end of each calendar year), thereafter during the term of this Lease, Tenant shall submit to Landlord (i) for its approval, which shall not be unreasonably withheld, a budget of expenses (including, without limitation, costs and expenses incurred in operating the Demised Premises) and capital expenditures that Tenant plans to incur and/or make for the 12-month period commencing on the next January 1st identifying those capital expenditures that Tenant expects will be reimbursable pursuant to Section 9.5 hereof (an "Annual Expense Budget"), and (ii) for its approval, which shall not be unreasonably withheld, a maintenance program with respect to the Programmed Maintenance Items for the 12-month period commencing on the next January 1st (an "Annual Maintenance Program"), and (iii) for its review, a reconciliation report detailing the actual expenses (including, without limitation, costs and expenses incurred in operating the Demised Premises) and capital expenditures as well as costs and expenses for Programmed Maintenance Items actually incurred by Tenant for the then-current year, together with any further information reasonably requested by Landlord with respect to such reconciliation report. Landlord shall give notice to Tenant of Landlord's approval or disapproval of each Annual Maintenance Program and Annual Expense Budget within 30 business days after receipt by Landlord of all items set forth in the foregoing clauses (i), (ii) and (iii) (which notice shall, in the case of a disapproval, be accompanied by a reasonably complete statement of the reasons for disapproval). If Tenant disputes whether Landlord's approval was reasonably withheld, the part or parts of the Annual Maintenance Program or Annual Expense Budget affected by such dispute shall be determined by the Appropriate Engineer in accordance with the First-Class Standard.

                  (c) Compliance by Tenant. Until the approval of the Initial Maintenance Program by Landlord or the determination thereof by the Appropriate Engineer, Tenant shall conduct a maintenance program with respect to the Programmed Maintenance Items in accordance with the First-Class Standard. Tenant shall comply with the Initial Maintenance Program for the period covered thereby and each Annual Maintenance Program (as reasonably approved by Landlord or as determined by the Appropriate Engineer) for the period covered thereby; provided, however, that if any dispute as to an Annual Maintenance Program shall not be resolved before the period intended to be covered thereby, Tenant shall be in compliance with this Section 9.2(c) if Tenant shall, pending the resolution of such dispute, comply with the Initial Maintenance Program (if the dispute involves the first Annual Maintenance Program) or the most recent Annual Maintenance Program in effect (if the dispute involves any other Annual Maintenance Program).

            Section 9.3. Certain Definitions. As used herein:

                  (a) "Plans and Specifications": means plans and specifications prepared by a reputable and licensed architect or engineer regularly involved in First Class Office Buildings in work of the nature described in such Plans and Specifications.

                  (b) "Legal Requirement Alteration": means any Alteration undertaken in order to comply with a Legal Requirement.

                  (c) "Reimbursable Replacement": means the replacement of an item of Major Building Equipment in its entirety; provided, however, that:

            (i) a replacement of any such item in its entirety shall be a "Reimbursable Replacement" only if such replacement (solely in light of the physical condition of the item in question, and without regard to whether or not such replacement may be necessitated by any Legal Requirement) is consistent with the First-Class Standard and whose repair is inconsistent with the First-Class Standard; and

            (ii) no such replacement shall be a Reimbursable Replacement if such replacement is necessitated by (a) fire or other casualty or a Taking, (b) the failure by Tenant to comply with Section 9.2(c), in a manner which contributed to the item of Major Business Equipment having to be replaced, or (c) the negligent or willful acts of Tenant or Tenant Parties.

                  (d) "Reimbursable Legal Requirement Alteration": means any Alteration undertaken solely in order to comply with a Legal Requirement enacted after the date hereof (or any modification or amendment of an existing Legal Requirement enacted after the date hereof), other than:

            (i) an Alteration (a) in any area designed for tenant occupancy outside the Building's core (any restroom to be deemed such an area) which is required as a result of Tenant's particular manner of use as opposed to mere general office use, (b) required by any Legal Requirement (or amendment to an existing Legal Requirement) promulgated or enacted after the date hereof and arising by reason of the making or existence of any Voluntary Alteration other than a Reimbursable Alteration, or (c) in any area of the Building which is triggered by another Alteration (other than a Reimbursable Alteration) made by Tenant if the required work would have otherwise been "grandfathered" under Legal Requirements;

            (ii) a Reimbursable Replacement;

            (iii) Reimbursable Structural Work; or

            (iv) an Alteration necessitated by (a) fire or other casualty or a Taking, (b) the failure by Tenant to comply with Section 9.2(c) in a manner which contributed to the necessity for such Alteration, or (c) the negligent or willful acts of Tenant or Tenant Parties.

      Notwithstanding the foregoing, the fact that any such Alteration includes work which is not undertaken solely to comply with a Legal Requirement, will not disqualify that portion of such Alteration which is undertaken solely to comply with a Legal Requirement from reimbursement under this Article 9.

                  (e) "Reimbursable Structural Work": means any Structural Work which (solely in light of a physical condition, and without regard to whether or not such Structural Work may be necessitated by any Legal Requirement) is consistent with the First- Class Standard and the repair of the item in question is inconsistent with the First-Class Standard; provided, however, that:

            (i) Structural Work which is a replacement shall be "Reimbursable Structural Work" only if (a) such replacement (solely in light of the physical condition of the item in question, and without regard to whether or not such replacement may be necessitated by any Legal Requirement) is consistent with the First-Class Standard;

            (ii) no Structural Work shall be Reimbursable Structural Work if necessitated by (a) fire other casualty or a Taking or (b) the failure by Tenant to comply with Section 9.2(c) in a manner which contributed to the necessity for such Structural Work, or (c) the negligent or willful acts of Tenant or Tenant Parties; and

            (iii) no Structural Work of the type described in clause (e) of
      Section 9.3 hereof shall be "Reimbursable Structural Work" unless the Costs thereof exceed $100,000.00 (as adjusted by CPI annually) in any 12-month period.

                  (f) "Oualified Alteration": means (x) any Alteration (other than the replacement of an item of Major Building Equipment, any Structural Work or any Legal Requirement Alteration) which affects any structural element of the Building or any item of Major Building Equipment and (y) any Restoration.

                  (g) "Structural Work": consists solely of the following:

            (i) Curtain Wall. Any replacement (including replacement of windows above the ground floor constituting a part of the precast concrete panels, together with the zippers and hard rubber frames of such windows) and/or repair of the curtain wall in whole or in part.

            (ii) Steel Frame. Replacement and/or repair of the Building's steel frame, footings, foundations, columns, beams, floors (including concrete floors and the steel floors supporting each concrete floor) and core walls, except that Structural Work shall not include any waterproofing of, or repairing of leaks in, the Building's foundation walls.

            (iii) Roof. Replacement (but not repair) of the Building's roof in its entirety (but not in part) required in order to preserve the structural integrity of the Building or the watertightness and airtightness of the Building.

                  (h) "Costs" with respect to any construction, improvements. alteration, restoration, replacement, repairs, or rebuilding ("Work") shall include the costs charged by contractors, subcontractors and materialmen for all labor, materials, machinery and equipment purchased, leased or used in connection with such Work, fees and compensation payable to contractors and subcontractors in connection with such Work, governmental fees and charges assessed or incurred in connection with such work, fees and expenses of architects and engineers, whether retained by Landlord or Tenant, for estimates, surveys, preliminary investigations, plans, drawings, (including as-built drawings), specifications and supervision related to such Work and all other customary charges, including, without limitation, appropriate builder's risk insurance.

                  (i) "Estimated Substantial Completion Date": shall mean, with respect to any Reimbursable Replacement, Reimbursable Structural Work or a Reimbursable Legal Requirement Alteration, a good faith estimate prepared by the Appropriate Engineer of the date of substantial completion of the work in question.

                  (j) "Major Building Equipment": shall mean those items listed on Schedule F hereof.

                  (k) If Landlord and Tenant shall disagree as to whether any item is an item of Major Building Equipment, or as to whether the replacement of any item of Major Building Equipment is a Reimbursable Replacement, or as to whether any work is Structural Work, or as to whether any Structural Work is Reimbursable Structural Work, or as to whether an Alteration is a Legal Requirement Alteration, or as to whether any Legal Requirement Alteration is a Reimbursable Legal Requirement Alteration, or as to whether any Alteration is a Qualified Alteration, the matter shall be determined by the Appropriate Engineer.

            Section 9.4. Submission and Approval of Plans and Specifications in Certain Instances.

                  (a) Required Submissions. Prior to:

            (i) making any Alteration constituting the replacement of any item of Major Building Equipment (whether or not such replacement is a Reimbursable Replacement); or

            (ii) undertaking any Structural Work (whether or not Reimbursable Structural Work), any Legal Requirement Alteration (whether or not a Reimbursable Legal Requirement Alteration) or any Qualified Alteration,

Tenant shall (subject to Section 9.4(f)) submit all of the Plans and Specifications therefor to Landlord for Landlord's approval, together with, in case Tenant contends that the work in question is a Reimbursable Replacement, Reimbursable Structural Work or a Reimbursable Legal Requirement Alteration, a good faith estimate of the Costs thereof prepared by a reputable architect, engineer or contractor and a reasonable estimate of the date of substantial completion of the work in question. Landlord shall give notice (the "Plans and Specifications Notice") to Tenant of Landlord's approval or disapproval of any Plans and Specifications within 20 business days after the date upon which the same are received by Landlord (which Plans and Specifications Notice shall, in the case of a disapproval, be accompanied by a reasonably complete statement of the reasons for disapproval).

                  (b) Disapproval Only Under Certain Circumstances. Landlord shall not have the right to disapprove any Plans and Specifications unless the work contemplated thereby would (a) result in the Building's not being a First-Class Office Building or (b) materially and adversely affect any structural element of the Building or any item of Major Building Equipment. If Tenant disputes Landlord's right to disapprove, the matter shall be determined by the Appropriate Engineer.

                  (c) Certain Conditions. Subject to Sections 9.4(d) and (f), Tenant shall not make a Major Building Equipment replacement or undertake any Structural Work, Legal Requirement Alteration or Qualified Alteration unless and until (x) Landlord shall approve the Plans and Specifications therefor in a Plans and Specifications Notice or (y) the Appropriate Engineer shall determine that Landlord did not have the right to disapprove such Plans and Specifications pursuant to this Lease.

                  (d) Failure to Give Timely Notice. If Landlord shall fail timely to give Tenant a Plans and Specifications Notice, then Tenant shall have the right to give to Landlord a second notice (a "Second Approval Request"), and if Landlord shall fail to respond to such Second Approval Request within five
(5) Business Days after Landlord's receipt thereof, then Landlord shall be deemed to have consented to the proposed Plans and Specifications, provided and on condition that the Second Approval Request shall specifically refer to this
Section 9.4 and shall state in bold uppercase letters on the first page thereof:
"LANDLORD'S CONSENT TO THE REFERENCED PLANS AND SPECIFICATIONS SHALL BE DEEMED GIVEN IF LANDLORD FAILS TO APPROVE OR DISAPPROVE SUCH PROPOSED PLANS AND SPECIFICATIONS WITHIN FIVE (5) BUSINESS DAYS AFTER THIS NOTICE SHALL HAVE BEEN GIVEN TO LANDLORD".

                  (e) Submission of Certain Plans and Specifications Not Requiring Approval. At the request of Landlord, Tenant shall submit to Landlord Plans and Specifications for all Alterations (other than Plans and Specifications required to be submitted to Landlord pursuant to Section 9.4(a)) to the extent that such Plans and Specifications have been prepared and have not theretofore been submitted to Landlord.

                  (f) Emergencies. Provided that Tenant shall have given Landlord prompt telephonic notice to MetLife's then Vice President of Equity Investment Management (or if there is no Vice President of EIM -- to the Director of Facilities) (confirmed in writing as soon as reasonably practicable) of an emergency, Tenant may (without first complying with the applicable provisions of this Section 9.4) proceed with such aspects of any Alteration as Tenant may reasonably deem necessary in light of the emergency, but as promptly as reasonably practicable thereafter Tenant shall comply with the applicable provisions of said Sections. Any dispute as to Tenant's right to avail itself of this Section 9.4(1) shall be determined by the Appropriate Engineer.

                  (g) Submission of As-Built Plans for All Alterations. Upon completion of any Alterations for which Tenant was required to submit Plans and Specifications to Landlord pursuant to Section 9.4(a) of this Lease, Tenant shall deliver to Landlord three (3) complete sets (mylar and computer digitized in AutoCADD Version 12, or the then current digitized system used by Landlord, provided such then current system is then generally accepted in the real estate industry in New York City) of final as-built plans (or as-built plans or final construction plans with field notes marked) for such Alterations. In addition, if Tenant is not otherwise required to deliver such as-built plans but has actually prepared plans showing as-built conditions, Tenant shall deliver the same to Landlord promptly upon completion thereof.

            Section 9.5. Certain Reimbursements.

                  (a) Submission of Bids. In the case of any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration, Tenant shall (subject to Section 9.5(e)), simultaneously with the submission of all of the Plans and Specifications therefor to Landlord, deliver to Landlord a list of at least 3 reputable contractors and/or subcontractors (collectively, the "Original Bidders") from whom Tenant proposes to obtain bids for the work. Landlord shall have the right, exercisable by notice to Tenant delivered not later than 10 business days after receipt by Landlord of the list of the Original Bidders, to designate no more than 3 additional reputable contractors and/or subcontractors (collectively, the "Additional Bidders") from whom Landlord desires Tenant to obtain bids. Tenant shall, as promptly as reasonably practicable, obtain bids from at least 2 of the Original Bidders and solicit bids from all of the Additional Bidders (if any) on a competitive basis and submit all bids obtained (together with the proposed contracts relating thereto) to Landlord, and within 15 business days after receipt thereof Tenant shall give notice to Landlord designating the Original Bidder or the Additional Bidder (in either case being an Original Bidder or Additional Bidder from whom Tenant has obtained a bid) which in Tenant's judgment should perform the work in question (the Original Bidder or Additional Bidder so designated by Tenant being called "Tenant's Preferred Bidder"). Landlord shall have the right, exercisable by notice (the "Dispute Notice") given to Tenant within 10 business days after the date upon which Landlord receives notice of the identity of Tenant's Preferred Bidder (which Dispute Notice shall specify the Original Bidder or the Additional Bidder ("Landlord's Selected Bidder") which Landlord proposes to select to do the work in question), to dispute Tenant's designation of Tenant's Preferred Bidder, and if the Dispute Notice shall be timely given, the Appropriate Engineer shall select either Landlord's Preferred Bidder or Tenant's Selected Bidder as the bidder which (in light of the bid, contract terms, reputation and experience of such bidder) is most appropriate to do the work in question.

                  (b) Reimbursement Amount. Landlord shall, in accordance with
Section 9.5(d), reimburse Tenant on account of any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration in an amount (the "Reimbursement Amount") equal to:

            (i) in the case of any Reimbursable Replacement or Reimbursable Structural Work, the product of:

            (A) the sum of the following:

                  (1) the lesser of (the "Base Amount"): (y) all Costs
            reasonably incurred by Tenant in connection with the work in question (exclusive, however, of the fees and disbursements of any architect or engineer retained by Tenant) or (z) the original contract price of Tenant's Preferred Bidder or, if Landlord shall have timely given the Dispute Notice and the Appropriate Engineer shall have selected Landlord's Selected Bidder, the original contract price of Landlord's Selected Bidder;

                  (2) the reasonable fees and disbursements of any architect or engineer retained by Tenant in connection with the work in question; plus

                  (3) any Qualified Overruns (as hereinafter defined); and

            (B) (y) in the case of a Reimbursable Replacement only, a fraction, the numerator of which is the estimated actual life (the "Estimated Actual Life") of the new item of Major Building Equipment (based upon Tenant's actual use of the item of Major Building Equipment being replaced over the past twelve (12) months) and the denominator of which is the estimated useful life (the "Estimated Useful Life") of the new item of Major Building Equipment; or
      (z) in all other circumstances, one (1).

            (ii) in the case of any Reimbursable Legal Requirement Alteration, the sum of the following:

                  (1) the product of the Measuring Fraction (as hereinafter
            defined) multiplied by the sum of (i) the Base Amount for the work in question, plus (ii) any Qualified Overruns; plus

                  (2) the reasonable fees and disbursements of any architect or engineer retained by Tenant in connection with the work in question.

            Any dispute as to (1) the Estimated Actual Life, (2) the Estimated Useful Life, or (3) the reasonableness of the incurrence by Tenant of any Cost in connection with the work in question, or as to the reasonableness of the amount of any such Cost, shall be determined by the Appropriate Engineer.

            "Measuring Fraction" means, in respect of any Reimbursable Legal Requirement Alteration, the fraction whose numerator is, the number of months in the period from the expiration of the Term of this Lease including all Extension Terms as to which Tenant shall have exercised or shall in the future exercise its option pursuant to Article 29 hereof (in which event such Measuring Fraction shall be recalculated) to the end of the expected useful life of such Alteration and whose denominator is the number of months in the period from the Estimated Substantial Completion Date of such Alteration to the end of the expected useful life thereof. Any dispute as to the reasonableness of any Estimated Substantial Completion Date, or as to the expected useful life of any Reimbursable Legal Requirement Alteration, shall be determined by the Appropriate Engineer.

                  (c) Overruns; Qualified Overruns. At any time during the performance of any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration, Tenant may give notice (an "Overrun Notice") to Landlord specifying any cost (an "Overrun") in excess of the Base Cost which Tenant expects to incur and which Tenant contends was unforeseeable by Tenant at the time of commencement of the work (each Overrun Notice to specify the nature of, and reasons for, the Overrun in question in reasonably complete and specific detail). Within 10 business days after receipt of an Overrun Notice, Landlord shall notify Tenant as to whether or not in Landlord's judgment the Overrun in question is reasonable in amount under the circumstances and was unforeseeable by Tenant at the time of commencement of the work. If Tenant shall dispute Landlord's judgment, the reasonableness of the amount of, and the foreseeability by Tenant of, the Overrun in question shall be determined by the Appropriate Engineer. Any Overrun determined by Landlord or the Appropriate Engineer to be reasonable in amount under the circumstances and unforeseeable by Tenant at the time of commencement of the work shall be a "Qualified Overrun".

                  (d) Reimbursement Upon Full Completion. Landlord shall upon the full completion of the work in question and within ten (10) business days after Landlord's receipt of Tenant's request therefor, remit the Reimbursement Amount to Tenant; provided, however, that, Landlord shall not be obligated to make such remittance unless:

            (i) Tenant's request for remittance shall be accompanied by (a) a certificate of Tenant (in form reasonably satisfactory to Landlord) stating that an amount at least equal to the Reimbursement Amount has been paid to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses and a description of the work involved shall be stated) who have furnished labor, materials, supplies, permits or services for the work in question (collectively, "Contractors") and that to Tenant's best knowledge (after due inquiry) there is no outstanding indebtedness due for labor, materials, supplies, permits or services in any manner connected with the work in question which if unpaid might be the basis for any type of lien on the Demised Premises or any part thereof, and (b) a certificate of the architect or engineer who prepared the related Plans and Specifications (in form reasonably satisfactory to Landlord) stating that such work has been fully completed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Landlord or as determined by the Appropriate Engineer, as the case may be provided that in no circumstance shall Tenant forfeit any reimbursement hereunder if it has failed to submit Plans and Specifications, but Tenant shall be liable to alter or correct any work as to which Landlord would have had the right to reasonably disapprove);

            (ii) Landlord shall have received (a) true copies of all bills paid by Tenant to Contractors in connection with the work in question, (b) an instrument in writing from any title company insuring Landlord's estate in the Demised Premises certifying that there are no undischarged mechanics', laborers' or materialmen's liens affecting any part of the Demised Premises, and (c) evidence reasonably satisfactory to Landlord that Tenant has obtained waivers of mechanics', laborers' or materialmen's liens or releases of such liens from all Contractors engaged in the work in question;

            (iii) no certificate delivered to Landlord by Tenant or any architect or engineer in connection with the work in question shall have been materially incorrect at the time of delivery (any dispute pursuant to this clause (iii) to be determined by the Appropriate Engineer); and

            (iv) no Material Monetary Default shall have occurred and be continuing.

                  (e) Emergencies. Provided that Tenant shall have given Landlord prompt telephonic notice (confirmed in writing as soon as reasonably practicable) of an emergency, Tenant may proceed with any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration without first complying with the applicable provisions of this Section, and Landlord shall, following full completion of the emergency work in question and within 10 business days after Landlord's receipt of Tenant's request therefor, remit the Emergency Reimbursement Amount (as hereinafter defined) to

Tenant; provided, however, that Landlord shall not be obligated to make such remittance unless all of the conditions specified in clauses (i) through (iv) of
Section 9.5(d) shall have been fulfilled in respect of the work in question (provided that (a) if no architect or engineer was retained for the emergency work in question, subclause (b) of Section 9.5(d)(i) shall be deemed fulfilled if (x) Tenant shall deliver a certificate to Landlord stating that such emergency work has been fully completed in a good and workmanlike manner and (y) such emergency work has been fully completed in a manner consistent with the character of the Building as a First-Class Office Building (with due regard to the character of the work as emergency work), and (b) if an architect or engineer was retained for the emergency work in question but due to the nature of the emergency no Plans and Specifications therefor were prepared, subclause
(b) of Section 9.5(d)(i) shall be deemed fulfilled if (x) Tenant shall deliver to Landlord a certificate of such architect or engineer stating that such emergency work has been fully completed in a good and workmanlike manner and (y) such emergency work has been fully completed in a manner consistent with the character of the Building as a First-Class Office Building (with due regard to the character of the work as emergency work).

            "Emergency Reimbursement Amount" means (a) in respect of any Reimbursable Replacement or Reimbursable Structural Work undertaken in an emergency, all Costs reasonably incurred by Tenant in connection with the emergency work in question and (b) in the case of a Reimbursable Legal Requirement Alteration undertaken in an emergency, the product of the Measuring Fraction multiplied by an amount equal to all Costs reasonably incurred by Tenant in connection with the emergency work in question.

            Any dispute as to Tenant's right to avail itself of this Section, or as to the reasonableness of the incurrence by Tenant of any Cost in connection with the emergency work in question, or as to the reasonableness of the amount of any such Cost, shall be determined by the Appropriate Engineer.

            Section 9.6. Rehabilitation Work.

                  (a) Landlord is currently performing the rehabilitation work described on Schedule G hereto (the "Rehabilitation Work") at the Building. Landlord shall complete the Rehabilitation Work with due diligence, in a good and workmanlike manner consistent with First-Class Office Buildings and in accordance with ICIP Law and all other applicable Legal Requirements, Insurance Requirements and Permitted Encumbrances. In addition, Landlord shall use all reasonable efforts (without necessity of overtime) to ensure that such Rehabilitation Work is performed in such a manner and with such reasonable prior notice so as to minimize any disruption of Tenant's business operations in the Demised Premises.

                  (b) Notwithstanding that joint or concurrent liability may be imposed upon Tenant by a Legal Requirement, Landlord will, except to the extent caused by the negligence or tortious act or omission of Tenant or any of its agents, officers, contractors, employees, servants and invitees, indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees and expenses, which may be imposed upon, or incurred by, or asserted against Tenant by reason of death or injury to person or damage to property arising from the Rehabilitation Work and/or any latent defects existing in the Rehabilitation Work as of the date of completion thereof.

                  (c) Tenant acknowledges that Tenant has been informed by Landlord that Landlord has applied for certain tax credits (the "Tax Credits") under the Federal Historic Preservation Tax Incentives Program (the "Incentives Program") which relate to the Rehabilitation Work, work previously performed by Landlord at the Building and work performed or to be performed by Landlord at 11 Madison Avenue, New York, New York (collectively, the "Tax Credit Work"), and that Landlord may lose certain Tax Credits or suffer significant recapture of the Tax Credits in the event that any improvements, additions, Alterations and/or decorative work (including interior wall coverings, moveable partitions, cabinetry and carpeting) performed by Tenant (collectively "Tenant Work") do not comply with the requirements of the Incentives Program. Accordingly, Tenant hereby agrees that, notwithstanding anything to the contrary contained in
Article 9 or elsewhere in this Lease, during the period commencing on the date hereof and ending on the date designated by Landlord in writing as the fifth
(5th) anniversary of the date on which Landlord obtains final certification under the Incentives Program of all of the Tax Credit Work:

            (i) Prior to commencing any Tenant Work, Tenant shall obtain prior approval thereof, if required, from the National Park Service ("NPS") and the State New York Historic Preservation Office ("SHPO").

            (ii) Tenant shall provide access to the Demised Premises by employees and agents of NPS and SHPO at all reasonable times at the request of Landlord.

                  (d) Landlord reserves the right to make any repairs to, replacements of or alterations to the Tax Credit Work deemed reasonably necessary by Landlord to comply with any requirements of the Incentives Program and Tenant agrees to give Landlord adequate access thereto to perform such work. Landlord shall use reasonable efforts (without necessity of overtime) to minimize interference with Tenant's use of the Demised Premises in connection with such work

                  (e) Landlord shall make timely applications for renewal of the Temporary Certificate of Occupancy for the South Building until the Triple Net Commencement Date, and thereafter Tenant shall duly and timely prepare and submit to Landlord such applications for renewing the Temporary Certificate of Occupancy for Landlord's signature, and, provided same is in form reasonably acceptable to Landlord, shall be promptly executed by Landlord.

            Section 9.7. Inspection by Landlord; Cooperation by Tenant.

                  (a) Landlord and its representatives shall at all reasonable times and (except in an emergency) upon reasonable notice have access to the Demised Premises for the purposes of (x) inspecting the progress of construction of any Alteration and (y) reviewing the implementation of, and Tenant's compliance with, the Initial Maintenance Program and each Annual Maintenance Program.

                  (b) Upon demand of Landlord, Tenant shall comply in all respects with any reasonable and timely suggestions made by Landlord with respect to construction matters relating to any Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Requirement Alteration, and shall correct any defect in the work in question or any material departure from the Plans and Specifications for the work in question provided that all such corrective work shall constitute a Reimbursable Replacement, Reimbursable Structural Work or Reimbursable Legal Alteration, as the case may be, absent Tenant's willful malfeasance. Any dispute pursuant to this clause (b) shall be determined by the Appropriate Engineer.

                  (c) Tenant shall, within 30 days after receipt of a statement therefor (accompanied by true copies of the bills paid by Landlord), reimburse Landlord for all reasonable out-of-pocket expenses incurred for the services of an architect or engineer making inspections of any Alteration and for reviewing Tenant's Plans and Specifications.

                  (d) Notwithstanding that joint or concurrent liability may be imposed upon Tenant by a Legal Requirement, Landlord will, except to the extent caused by the negligence or tortious act or omission of Tenant or any of its agents, officers, contractors, employees, servants and invitees, indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and expenses, which may be imposed upon, or incurred by, or asserted against Tenant by reason of death or injury to person or damage to property arising from any act, omission, negligence or willful misconduct of Landlord or its representatives while exercising the right of access granted under Section 9.7(a) hereof. Nothing contained in this Section 9.7(d) shall be deemed to be impose any liability upon Landlord with respect to the construction of any Alteration or the Initial Maintenance Program or any Annual Maintenance Program.

            Section 9.8. Engineer; Appropriate Engineer.

                  (a) "Engineer": means (i) Jaros, Baum & Bolles, Syska & Hennessey, and Flack + Kurtz, and (ii) such other independent engineering firm or firms having at least 15 years' experience in First Class Office Buildings as shall from time to time be designated by Landlord or Tenant and approved by the other party (which approval shall not be unreasonably withheld or delayed; any dispute as to whether either Landlord or Tenant has unreasonably withheld or delayed such approval to be determined by arbitration).

                  (b) "Appropriate Engineer": means, in respect of any matter required by this Lease to be determined by an Appropriate Engineer, such Engineer as either party may designate by notice to the other party. Landlord and Tenant shall alternate in designating the Appropriate Engineer with respect to all matters required by this Lease to be determined by an Appropriate Engineer (with Landlord designating the Appropriate Engineer with respect to the first matter required by this Lease to be determined by an Appropriate Engineer).

                  (c) Each Appropriate Engineer shall make its determination as promptly as reasonably practicable, but in any event within 30 days after request therefor by Landlord or Tenant. Each determination made by an Appropriate Engineer pursuant to this Lease shall be final and binding on Landlord and Tenant with the same force and effect as if such determination had been rendered by an arbitrator pursuant to an arbitration conducted in accordance with Article 21 hereof. Landlord and Tenant shall each pay one-half of the fees and expenses of each Appropriate Engineer which is called upon to act hereunder.

            Section 9.9. Floor Load. Tenant shall not place a load upon any floor of the Demised Premises exceeding the limits prescribed in the certificate of occupancy for the Building.

                                   ARTICLE 10

                                    SERVICES

            Section 10.1. No Services by Landlord. Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever during the Term of this Lease, and Landlord shall not be liable for the failure of any facilities or services, or Tenant's inability to obtain any facilities or services, for any reason whatsoever.

            Section 10.2. Services by Tenant.

                  (a) Tenant shall at all times operate and maintain the Demised Premises in accordance with the standards that are customarily followed in the operation and maintenance of a First-Class Office Building.

                  (b) Tenant shall keep the sidewalks and curbs in front of the Demised Premises in good repair.

                  (c) Tenant shall clean the windows quarterly and shall comply with all Legal Requirements applicable thereto, including, without limitation,
Section 202 of the New York Labor Law.

            Section 10.3. No Abatement. Since Landlord has no obligation to provide services to the Demised Premises, no stoppage or interruption of services to the Demised Premises shall entitle Tenant to any diminution or abatement of Rent or any other compensation whatsoever, or result in reduction of any of Tenant's obligations under this Lease.

            Section 10.4. Shared Services Agreement. Landlord and Tenant agree that simultaneously with the execution of this Lease, they will enter into a Shared Services Agreement (the "Shared Services Agreement") which will cover the terms and conditions by which certain services (for example, medical and health club) are made available to, and paid for by, Landlord and Tenant in the Demised Premises.

            Section 10.5. Landlord ATM Facilities. Landlord shall have the right to install automated teller machines operated by Landlord in the Tower lobby and, for so long as MetLife is Landlord, to install a reasonable number of automated teller machines operated by Landlord in locations in the South Building in reasonable proximity to locations where Tenant has installed, or will install, other automated teller machines, or, if Tenant fails to make such installations, Landlord shall have the right to install at least one automated teller machine in a reasonable location designated by Tenant in the South Building.

            Section 10.6. Tower Lighting. Subject to applicable Legal Requirements and Unavoidable Delays, for so long as MetLife is Landlord, Tenant agrees to keep the exterior lights on the top portion of the Tower lighted from sunset until midnight, 365 days a year. The colors of the exterior lights shall be in accordance with Schedule H hereto.

            Section 10.7. Landlord Representation. Landlord hereby represents and warrants to Tenant that the Building Systems are capable of providing the services which Tenant is required to provide as sublandlord under the Takeback Sublease. In the event that the foregoing representations and warranties are inaccurate with respect to any of the such services, Tenant's sole remedy shall be to reduce the amount of such service Tenant is required to provide to Landlord under the Takeback Sublease to the amount of any such service equal to Subtenant's Proportionate Share (as defined in the Takeback Sublease) of the capacity of the Building Systems providing such service on the date hereof.

                                   ARTICLE 11

                                    UTILITIES

            Section 11.1. Tenant's Obligation. At Tenant's expense, Tenant shall be responsible for securing all gas, water (including water for domestic uses and fire protection), sewer, electricity, light, heat, power, telephone, and telecommunications, data transmission, Water filtration service and other utilities of every kind (collectively, "Utilities") which Tenant deems necessary to serve the Demised Premises or otherwise necessary or desirable for Tenant's use or occupancy of the Demised Premises.

            Section 11.2. Landlord Not Obligated. Landlord shall have no obligation of any kind to furnish Utilities to the Demised Premises. Landlord shall have no liability to Tenant for disruption or interruption of any Utility or Utility service; and no such disruption or interruption shall constitute a constructive eviction or entitle Tenant to any abatement of Rent.

                                   ARTICLE 12

                                MECHANIC'S LIENS

            Section 12.1. No Mechanic's Liens Permitted. Tenant shall not create, or suffer to be created or to remain, and shall discharge, any mechanic's, laborer's or materialman's lien which becomes a lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom. Nothing contained herein shall prevent the leasing by Tenant of furniture


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

or equipment in the Demised Premises or the filing of security documents with respect to the same, in each event other than furniture and equipment, if any, paid for by Landlord, provided that no lien is created against the Land, the Improvements or any interest therein.

            Section 12.2. Discharge. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause such lien to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within such period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Interest Rate, from the respective dates of Landlord's making of the payment or incurring of the cost and expenses, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days after written demand there for.

            Section 12.3. No Lien Authorization. Nothing in this Lease contained shall be deemed or construed in any way as constituting the authorization by, or consent or request of, Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman, architect or consultant for the construction or demolition of any improvement, the performance of any labor or services or the furnishing of any materials for any improvement, or alteration to or repair of the Demised Premises or any part thereof or to give Tenant any right, power or authority to contract or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Demised Premises or any part thereof.

                                   ARTICLE 13

                                   INSPECTION

            Section 13.1. Landlord's Right of Access. Tenant shall permit Landlord, or its agents, to enter the Demised Premises at all reasonable hours upon reasonable prior notice except in case of emergency (and by force, if necessary under the circumstances) for the purpose of inspecting the same or of performing maintenance or making repairs, alterations or improvements which Tenant is required to perform and neglects or refuses to perform. If Tenant is not personally present to open and permit entry into the Demised Premises whenever entry is necessary by reason of fire or other emergency, Landlord or its agents may forcibly enter the Demised Premises without liability to Tenant or waiver or modification of Tenant's obligation under this Lease. Tenant agrees to permit Landlord and/or any agent of Landlord to enter the Demised Premises at reasonable hours, on reasonable prior notice, to exhibit the Demised Premises in connection with (i) any prospective sale or lease of the entirety of the Land and/or the Improvements; (ii) any prospective securing, refinancing, or assignment of any mortgage affecting the Land or the Improvements; and/or (iii) during the final thirty (30) months of the

Term, any prospective leasing of the Demised Premises. Landlord shall, to the extent Tenant makes a representative available for the following purpose, be accompanied by a representative of Tenant in every instance of access to the Demised Premises except in the case of emergency, in which case Landlord shall be accompanied by an officer of the fire or police department, to the extent such officer is immediately available. Notwithstanding anything contained in this Section 13.1, Landlord shall have the right to enter portions of the Demised Premises pursuant to and in accordance with the Shared Services Agreement.

                                   ARTICLE 14

                             ASSIGNMENT; SUBLETTING

            Section 14.1. Except as expressly provided otherwise in this Article 14, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet all or any portion of the Demised Premises, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting as to which Landlord's consent is required under this Lease. Possession or occupancy of any portion of the Demised Premises by one or more of Tenant's Affiliates (whether or not pursuant to a written agreement) shall not be deemed or construed to be a sublease hereunder and Tenant shall be permitted to allow, subject to the terms and conditions of this Lease (but without having to obtain Landlord's consent thereto), Tenant's Affiliates to occupy the Demised Premises. Notwithstanding the foregoing, in the case of possession or occupancy of any portion of the Demised Premises by Tenant's Affiliates, any subsequent transaction whereby such occupant shall cease to be an Affiliate shall be deemed a sublease requiring Landlord's prior consent pursuant to this Article 14; provided however that Landlord shall not have the rights in, and Tenant shall not be obligated to comply with, the provisions of Section 14.3 hereof (provided that such subsequent transaction shall be done for a good business purpose and not primarily for the purpose of circumventing compliance with Section 14.3 hereof). The Tenant originally named herein (i.e., Credit Suisse First Boston (USA), Inc.) and any successor thereto by merger, consolidation or corporate reorganization or sale of substantially all of its assets, shall be permitted to allow, subject to the terms and conditions of the Lease (but without having to either obtain Landlord's consent thereto or share any Profits therefrom with Landlord), Tenant's "Business Associates," as hereinafter defined, to occupy portions of the Demised Premises on a temporary basis from time to time (it being agreed that the term "temporary" as used in this Section 14.1 shall mean the duration of the ongoing business or professional relationship), provided that the space occupied by Tenant's Business Associates shall not be separately demised from the Demised Premises. "Business Associates" shall mean professional and business entities with whom the named Tenant shall have an ongoing professional or business relationship. Any assignee or subtenant of the Tenant originally named herein shall also be permitted to allow, subject to the terms and conditions of the Lease (but without having to either obtain Landlord's consent thereto or share any Profits therefrom with Landlord), its Business Associates to occupy up to fifteen (15%) percent of the Demised Premises, in the case of an assignee, or up to fifteen (15%) percent of the sublet space, in the


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

case of a subtenant, from time to time on a temporary basis provided that the space occupied by such Business Associates shall not be separately demised from the Demised Premises or the sublet space, as the case may be.

            Section 14.2. If Tenant desires to assign this Lease or to sublet all or any portion of the Demised Premises, provided that Tenant shall have theretofore satisfied the requirements of Section 14.3 hereof, and Landlord shall have waived or be deemed to have waived its rights thereunder, then Tenant shall request Landlord's consent to each such assignment or to each such subletting and, as part of such request, Tenant must submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee and (ii) reasonably satisfactory information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the reputation and character of the proposed assignee or sublessee. Subject to Tenant's compliance with this Section 14.2, the terms and conditions set forth in Section 14.4(a) shall be the basis for Landlord's granting or withholding of consent to a requested assignment of this Lease or sublease of the Demised Premises.

            Section 14.3. (a) Prior to requesting Landlord's consent to a proposed assignment of this Lease or a proposed sublease of the Demised Premises or any portion thereof pursuant to Section 14.2 hereof (other than with respect to a subletting of all or any portion of the Retail Space during the first thirty six (36) months of the Term), Tenant must first present Landlord with a written offer ("Recapture Offer Notice") to accept an assignment of this Lease, in the case of a proposed assignment, or a sublease of such space in the case of a proposed subletting to Landlord for occupancy by Landlord or Landlord's Affiliates, as additional space to be included within the Leaseback Space demised under the Takeback Sublease. The right herein granted is personal to the Landlord named herein (i.e., Metropolitan Life Insurance Company) and its present and future Affiliates (for so long as such entity remains an Affiliate) and any successors thereto by merger, consolidation or corporate reorganization or sale of substantially all of its assets ("MetLife"). The Recapture Offer Notice shall set forth: (i) the area proposed to be sublet, in the case of a proposed subletting of a portion of the Demised Premises, and (ii) if a proposed subletting, the term of the proposed subletting and the date the area to be sublet is intended to be vacated by Tenant, which date shall not be less than sixty (60) days after the date Landlord receives such Recapture Offer Notice. Landlord shall have a period of sixty (60) days after its receipt of said Recapture Offer Notice within which to accept or reject the offer. If Landlord shall fail to respond to Tenant's Recapture Notice within such sixty (60) day period, then Tenant shall have the right to give to Landlord a second notice (a "Second Recapture Notice"), and if Landlord shall fail to respond to such Second Recapture Notice within ten (10) Business Days after Landlord's receipt thereof, then Landlord shall be deemed to have rejected such offer, provided and on condition that: the Second Recapture Notice shall make specific reference to this Section 14.3 (a) and shall state in bold uppercase letters on the first page thereof: "LANDLORD SHALL BE DEEMED TO HAVE REJECTED THE RECAPTURE RIGHT DESCRIBED IN THIS NOTICE IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THIS NOTICE SHALL HAVE BEEN GIVEN TO LANDLORD". If Landlord shall accept such offer, Tenant and Landlord shall execute and deliver an amendment to the Takeback Sublease to add such portion of the Demised Premises within the Leaseback Space, which amendment shall provide that the term of such subletting shall commence on the later of (x) the date specified in the Recapture Offer Notice and (y) the


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

date which is sixty (60) days after the date of delivery of the Recapture Offer Notice to Landlord, and shall be for the term specified in the Recapture Offer Notice and for the rents and on the terms and conditions set forth in Section
14.7 hereof. In the event Landlord does not acquire all of the Demised Premises, Landlord (at Tenant's sole cost and expense) will do all the work necessary to physically separate the portion of the Demised Premises so subleased to Landlord from the portion so retained by Tenant, which work shall include, without limitation, the erection of a demising wall between the portion of the Demised Premises so surrendered to Landlord and the balance of the Demised Premises retained by Tenant. In addition, in the event the portion of the Demised Premises so surrendered to Landlord does not have direct access to a public corridor in the Building or to an elevator bank serving such surrendered portion, Tenant, at Tenant's expense shall, and will at all times, provide and permit reasonably appropriate means of ingress to and egress from and access across and through the balance of the Demised Premises retained by Tenant, provide and permit appropriate use of the elevators serving such surrendered portion, including access across lobby and corridor areas, and provide and furnish services, including, without limitation, air-conditioning and ventilating service to such space on the same basis as are provided in the Takeback Sublease, for the same payments provided for in the Takeback Sublease, which payments Landlord agrees to pay on the same basis as if it were providing such service to Tenant so as to enable Landlord to use the portion of the Demised Premises so surrendered for the purposes for which they were permitted to be used by Tenant.

                  (b) Notwithstanding anything in to the contrary, in the event Landlord or Landlord's Affiliate subleases any space from Tenant pursuant to
Section 14.3(a) hereof and Landlord or such Affiliate thereafter, in good faith, determines not to use or occupy such space for its own purposes, then, at any time from and after the first (1st) anniversary of the commencement of the term of such subletting, Landlord or such Affiliate shall have the right to sub-sublease all or any portion of the same to anyone provided and on condition that the provisions of Section 13.04 and 13.05 of the Takeback Sublease shall apply to, and Tenant, as sublandlord under the Takeback Sublease, shall have all its rights with respect to, such proposed sub-subleasing as if such space were the Recapture Space.

            Section 14.4. (a) In connection with granting a consent to a requested sublease or assignment, Landlord agrees that if Landlord did not exercise its rights pursuant to Section 14.3 hereof, Landlord will not withhold or delay its consent to the proposed subletting or assignment provided (i) the reputation, business and character of the proposed sublessee or assignee are in keeping with the standards of a First-Class Office Building; (ii) the purpose for which the proposed sublessee or assignee intends to use the Demised Premises is not in violation of the provisions of Article 6 of this Lease; (iii) no sublease or assignment or other transaction and no assumption shall affect or reduce any of the obligations of Tenant hereunder; (iv) in the case of a proposed subletting of all or any portion of the Retail Space, the proposed use and the proposed operation of such space shall satisfy the "Retail Standards," as hereinafter set forth, (v) the form of the proposed sublease or the proposed assignment shall comply with the applicable provisions of Sections 14.5 and 14.8 of this Lease. If Landlord shall have failed to respond to Tenant's request for consent to a proposed assignment of this Lease or a proposed subletting of the Demised Premises or any portion thereof within ten (10) Business Days after Tenant shall have submitted Tenant's written request therefor together with all of the information and documentation hereinbefore set forth in this Section 14.4 (the "Required Consent Information"), then Tenant shall have the right to give to Landlord a second notice (a "Second Consent Request"), and if Landlord shall fail to respond to such Second Consent Request within five (5) Business Days after Landlord's receipt thereof, then Landlord shall be deemed to have consented to the proposed assignment or sublease, as the case may be, provided and on condition that: the Second Consent Request shall make specific reference to this Section 14.4 (a) and shall state in bold uppercase letters on the first page thereof: "LANDLORD'S CONSENT TO THE PROPOSED ASSIGNMENT OR SUBLEASE SHALL BE DEEMED GIVEN IF LANDLORD FAILS TO CONSENT TO OR DISAPPROVE SUCH PROPOSED ASSIGNMENT OR SUBLEASE WITHIN FIVE (5) BUSINESS DAYS AFTER THIS NOTICE SHALL HAVE BEEN GIVEN TO LANDLORD." If Landlord shall disapprove any such proposed assignment or sublease, Landlord shall set forth in its disapproval the grounds upon which Landlord bases its disapproval (the "Disapproval Grounds"). If Tenant desires to dispute the reasonableness of any disapproval by Landlord of any request for consent to an assignment or subletting, then Tenant shall submit such dispute to arbitration in accordance with Section 14.13 hereof.

                  (b) The rights granted in Section 14.4(a) granting Landlord the right to withhold its consent to a proposed sublease or assignment (other than Landlord's right to withhold its consent to a proposed sublease affecting Retail Space) (the "Non-Retail Consent Rights") are personal to MetLife. In the event that MetLife is not the Landlord, then the Non-Retail Consent Rights shall be null and void and Tenant shall have the right to proceed with a subletting or assignment (other than a proposed sublease affecting Retail Space) without Landlord's consent, provided (i) the reputation, business and character of the proposed sublessee or assignee are in keeping with the standards of a First-Class Office Building; (ii) the purpose for which the proposed sublessee or assignee intends to use the Demised Premises is not in violation of the provisions of Article 6 of this Lease; (iii) no sublease or assignment or other transaction and no assumption shall affect or reduce any of the obligations of Tenant hereunder; and (iv) the form of the proposed sublease or the proposed assignment shall comply with the applicable provisions of Sections 14.5 and 14.8 of this Lease. Notwithstanding the foregoing, proposed subleases of all or any portion of the Retail Space shall be governed by the provisions of Section 14.4(a) hereof whether or not MetLife is the Landlord.

                  (c) The term "Retail Standards" shall mean that: (a) the use of the Retail Space or the portion thereof in question by the proposed subtenant will only be for purposes which are limited to retail sale of merchandise or services which is of a quality and nature consistent with the quality and nature of merchandise and services then sold in retail establishments in First-Class Office Buildings and such Retail Space shall in no event be used for a governmental or quasi-government use, as offices of a foreign country, employment agency or center, a school, medical or psychiatric offices or medical care clinic, nightclub or fraternal organization, entertainment, broadcast or transmission facility (other than a broadcast facility for a non-partisan, apolitical, television or radio news show in a manner befitting a First Class Office Building), manufacturing, repair or warehouse center, office or other facility of any charitable, religious, union or other not-for-profit organization, production facility, testing, training or classroom facility, medical, chemical or biological laboratory, bar, restaurant or other establishment for preparation or sale or any food or beverage (other than as a first class eat-in restaurant of high standard, with waiter service only, serving quality food as customarily found in First-Class Office Buildings and not a so-called "fast-food" restaurant or a "theme" restaurant), check cashing facility, pool hall or skating rink, funeral parlor, massage parlor, pornography or adult book or video store, amusement center or game room, theater or cinema auditorium, hotel or lodging facility, auction house, flea market, rifle range, gambling facility or casino or OTB, "head shop," pawn shop, dry cleaners, photo processors, music store, variety store, convenience store, video arcade or other video game retailer, or as an outlet, warehouse, close-out, bargain or any form of "deep discount" store, and
(b) such subtenant shall in no event be generally recognized in the marketplace as a competitor of Landlord ("Competitor"), and (c) at all times the operation of the business to be conducted in the Retail Space and the interior and exterior appearance of such Retail Space (including, without limitation, the appearance, number, location, nature and subject matter of all signs displayed in or about the Retail Space) will be dignified and in conformity with the standards of practice among high-class stores and shops conducting a similar business.

                  (d) Notwithstanding anything to the contrary in the foregoing, if the rent payable under the sublease (or the consideration payable with respect to the assignment) exceeds the rent payable under this Lease on a prorated basis (determined on a per square foot basis), Tenant shall pay to Landlord (as and when received by Tenant, and as Additional Rent) fifty (50%) percent of the Profit, as such term is hereinafter defined. Tenant shall deliver to Landlord a duplicate original of the sublease or assignment no later than ten
(10) business days prior to the effective date of the sublease or assignment. Payments of Profit hereunder by Tenant to Landlord with respect to "Recapture Space," as defined in the Takeback Sublease, shall not be deemed to be part of "Total Income" of Landlord allocable to such Recapture Space for purposes of calculating "Profit" pursuant to Section 13.05 of the Takeback Sublease. Notwithstanding the foregoing to the contrary, Tenant shall not be obligated to pay any Profit to Landlord which shall be received by Tenant pursuant to (i) any subleases of the Retail Space or any portion thereof, executed and delivered by Tenant, of which the term thereof shall commence within the thirty-six (36) month period following the Delivery Date of such Retail Space or such portion thereof, (ii) any Permitted Transfers, as defined in Section 14.10 hereof or with respect to the occupancy of space by Business Associates pursuant to
Section 14.1 or (iii) any amounts paid by Landlord as subtenant under the Takeback Sublease.

                  (e) The term "Profit" shall mean the excess, if any, of (i) the rentals actually received by Tenant under any sublease or the consideration actually received by Tenant under any assignment (it being understood that the rentals actually received under any sublease or the consideration actually received under any assignment shall include sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, (A) in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns (or the foreign country equivalent thereof, if applicable), and (B) in the case of the rental thereof, the then net unamortized cost thereof, amortized over the useful life of such item(s), and any other consideration actually received by Tenant under any sublease or assignment, other than payments in the nature of reimbursements for amounts payable to third parties such as indemnity payments) (the "Total Income") over (ii) the sum (the "Total Cost") of (w) all Minimum Rent paid by Tenant to Landlord hereunder, and the prorata amount of Impositions paid by Tenant, each of the foregoing as prorated on a rentable square foot basis to the portion of the Demised Premises so sublet, (x) in the case of Non-Retail Space, the amount of operating expenses (based on statements furnished to Landlord as subtenant under the Takeback Sublease) paid by Tenant in respect of the portion of the Demised Premises so sublet, excluding, without limitation, any costs not attributable to the use and occupancy of such portion, such as, for example, the cost of overtime services not provided to such subtenant, and (y) "Tenant's Transaction Costs", as hereinafter defined, and (z) any "Carryover Credit", as hereinafter defined. The term "Tenant's Transaction Costs" shall mean and include all actual reasonable costs and expenses incurred by Tenant consistent with the then market requirements in effectuating the subletting or assignment, including, without being limited to, reasonable marketing expenses, real estate transfer taxes, sales taxes and taxes of like import imposed in connection with the transaction, brokerage commissions, attorney's fees and disbursements, remodeling and redecorating costs, rent paid during any free-rent periods and takeover costs and expenses. In computing Profits, the Total Income, as and when received by Tenant, shall first be offset against Tenant's Transaction Costs, as and when incurred or paid by Tenant on the basis hereinafter provided, until Tenant has recovered Tenant's Total Transaction Costs. The Total Income, as and when received, less such Total Cost as may be paid or incurred by Tenant on the basis herein provided shall constitute Profit. If at any time a prior sublease shall have resulted in a net loss to Tenant with respect to such sublease (i.e., the total of the items included in clauses (w) and (x) of this Section 14.4(e) paid for the duration of such sublease exceeds the Total Income received under the terms thereof), such net loss, to the extent theretofore incurred (a "Carryover Credit"), shall be carried over and applied to other then existing or succeeding transactions, it being understood that in no event shall Landlord ever be required to refund or credit to Tenant any sums previously paid or determined to be owing to Landlord for prior determinations of Profit in respect of earlier subleases. There shall be no duplication of offsets against Total Income.

                  (f) If Tenant shall not consummate an assignment of this Lease or a subletting of the Demised Premises, as the case may be, as shall have been specified in Recapture Offer Notice within twelve (12) months following Landlord's waiver (or deemed waiver) in the case of a subletting of 200,000 rentable square feet of the Demised Premises or less, or within eighteen (18) months after such waiver (or deemed waiver) in the case of an assignment of this Lease or a subletting of more than 200,000 rentable square feet, Tenant shall not have the right to consummate the subletting of the Demised Premises or the assignment of this Lease, as the case may be, without again complying with all of the provisions of Section 14.3 hereof.

            Section 14.5. Except for any subletting by Tenant to Landlord, each subletting shall be made in accordance with the terms and conditions of this
Article 14 and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Nothing in this Article 14 shall be deemed or construed to release Tenant from liability after a subletting (other than a subletting to Landlord, but then only to the extent of the area of the Demised Premises so subleased to Landlord and only for the period of the sublease and any holdover by Landlord) or, where permitted, an assignment, it being understood and agreed that Tenant shall and will remain fully liable for payment of the Minimum Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed, and all acts and omissions of any assignee, licensee or sublessee or anyone claiming under or through any assignee or sublessee (other than through Landlord) which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further assignment or subletting of the Demised Premises shall or will be made except upon compliance with and subject to the provisions of this Article 14.

            Section 14.6. If Landlord shall (using the criteria set forth in Section 14.4 of this Lease) decline to give its consent to any proposed sublease or assignment where such consent is required, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and disbursements) resulting from any claims that may be made against Landlord by the proposed sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed sublease or assignment. The provisions of this Section 14.6 shall survive the expiration or earlier termination of the Term.

            Section 14.7. If Landlord exercises its option pursuant to Section
14.3 hereof:

                  (a) such subletting to Landlord shall be at the rate per rentable square foot of Minimum Rent and Additional Rent on account of tax escalation and operating escalation then payable under the Takeback Sublease allocable to said space,

                  (b) such subletting to Landlord shall commence on the date that the proposed sublease was to commence as set forth in the Recapture Offer Notice (but in no event shall such sublease commence sooner than ten (10) Business Days after the date on which Landlord exercises its option to sublet the Demised Premises unless Landlord waives this condition in its sole discretion),

                  (c) the term of such subletting shall be for the same term as that of the proposed subletting if the proposed subletting is for less than substantially the remainder of the Term of this Lease,

                  (d) if the proposed sublease is for all or substantially all the remainder of the term of this Lease, such subletting shall, at Landlord's option, be for the remainder of the Term of this Lease (less one (1) day) or for the same term as that of the proposed subletting. For purposes of this Article 14, the subletting shall be deemed to be for substantially all the remainder of the Term of this Lease if it is scheduled to expire within the two (2) year period preceding the Expiration Date.

Except as hereinbefore expressly set forth, the amendment to the Takeback Sublease shall be otherwise on all the terms and conditions of the Takeback Sublease.

            Section 14.8. With respect to each and every sublease or subletting authorized under the provisions of this Lease (other than a sublease made pursuant to Section 14.7 hereof), it is further agreed: (a) no subletting shall be for a term ending later than one (1) day prior to the Expiration Date; (b) no subtenant shall take possession of the Demised Premises or any portion


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

thereof until an executed counterpart of such sublease has been delivered to Landlord; (c) such subtenant shall not have any rights to underlet all or any portion of the subleased space without Landlord's consent, and shall be subject to Landlord's right to sublease, in each of which cases on the basis provided in this Lease except that, if such subtenant is an Affiliate of Tenant at the time of the proposed subletting, Landlord's consent shall only be required if Tenant, assuming Tenant wanted to sublet said space, would be required to obtain Landlord's consent thereto (nor shall such subtenant have any right to assign its interest in the sublease other than to the successor to the business of the subtenant by virtue of a merger, consolidation, sale of all or substantially all of such subtenant's assets or stock provided Landlord shall be given notice of the applicable event within twenty (20) business days after the occurrence thereof); (d) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset which theretofore accrued or may thereafter accrue to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease, not consented to by Landlord, or by any previous prepayment of more than one (1) month's rent.

            Section 14.9. Non-disturbance. With respect to any sublease of the Demised Premises or any part thereof (a) which demises at least one full floor of the South Building, (b) the term of which is for at least ten (10) years or for remainder of the Term, less one day, if less than 10 years then remains in the Term; (c) the rent and additional rent under which (after deducting therefrom an amount equal to the Impositions payable hereunder with respect to the premises demised thereby and an amount equal to the expenses payable by Tenant to provide to the premises demised thereby the services referred to in clause (f) below) shall be no less than the portion of the Minimum Rent payable hereunder applicable on a pro-rata basis to the premises demised thereby (or, if such rent is less, the subtenant shall agree to pay same at the rate of the Minimum Rent payable hereunder applicable on a pro-rata basis); (d) which complies with the provisions of Section 14.4(a); (e) the subtenant under which is, in Landlord's reasonable judgment, financially sound and capable of performing its obligations thereunder, and Tenant shall have delivered to Landlord evidence reasonably satisfactory to Landlord of such financial status;
(f) which shall entitle the subtenant to services (HVAC, elevators, cleaning, etc.) no more burdensome to provide than the services provided under typical leases for comparable space in First-Class Office Buildings as of the date of such sublease; and (g) which provides that, after termination of this Lease and attornment by the subtenant to Landlord, the subtenant shall not, without the prior written consent of Landlord, sublease all or any part of the premises demised thereby or assign the sublease, except in either case, to a wholly-owned subsidiary of, or an entity wholly owning, the subtenant, or to a successor of the subtenant, by merger, sale of assets or consolidation, provided that the net worth of such successor subtenant, calculated in accordance with generally accepted accounting principles, without regard to good will, shall be at least equal to the net worth of subtenant, as so calculated, ninety (90) days prior to the succession transaction, and evidence of such net worth (in the form of current financial statements certified by a "Big Five" firm of certified public accountants or current registration


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

statements or reports filed with the Securities and Exchange Commission) shall have been delivered to Landlord, Landlord shall, upon Tenant's request, enter into an agreement in substantially the form attached hereto as Schedule I (a "Subtenant Non-Disturbance Agreement") with such subtenant. Any dispute as to whether any sublease complies with the provisions of this Section 14.9 shall be resolved by arbitration in accordance with Section 14.13 hereof; provided, however, that the form of the Subtenant Non-Disturbance Agreement shall not be subject to arbitration. If the result of such arbitration shall be adverse to Landlord, Landlord shall not be liable for damages but Landlord shall then execute a Subtenant Non-Disturbance Agreement. If Tenant shall make any request under this Section 14.9, it shall reimburse Landlord for Landlord's reasonable out-of-pocket expenses (including attorneys' fees and disbursements, credit investigation fees and the fees and disbursements of other professionals) incurred by Landlord in order to determine if the sublease complies with clauses
(a) through (d) above, but not the costs of any such arbitration. Notwithstanding anything in this Section 14.9, in no event shall the granting of a Subtenant Non-Disturbance Agreement by Landlord to any subtenant be deemed to create any privity of estate between Landlord and such subtenant prior to the date of any such attornment.

            Section 14.10. Anything to the contrary contained herein notwithstanding, Tenant may, without the prior written consent of Landlord (but without being released from any liability under this Lease), and without the obligation of Tenant to share any Profit, enter into any of the following transfers (each a "Permitted Transfer"):

                  (a) the assignment of this Lease or the sublease of the Demised Premises to any successor to the business of Tenant by virtue of a merger, consolidation, corporate reorganization or sale of all or substantially all of Tenant's assets or stock, provided that Landlord shall be given written notice of any such Permitted Transfer under this clause (a) within twenty (20) business days after the effective date of such transaction; and

                  (b) the assignment of this Lease or the sublease of all or any portion of the Demised Premises to any of Tenant's Affiliates provided that Landlord shall be given written notice of any such Permitted Transfer under this clause (b) within twenty (20) business days after the effective date of such transaction. In the case of a Permitted Transfer pursuant to this clause (b), any subsequent transaction whereby such transferee shall cease to be an Affiliate of Tenant shall constitute an assignment requiring Landlord's prior written consent pursuant to this Article 14, provided however that Landlord shall not have the rights in, and Tenant shall not be obligated to comply with, the provisions of Section 14.3 hereof (provided that such subsequent transaction shall be done for a good business purpose and not primarily for the purpose of circumventing compliance with Section 14.3 hereof).

            Section 14.11. No assignment shall be binding on Landlord, and Landlord's consent to any proposed assignment of this Lease shall not be effective until Tenant shall have delivered to Landlord a duly executed and acknowledged original assignment and assumption agreement which shall contain an assumption by the transferee of all of the terms, covenants, conditions and agreements to be observed or performed by the Tenant under this Lease from and after the date of assignment, in form and substance reasonably satisfactory to Landlord. Landlord's consent to an assignment or a sublease shall not constitute Landlord's consent to any


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other or further assignment of this Lease or to any further subletting of all or part of the Demised Premises by Tenant or anyone claiming through Tenant (or to the assignment of any sublease) and shall not relieve Tenant from obtaining the prior written consent of Landlord to any future assignment or sublease and otherwise complying with all of the provisions of this Article 14. No subletting or assignment will release Tenant from any of its obligations under this Lease unless Landlord, in Landlord's sole discretion, agrees to the contrary in writing, and, in the event of a permitted assignment or other transfer (other than a sublease), the assignee or transferee shall be deemed to have assumed all of Tenant's obligations under this Lease accruing from and after the date of such assignment and shall be jointly and severally liable with Tenant for all of the obligations of the Tenant under this Lease from and after the date of assignment. In the event of any permitted assignment of Tenant's interest in this Lease, the terms, covenants and conditions of this Lease may be changed, altered or modified in any manner whatsoever by Landlord and the assignee without the consent thereto of assignor Tenant, and no such change, alteration or modification shall release assignor Tenant from the performance by it of any of the terms, covenants and conditions on its part to be performed under this Lease; provided, however that if such change, modification or alteration operates to increase the obligations of the tenant under this Lease, then the liability of the named Tenant shall continue to be no greater than if such changes, modifications or alterations had not been made. Notwithstanding anything in this Article 14 to the contrary, in the event of an assignment of this Lease to Landlord or any Landlord Successor, then Tenant shall be released of all liability and obligation under this Lease, arising or accruing from and after the effective date of such assignment. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default (beyond notice and applicable period of cure) by any assignee or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee or successor. Any act or omission of an assignee or subtenant or any person claiming under or through any of them that violates this Lease shall be deemed a violation of this Lease by Tenant. If this Lease shall be assigned or if the Demised Premises shall be sublet or occupied by anyone other than Tenant, whether or not in violation of the provisions of this Lease, then Landlord may collect from the assignee or transferee or, after a Default shall have occurred and be continuing, from the subtenant, and Tenant hereby authorizes and directs such party to pay to Landlord, all Rent, Additional Rent and other charges payable pursuant to such instrument, with the net amount so collected applied to the Minimum Rent, Additional Rent and other charges payable under this Lease, but no such acceptance of Rent by Landlord from any person other than Tenant will be deemed a waiver by Landlord of any provision of this Article 14 or an acceptance by Landlord of the assignee, transferee or subtenant as a tenant, or a release of Tenant from the further performance of the covenants and agreements to be performed by Tenant under this Lease.

            Section 14.12. Except as expressly set forth in the following provisions of this Section 14.12, Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has withheld or delayed any consent under this Article 14, and Tenant agrees that its sole remedy shall be to have the assertion determined by arbitration on the basis provided in Section 14.13 of this Lease. In the event the matter is determined in favor of Tenant, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent unless a court of


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

competent jurisdiction (independently of the findings of any arbitrator) determines in a final judgment not subject to appeal that Landlord's refusal to grant such consent was arbitrary, capricious and in bad faith.

            Section 14.13. Anything to the contrary contained herein notwithstanding, if there is a dispute between Landlord and Tenant as to Landlord's disapproval (or deemed disapproval) of any request for consent to any subletting or assignment or any matter subject to arbitration pursuant to
Section 14.9, Landlord and Tenant agree to diligently proceed in good faith to have such dispute resolved by arbitration in the City of New York in accordance with the provisions of this Section 14.13. Tenant shall have the right to select a single arbitrator (the "Selected Arbitrator") from the list of approved arbitrators set forth on Schedule J hereto ("Approved Arbitrator List"), provided that at the time of such arbitration, said arbitrator is alive, willing to serve, is independent of both Landlord and Tenant, and is not a member of a firm which is then involved in any litigation against either Landlord or Tenant. Each of Landlord and Tenant shall have the right to add persons to and delete persons from the Approved Arbitrator List provided that (a) there shall be at least five (5) persons listed on the Approved Arbitrator List at all times during the Term and (b) any person added to the Approved Arbitrator List shall be an attorney with at least 10 years experience in Manhattan office leasing for First-Class Office Buildings and shall be independent of both Landlord and Tenant. If Tenant elects to submit such dispute to arbitration pursuant to the terms hereof, Tenant shall deliver written notice simultaneously to Landlord and the Selected Arbitrator. The Selected Arbitrator shall conduct such hearings as such Selected Arbitrator deems appropriate, provided that in any such hearing Tenant shall be permitted to furnish, and the Selected Arbitrator shall be permitted to consider, only the Required Consent Information, and Landlord shall be permitted to furnish, and the Selected Arbitrator shall be permitted to consider, only the Disapproval Grounds. The Selected Arbitrator shall make a determination in writing as to Landlord's reasonableness or unreasonableness in withholding its consent and shall give notice to Landlord and Tenant of such determination within seven (7) Business Days, if at all possible, after Tenant's notice to such Selected Arbitrator. In the event that an arbitral decision is not rendered within such seven (7) Business Day period as a result of any request for adjournment or extension by Landlord, Landlord's consent to the assignment or subletting in question shall be deemed to be granted, it being acknowledged that the granting of such expedited arbitration was a material inducement to Tenant entering into this Lease and that it is the express intention of the parties that time shall be of the essence with respect to the seven (7) Business Day period provided therefor. The costs and expenses of arbitration shall be borne by the non-prevailing party. In rendering his or her decision, the Selected Arbitrator shall have no power to vary, modify or amend any provision of this Lease and shall be bound by the provisions of Section 14.4(a) hereof. The decision of the Selected Arbitrator shall be conclusive and binding upon the parties for all purposes of this Lease, and judgment thereon may be entered in any court of competent jurisdiction.

            Section 14.14. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding


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

sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

                  (a) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

                  (b) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person or entity, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person or entity under the Lease as set forth in Section 14.14(c) below, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person or entity in connection with the assignment of this Lease.

                  (c) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (i) deposit with Landlord on the assumption of this Lease the sum of the then annual Minimum Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held as security by Landlord, (ii) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then Minimum Rent for each of such three (3) years, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

                  (d) If, at any time after the originally named Tenant herein may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Section 17.1(b) hereof, or in any similar proceeding, or in


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

the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said
Article 17 based upon any of the events of default set forth in such Section 17.1(b), any prior tenant, including, without limitation, the originally named Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Minimum Rent, Additional Rent and other items due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord of the Demised Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the date set forth in this Lease for the expiration of the term hereof, unless sooner terminated as in such lease provided, at the same Minimum Rent and Additional Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all escalated rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder.

            Section 14.15. IDA. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, upon not less than seven
(7) days prior written notice to Landlord, but without the prior consent of Landlord, to sublease all or a portion of the Demised Premises other than the Long-Term Leaseback Space (the "IDA Premises") to the New York City Industrial Development Agency ("IDA") and, together with its affiliates, to sub-sublease back from the IDA the IDA Premises. No such sublease or sub-sublease shall (a) be subject to Landlord's right of first offer or recapture pursuant to Section
14.3 hereof, or (b) be subject to any sharing of Profit pursuant to Section 14.4(e) hereof.

                                   ARTICLE 15

                           INDEMNIFICATION OF LANDLORD

            Section 15.1. Indemnity. Notwithstanding that joint or concurrent liability may be imposed upon Landlord by a Legal Requirement, Tenant will, except to the extent caused by the negligence or tortious act or omission of Landlord, any Subtenant Parties, any Fee Mortgagee or any of their respective agents, officers, contractors, employees, servants and invitees, indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable


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architects' and attorneys' fees and expenses, which may be imposed upon, or incurred by, or asserted against Landlord by reason of any of the following during the Term of this Lease:

                  (a) any work or thing done by Tenant in, on or about the Demised Premises or any part thereof or upon the adjacent vaults, sidewalks or streets or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof;

                  (b) any use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof or upon the adjacent sidewalks or streets;

                  (c) any negligence or tortious act or omission on the part of Tenant or any of its agents, contractors, servants, employees, or invitees;

                  (d) any negligence or tortious act or omission on the part of any subtenant of Tenant or any of the agents, contractors, servants, employees, or invitees of such subtenant;

                  (e) any accident, injury (including death) or damage to any person or property occurring in, on or about the Demised Premises or any part thereof or upon the adjacent vaults, sidewalks or streets; or

                  (f) any tax recapture or loss of any Tax Credit suffered by Landlord as a result of Tenant's failure to comply with the provisions of
Section 9.6.

            Tenant upon notice from Landlord will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed. Counsel for Tenant's insurer are hereby deemed approved, unless Tenant has a right to approve such counsel, in which event Landlord shall also have the right to approve such counsel, such approval not to be unreasonably withheld or delayed. Such obligations of Tenant under this Article 15 as shall have accrued at the time of any termination of this Lease shall survive any such termination.

            Section 15.2. Reference to Other Provisions. The provisions set forth in Section 15.1 above shall in no way be deemed to conflict with, restrict or in any way modify the provisions set forth in Article 17 of this Lease.

                                   ARTICLE 16

                                  CONDEMNATION

            Section 16.1. Total Taking. In the event of the Taking of the entire Demised Premises, this Lease and the terms and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the "Date of Taking"), and Tenant shall have no claim against Landlord for, or make any claim for, the value of any unexpired term of this Lease, and the Minimum Rent and Additional Rent shall be apportioned as of such date.


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

            Section 16.2. Partial Taking

                  (a) In the event of a Taking which does not result in a termination of this Lease pursuant to Sections 16.1 or 16.3, this Lease shall terminate and expire with respect only to the portion of the Demised Premises so taken, on and as of the date of taking. In all other respects this Lease shall remain in full force and effect except that Tenant shall be entitled, after such date, to a reduction in the Minimum Rent in the proportion which the area of the Demised Premises so taken bears to the total area of the Demised Premises at the time of such Taking.

                  (b) The award or awards paid as a result of such Taking shall be divided and distributed in the following order of priority:

            (i) Landlord and Tenant shall be entitled to all expenses incurred by them in connection with such Taking, including, without limitation, reasonable attorneys' fees and expenses; and

            (ii) If the remainder of the proceeds without interest shall be in an amount of $10,000,000.00 or less, such proceeds shall be paid to Tenant, in trust, for application by Tenant to the Restoration of the Improvements, or, if the proceeds are in an amount in excess of $10,000,000.00, the entire proceeds shall be paid to and deposited with Landlord. If Landlord shall receive proceeds, it shall upon the request of Tenant deliver to Tenant a certificate stating that such proceeds have been deposited with Landlord pursuant to the requirements of this Lease.

                  (c) Tenant, at its sole cost and expense and whether or not the proceeds shall be sufficient for the purpose, shall proceed, within forty
(40) days after such Taking, with diligence and continuity, to repair, alter (including any necessary demolition and reconstruction) and restore the remaining part of the Demised Premises to substantially their former condition, so as to constitute a complete structure suitable for the purposes the Demised Premises are being used for as of the date hereof. All repairs, alterations, restorations or demolition conducted by Tenant as a result of a partial Taking, including temporary repairs for the protection of the Improvements or other property pending the completion thereof, are referred to in this Lease as the "Partial Restoration".

                  (d) The conditions under which the Partial Restoration is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Article 9; and the cost of the Restoration shall include the reasonable fees of the Construction Manager.

                  (e) If the proceeds are deposited with Landlord, Landlord shall hold, apply, make available and pay over to Tenant the proceeds in the same manner as is provided for Landlord with respect to Casualty Proceeds under the provisions of Article 9 (except that no Voluntary Alterations shall be made with such condemnation proceeds) and upon the completion and payment of the cost of the Partial Restoration, the balance of the proceeds held by Landlord may be retained by Landlord.

            Section 16.3. Termination Upon Partial Taking.

                  (a) In the event of a Taking of less than the entire Demised Premises (i) Tenant may elect to cancel this Lease (A) in the event the area remaining following the Taking shall not be sufficient, in the reasonable judgment of Tenant, to enable Tenant to continue the operation of its business therein in substantially the manner in which such business was being conducted immediately prior to such Taking, or (B) if such Taking materially adversely impairs the means of access to the Demised Premises or the entrances or lobby of the South Building, or (ii) Landlord may elect to terminate this Lease if in the reasonable judgment of Landlord and as a result of a Taking of a portion of the Building, the Building could not be operated in an economically viable manner, provided that the party entitled to cancel the Lease serves the other party with a notice of election to cancel not later than ninety (90) days after the date of taking. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of receipt of such notice and the Minimum Rent and Additional Rent shall be apportioned as of the date of taking, with respect to the portion of the Demised Premises taken, and as of such termination date with respect to the remainder of the Demised Premises.

                  (b) In the event a partial taking shall occur in the last two
(2) years of the Term, either Landlord or Tenant, irrespective of the area of the space remaining, may elect to cancel this Lease and the Term hereby granted, provided such party shall have, within ninety (90) days after such taking, given notice to that effect to the other party and, upon the receipt of such notice, the Minimum Rent and Additional Rent shall be apportioned and paid to the date of expiration of the Term specified and this Lease and the Term hereby granted shall cease, expire and come to an end upon the expiration of the ninety (90) days specified in said notice, provided, however, that neither Landlord nor Tenant shall have the right to cancel this Lease if, prior to the end of such ninety (90) day period, Tenant shall have delivered to Landlord notice of its irrevocable election to thereafter extend this Lease pursuant to Article 29 hereof, in which event neither Landlord nor Tenant may elect to terminate this Lease other than on the basis set forth in Section 16.3(a) of this Lease.

            Section 16.4. Awards. In the event of that this Lease is terminated pursuant to Section 16.1 or 16.3, Landlord shall be entitled to receive the entire award and compensation for the Taking, without deduction for any estate vested in Tenant by this Lease (or any value attributable thereto). Tenant hereby assigns to Landlord any and all right, title and interest which the Tenant may have in or to any such award and compensation (other than Tenant's claim for statutory moving expenses, if any); and Tenant agrees to execute and file any and all applications, statements, documents, and instruments necessary or desirable to facilitate Landlord's collection of any such award and compensation. Notwithstanding anything to the contrary contained in this Section 16.4, Tenant shall have the right, at its sole cost and expense, to prosecute a direct claim against a condemning authority for the value of any fixtures or equipment furnished or installed in the Demised Premises by Tenant and for Tenant's moving expenses; provided, however, that no such claim shall diminish or otherwise adversely affect any award(s) made for the Land and/or the Improvements. In the event that Tenant is not permitted to make a separate claim for such items in such proceeding, Landlord shall prosecute all claims in such proceeding on behalf of both Landlord and Tenant, in which event Tenant may, if it so


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elects and at its expense, join with Landlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding; provided, however, that, if Landlord incurs any additional expense because of Tenant's exercising its rights under this sentence, Tenant will bear such additional expense.

            Section 16.5. Temporary Taking. In the event of a Taking of the whole or any part of the Demised Premises or of Tenant's interest in this Lease for a temporary use or occupancy, the Term of this Lease shall not be reduced or affected in any way and Tenant shall continue to pay in full the Rent and other charges herein reserved, without reduction or abatement, in the manner and at the times herein specified and, except only to the extent that Tenant is prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall continue to perform and observe all of the other terms of this Lease as though such temporary taking had not occurred. However, Tenant shall be entitled to the portion of the award or compensation for such temporary Taking (after subtraction of all necessary and proper expenses of collection incurred by Landlord) equal to the Rents payable hereunder during the period covered, together with such additional reasonable and actual expenses as Tenant incurs in connection with relocation to alternate space for the period of such temporary Taking. The balance of the award and compensation shall be payable to Landlord. In addition, Landlord shall be entitled to collect from such award the total estimated cost of restoring the Demised Premises after the termination of such temporary use, which amount shall be made available to Tenant when and if, during the Term of this Lease, Tenant shall obtain possession and shall proceed with restoring the same as nearly as possible to the conditions which the Demised Premises were immediately prior to such temporary Taking, with such changes and alterations as Tenant may elect to make at its own expense in conformity with the provisions of Article 9.

            Section 16.6. Arbitration. If the order or decree in any condemnation or similar proceedings shall fail to determine the separate amounts to be awarded to those who are entitled to such amounts hereunder, and if Landlord and Tenant do not agree thereon within thirty (30) days after the final award or awards shall have been fixed and determined, such separate amounts shall be determined by arbitration, but the arbitrators shall be bound by the provisions of this Article l6 in the division of such award or awards.

            Section 16.7. Interest on Proceeds. Those who are entitled to share in any proceeds pursuant to this Article 16 shall be entitled to any interest paid on the award or awards received by them or applied for their amount.

            Section 16.8. Right to Appear. Landlord and Tenant shall each have the right, at their own expense, to appear in any condemnation proceeding and to participate in any and all hearings, trials and appeals therein.

            Section 16.9. Notice. In the event Landlord or Tenant shall receive notice of any proposed or pending Taking affecting the Demised Premises, the party receiving such notice shall promptly notify the other party of the receipt and contents thereof.


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

                                   ARTICLE 17
                     CONDITIONAL LIMITATIONS; OTHER DEFAULTS

            Section 17.1. Each of the following shall constitute a "Default" under this Lease:

                  (a) If Tenant fails to pay (i) any installment of Minimum Rent within five (5) days after notice from Landlord to Tenant of the failure to pay the same or (ii) any item of Additional Rent within fifteen (15) days after notice from Landlord to Tenant of the failure to pay the same;

                  (b) (i) If Tenant shall commence or institute any case, proceeding or other action (x) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

            (ii) if Tenant shall make a general assignment for the benefit of creditors;

            (iii) if any case, proceeding or other action shall be commenced or instituted against Tenant (x) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (A) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (B) remains undismissed for a period of sixty (60) days;

            (iv) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its property or against its interest in this Lease which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

            (v) if a trustee, receiver or other custodian is appointed for all or substantially all of the assets of Tenant or against Tenant's interest in this Lease, which appointment is not vacated or stayed within seven (7) business days;


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

            (vi) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or

                  (c) If Tenant shall default in the observance or performance of any term, agreements, covenant, provision or condition of this Lease on Tenant's part to be observed or performed (other than those specified in clauses
(a) and (b) of this Section 17.1), and if Tenant shall have failed to comply with or remedy any default specified in this clause (c) within thirty (30) days after notice thereof from Landlord, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and if Tenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default; or

                  (d) If there shall be any material default by Tenant under the Shared Services Agreement and if Tenant shall have failed to comply with or remedy any such default within sixty (60) days after notice thereof from Landlord, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said sixty (60) day period, and if Tenant shall not have diligently commenced curing such default within such sixty (60) day period, and if Tenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default.

In each such event set forth in clauses (a), (c) or (d) of this Section 17.1, Landlord may, at its option, serve a second written notice ("Second Default Notice") upon Tenant, which such notice shall specifically refer to this Section
17.1 and shall state in bold, uppercase type on the first page thereof: FAILURE TO CURE THE DEFAULT DESCRIBED HEREIN WITHIN TWO DAYS FROM THE DATE HEREOF IN THE CASE OF A MONETARY DEFAULT OR FIVE DAYS FROM THE DATE HEREOF IN THE CASE OF A NON-MONETARY DEFAULT SHALL RESULT IN A TERMINATION OF THE LEASE AT ONE MADISON AVENUE.

            Section 17.2 In the case of (a) a Default described in Section 17.1(b), (b) a Default described in Section 17.1(a) which is not cured by Tenant within two (2) days from receipt of the Second Default Notice and/or (c) a Default described in Section 17.1(c) or (d) which is not cured by Tenant within five (5) days from receipt of the Second Default Notice, Landlord may, at its option, serve a written five (5) days' notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the Expiration Date and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

            Section 17.3 If the five (5) day notice provided for in Section 17.2 hereof shall have been given, and the Term shall expire as aforesaid, then, and in any of such events, Landlord may re-enter the Demised Premises and dispossess Tenant and the legal representative of Tenant or other occupants of the Demised Premises by summary or other legal proceedings and remove their effects and hold the Demised Premises as if this Lease had not been made.

            Section 17.4 Notwithstanding any expiration or termination prior to the Lease expiration date as set forth in this Article 17, except as provided in
Article 18 hereof, Tenant's obligation to pay Minimum Rent and Additional Rent under this Lease shall continue to cover all periods up to the Expiration Date.

            Section 17.5 Anything contained in this Article 17 to the contrary notwithstanding, if any termination of this Lease pursuant to this Article 17 shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.1(b) hereof, or by federal or state statute, then, following the expiration of any such stay, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Demised Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 14.14(c), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall quit and surrender the Demised Premises as aforesaid.

            Section 17.6 If at any time, (i) Tenant shall be comprised of two
(2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Section 17.1(b), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 17.1(b) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rental or a waiver on the part of Landlord of any rights under this Article 17.

                                   ARTICLE 18

                   REMEDIES OF LANDLORD: WAIVER OF REDEMPTION

            Section 18.1. In case of any such re-entry, expiration and/or dispossession by summary proceedings or other legal proceedings as set forth in
Article 17 hereof (a) the rent shall become due thereupon and be paid up to the time of such re-entry, expiration and/or dispossession, together with such expenses as Landlord may reasonably incur for legal expenses, reasonable attorneys' fees and expenses, brokerage fees, and/or putting the Demised Premises into the condition in which Tenant would have been obligated to deliver the Demised Premises on the Expiration Date; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (c) Tenant shall,


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

in addition to the other rights and remedies Landlord has, or may claim by virtue of any other provision contained herein or by virtue of any statute or rule of law, also pay Landlord as liquidated damages (and not as a penalty) for the failure of Tenant to observe and perform said Tenant's covenants, agreements, terms, provisions and conditions herein contained: (y) any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease or leases of the Demised Premises (or, in the event that Landlord or any Affiliate of Landlord, at its or their option but without any obligation to do so, re-occupies any portion of the Demised Premises, the fair market rental value attributable to the portion of the Demised Premises so occupied for the period of such occupancy) for each month of the period which would otherwise have constituted the balance of the term of this Lease, or, at Landlord's option, but in lieu of any other damages which may otherwise be recoverable by Landlord hereunder with respect to the loss of the benefit of Landlord's bargain, (z) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess (employing a discount factor equal to the Treasury Rate, as such term is hereinafter defined), if any, of(i) the aggregate amount of the Minimum Rent and the Additional Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Rent to be the same as were payable for the last twelve (12) calendar months, or if fewer than twelve
(12) calendar months have then elapsed from the last Rent Commencement Date, all of the calendar months immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, over (ii) the aggregate fair market rental value of the Demised Premises for the same period. The failure or refusal of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such actual out-of-pocket expenses as Landlord may reasonably incur in connection with re-letting, such as legal expenses, reasonable fees, brokerage fees and for keeping the Demised Premises in good order or for preparing the same re-letting. Any liquidated damages payable to clause (y) of this Section 18.1 shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure or refusal to re-let the Demised Premises or any parts thereof, or, in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting. For purposes hereof, the term "Treasury Rate" shall mean the yield in percent per annum of the Treasury Constant Maturities for ten (10) year terms as published in document H.15(519) (presently published by the Board of Governors of the Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the Treasury Rate is to be determined. If the publishing of the yield of Treasury Constant Maturities is ever discontinued, then the Treasury


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

Rate shall be based upon the index which the Board of Governors of the Federal Reserve System publishes in replacement or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the yield of the Treasury Constant Maturities.

            Section 18.2. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants, terms, provisions and conditions of this Lease or otherwise (beyond applicable notice and grace periods).

            Section 18.3. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 17 or under any provision of law, or had Landlord not re-entered the Demised Premises. Except as expressly set forth in Section 18.1 hereof, nothing herein contained shall be construed to limit or preclude recovery by Landlord or Tenant against the other of any sums or damages to which, in addition to the damages particularly provided herein, such party may lawfully recover.

            Section 18.4. In the event of a breach or threatened breach by either Landlord or Tenant of any of the covenants, agreements, terms, provisions and conditions hereof, the non-breaching party shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity, and the mention in this law of any particular remedy shall not preclude Landlord or Tenant from any other remedy, at law or in equity, except as expressly set forth in Section 18.1 hereof and except for consequential and punitive damage, which consequential and punitive damages Landlord and Tenant each hereby waive and release.

            Section 18.5. Right to Perform. If Tenant shall fail to pay any Imposition or make any other payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision or condition herein contained, Landlord, without being under any obligation to do so and without thereby waiving such failure or default, may make such payment or remedy such other default for the account and at the expense of Tenant, immediately and without notice in the case of emergency, or in any other case provided Tenant shall fail to make such payment or remedy such default within the applicable grace period specified in Section 17.1 after Landlord shall have notified Tenant of such failure or default. Bills for any expense incurred by Landlord in connection therewith, and bills for all costs, expenses and disbursements of every kind and nature, including, without limitation, reasonable attorneys' fees and expenses, involved in collection or endeavoring to enforce any right against Tenant, under or in connection with this Lease, or pursuant to law, including, without limitation, any such costs, expenses and disbursements involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be furnished or rendered, by Landlord to Tenant with respect to the Demised Premises and other equipment and construction work done for the account of Tenant (together with interest at the Interest Rate from the respective dates of Landlord's making of each such payment or incurring of each such cost or expense), may be sent


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

by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of such bills and if not paid when due the amount thereof shall immediately become due and payable as Additional Rent under this Lease.

                                   ARTICLE 19

                                    SURRENDER

            Section 19.1. Condition on Surrender. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall surrender the Demised Premises, broom clean to the possession and use of Landlord without delay and, except for reasonable wear and tear and damage by fire, the elements or other casualty and condemnation, in good order, condition and repair for premises of the type, class and character of the Demised Premises, free and clear of all subtenants, lettings and occupancies other than those with respect to which Landlord has executed a non-disturbance agreement which is still in effect and of all liens and encumbrances other than those, if any, to which this Lease is now subject or which may hereafter be created or consented to by Landlord or any person claiming under or through Landlord, other than Tenant or any person claiming under or through Tenant.

            Section 19.2. Removal of Specialty Alterations.

                  (a) Landlord shall have the right to elect to have Tenant remove some or all of Tenant's Specialty Alterations by giving written notice to Tenant no earlier than twenty four (24) months prior to the Expiration Date and no later than twelve (12) months prior to the Expiration Date. Upon such written request to Tenant, Tenant shall, at its sole cost and expense, remove such Specialty Alterations on or before the Expiration Date or sooner termination of this Lease, restore the Demised Premises to the condition existing prior to the installation of such Specialty Alterations and repair all damage to the Demised Premises, if any, resulting from such removal. Landlord shall also have the right (without giving the aforesaid notice) to remove any such Specialty Alterations within six months after the Expiration Date or sooner termination of the Term. In the event Landlord so removes such Specialty Alterations, the reasonable cost of such removal and of restoring the Demised Premises to the condition existing prior to the installation of such Specialty Alterations and repairing all damage to the Demised Premises, if any, resulting from such removal shall be paid by Tenant within thirty (30) days after written demand therefor.

                  (b) Notwithstanding the foregoing, Tenant shall have the right to submit to Landlord plans and specifications for any Voluntary Alteration (whether or not Landlord's approval thereof is required under Article 9 hereof) and request that Landlord deliver to Tenant notice (the "Alteration Notice") stating whether or not such Voluntary Alteration constitutes a Specialty Alteration which Tenant would be required to remove (or Landlord could remove at Tenant's expense) pursuant to Section 19.2(a). If Landlord shall have failed to respond to Tenant's request for an Alteration Notice within twenty (20) Business Days after Tenant shall have submitted Tenant's written request therefor together with all applicable plans and specifications, then Tenant shall have the right to give to Landlord a second notice (a "Second Alteration Request"), and if Landlord shall fail to respond to such Second Alteration


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

Request within five (5) Business Days after Landlord's receipt thereof, then Landlord shall be deemed to have determined that such Specialty Alteration need not be removed at the end of the Term, provided and on condition that the Second Alteration Request shall specifically refer to this Section 19.2(b) and shall state in bold uppercase letters on the first page thereof: "LANDLORD SHALL BE DEEMED TO HAVE DETERMINED THAT THE ALTERATION DESCRIBED IN THE SUBMITTED PLANS AND SPECIFICATIONS NEED NOT BE REMOVED AT THE END OF THE TERM IF LANDLORD FAILS TO DELIVER A NOTICE TO TENANT STATING WHETHER OR NOT TENANT WILL BE REQUIRED TO REMOVE SUCH ALTERATION WITHIN FIVE (5) BUSINESS DAYS AFTER THIS NOTICE SHALL HAVE BEEN GIVEN TO LANDLORD." If Landlord delivers an Alteration Notice stating that the proposed Alteration is a Specialty Alteration which must be removed at or prior to the Expiration Date or sooner termination of this Lease, Landlord shall not be required to deliver the notice set forth in Section 19.2(a) with respect to such Alteration, and Tenant shall be required to remove such Specialty Alteration in accordance with Section 19.2(a).

                  (c) Tenant shall not be required to remove any Specialty Alterations installed by Landlord or any Subtenant Parties under the Takeback Sublease.

            Section 19.3. Fixtures, etc. Tenant shall remove its furniture, trade fixtures and trade equipment (not constituting part of the Demised Premises) and other personal property at or prior to the expiration or termination of this Lease and shall promptly repair any damage due to such removal.

            Section 19.4. Abandonment of Personal Property. Any personal property of Tenant which shall remain in the Demised Premises after the termination of this Lease may, at the option of Landlord, be deemed to have been abandoned by Tenant and either may be retained by Landlord as its property or be disposed of without accountability in such manner as Landlord may determine. Landlord shall not, at any time, be responsible for any loss or damage occurring to any property owned by Tenant except to the extent caused by the negligence or willful misconduct of Landlord or any of Landlord's agents, contractors, employees or servants.

            Section 19.5. Intentionally omitted.

            Section 19.6. Survival. The provisions of this Article 19 shall survive the expiration or termination of this Lease.


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

                                   ARTICLE 20

                            CERTIFICATE OF OCCUPANCY

            Section 20.1. To the best of Landlord's knowledge, attached hereto and made a part hereof as Schedule K is a photocopy of the existing certificate of occupancy for the Building. Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the Building. Tenant may, from time to time, with the prior consent of Landlord, not to be unreasonably withheld or delayed, modify the certificate of occupancy for the Demised Premises provided the same (i) does not permit uses other than those permitted under Article 6 of this Lease, (ii) does not adversely affect the use and occupancy of the Leaseback Space, and (iii) does not result in Landlord having to perform under the Takeback Sublease any additions, alterations or improvements to the Leaseback Space to comply with any Legal Requirement which would not have been applicable if the certificate of occupancy remained unmodified. Landlord shall not do anything to prevent the issuance of, or cause the loss or revocation of, a certificate of occupancy for the Building permitting the use thereof for office use or the Retail Space for retail use. If either party's execution alone would not be sufficient to obtain a certificate of occupancy or amendment thereto for which such party may be permitted to obtain or is legally required to obtain, the other party shall, upon request by the party seeking such certificate or amendment thereto, promptly execute and deliver (or cause to be executed and delivered) all factually correct and lawful applications and consents required by Legal Requirements and/or Insurance Requirements to be filed in order to enable such certificate of occupancy or amendments thereto to be obtained, provided the party requested to sign the same thereby incurs no liability or expense which is not reimbursed.

                                   ARTICLE 21

                                   ARBITRATION

            Section 21.1. Selection of Arbitrator. Whenever in this Lease it is provided that a dispute shall or may be submitted to or be determined by arbitration, the arbitration shall be conducted as provided in this Article 21. The party desiring such arbitration shall give notice to that effect to the other, and within ten (10) days after such notice is given, the matter shall be submitted to arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or its successor) providing for a single arbitrator. In deciding the dispute, the arbitrator shall act in accordance with the rules then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon them by the provisions of this Lease. In the event that the American Arbitration Association or a nationally recognized successor shall not then be in existence, the arbitration shall proceed under the provisions of another generally recognized arbitration association selected by Tenant and reasonably approved by Landlord. Landlord and Tenant shall be entitled to present evidence and argument to the arbitrator. The decision of the arbitrator shall be conclusive upon the parties for all purposes of this Lease, and judgment thereon may be entered in any court of competent jurisdiction.


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

            Section 21.2. Matters Arbitrable. The rights and/or obligations of Landlord and Tenant to submit a dispute to arbitration are limited to disputes arising under those provisions of this Lease which specifically provide for arbitration.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

            Section 22.1. Covenant. As long as this Lease shall remain in full force and effect and Tenant shall not be in Default of any of the terms or conditions of this Lease, Tenant shall peaceably and quietly enjoy the Demised Premises hereby demised for the term of this Lease, without hindrance or molestation by anyone claiming by, through or under Landlord, subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease.

                                   ARTICLE 23

                                  CERTIFICATES

            Section 23.1. Landlord and Tenant shall, without charge, at any time and from time to time, within ten (10) business days after request by the other party, deliver a written instrument to the requesting party or any other person, firm or corporation specified by the requesting party, duly executed, stating, as applicable:

                  (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

                  (b) whether or not, to the knowledge of the certifying party, there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, provisions, covenants, or conditions of this Lease and any modification thereof upon the part of the certifying party to be performed or complied with, and, if so, specifying in reasonable detail the specific facts, aspects of, circumstances or basis of the same;

                  (c) the dates to which the Minimum Rent and Additional Rent have been paid; and

                  (d) whether the term of this Lease has commenced and Rent become payable thereunder, and whether Tenant has accepted possession of the Demised Premises and any additional information such party may reasonably request.

If Tenant should fail to deliver the requested estoppel certificate within the foregoing ten (10) business day period, Landlord may serve a second notice on Tenant specifying that Tenant's failure to deliver the same within ten (10) business days of Tenant's receipt of that notice shall at Landlord's option be, and be deemed, a Default under this Lease and any failure by Tenant to deliver the same within such ten (10) business day period shall, at Landlord's option, be deemed to be a Default hereunder.


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                                   ARTICLE 24

                                     NOTICES

            Section 24.1. Service of Notices. Any notice or demand, consent, approval or disapproval (collectively, "Notice") required or permitted to be given by the terms and provisions of this Lease, or by any Legal Requirement, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such Legal Requirement, such notice, demand, consent, approval or disapproval (other than for bills for Minimum Rent or Additional Rent) shall be given, and shall be deemed to have been served and given, if sent by prepaid nationally recognized overnight express service and same shall be deemed delivered and effective the next Business Day after deposit with such carrier. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. If such notice is from Landlord to Tenant, such notice shall be addressed to Tenant, at 11 Madison Avenue, New York, New York 10010-3629, Attention: Managing Director, Corporate Services, with a copy thereof simultaneously being sent by the same mailing procedure to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Chris M. Smith, Esq. and with a copy of any notice of default to Tenant simultaneously being sent by the same mailing procedure, to 11 Madison Avenue, New York, New York 10010-3629, Attention: General Counsel. Such notice from Tenant to Landlord shall be addressed to the Metropolitan Life Insurance Company, 200 Park Avenue, New York, New York 10166, Attention: Vice President, Real Estate Investments
(EIM), 12th Floor, with a duplicate thereof, simultaneously being sent by the same mailing procedure to Metropolitan Life Insurance Company, 200 Park Avenue, New York, New York 10166, Attention: Richard S. Collins, Esq., Chief Counsel, Law Department/REI 12th Floor, and to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention: Mark Lipschutz, Esq.

            Section 24.2. Change of Address. Any address or name specified above may be changed by a Notice given by the addressee to the other party in accordance with Section 24.1. hereof.

            Section 24.3. Effective Date of Notices. All Notices shall be effective upon receipt and the time period in which a response to any such Notice must be given shall commence to run from the date of receipt on the delivery confirmation or the return receipt of the notice by the addressee or the courier thereof, as the case may be. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. In the event that an overnight express delivery is not being accepted for delivery, Notices to Tenant may then be served by hand delivery to the addressees above Notices to Landlord may then be served by hand delivery to the Vice President, Real Estate Investments, and to the Chief Counsel, Real Estate Investments, Law Department, of Metropolitan Life Insurance Company. Either party may, by Notice as aforesaid, designate a different (i) address or addresses within the United States of America for Notices and/or (ii) representative(s) upon whom service may, as above provided, be made or effected.


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                                   ARTICLE 25

                               MEMORANDUM OF LEASE

            Section 25.1. Memorandum. At any time after the date hereof but prior to the Expiration Date, upon Tenant's request, Landlord and Tenant shall execute a memorandum of this Lease, in recordable form, in substance reasonably satisfactory to both parties. Tenant may, at its sole cost and expense, record said memorandum. Upon the expiration or sooner termination of this Lease, Tenant shall, within five (5) days of request, execute and deliver to Landlord a release of such memorandum in form required for recording and Tenant hereby irrevocably constitutes and appoints Landlord the attorney-in-fact of Tenant to execute, deliver and record such release with the appropriate recording officer or office, if Tenant shall fail to so executed and deliver such release within such five (5) day period. Said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any memorandum of this Lease remains of record. Such memorandum shall not be deemed to modify or change any provisions of this Lease.

                                   ARTICLE 26

                                  SUBORDINATION

            Section 26.1. Subordination.

                  (a) When, as and if each Subordination and Non-Disturbance Agreement (and as defined herein) to be entered into under Section 26.1(c) is executed and delivered, this Lease and Tenant's rights hereunder shall be and become subject and subordinate to the applicable mortgages which may hereafter affect the Land and the Improvements (herein referred to as the "Fee Mortgages" or the "Fee Mortgage"), and to all modifications, consolidations, replacements and extensions thereof.

                  (b) The holder of any Fee Mortgage ("Fee Mortgagee") may, elect that this Lease shall have priority over such Mortgage and, upon notification by such Fee Mortgagee to Tenant, this Lease shall be deemed to have priority over such Fee Mortgage, whether this Lease is dated prior, or subsequent, to the date of such Fee Mortgage.

                  (c) The subordination of this Lease to any Fee Mortgage in accordance with Section 26.1(a) shall be provided under an agreement executed and delivered by the Fee Mortgagee, and Tenant, and, if reasonably required by such Fee Mortgagee or by Tenant, also by Landlord, and such agreement (each such agreement, while in force, the "Subordination and Non-Disturbance Agreement") shall be in substantially the form annexed hereto as Schedule L and shall be executed by Tenant and returned to Landlord within fifteen (15) business days of Landlord's request therefor, it being understood and agreed that Tenant will agree to such reasonable changes to the Subordination and Non-Disturbance Agreement requested by the Fee Mortgagee, provided such changes (i) do not affect Tenant's rights or obligations under this Lease except to a de minimis extent, (ii) do not increase Tenant's financial obligations under this Lease and
(iii) do not shorten or lengthen the Term.


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            Section 26.2. ATTORNMENT

                  (a) If Landlord's interest in the Demised Premises is encumbered by a Fee Mortgage and such Fee Mortgage is foreclosed, or Landlord's interest in the Demised Premises is acquired by deed in lieu of foreclosure or if Landlord's interest in the Demised Premises is sold pursuant to such foreclosure or by reason of a default under said Fee Mortgage, then notwithstanding such foreclosure, such acquisition by deed in lieu of foreclosure, such sale, or such default, but subject to the provisions of any Subordination and Non-Disturbance Agreement with such Fee Mortgagee (i) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (ii) this Lease shall continue as a direct lease between such applicable Fee Mortgagee, transferee by deed in lieu of foreclosure or purchaser at such foreclosure, as the landlord under this Lease, and Tenant, as the tenant under this Lease.

                  (b) If Landlord's interest in the Demised Premises is a leasehold interest, at any time, and if Landlord's leasehold interest is terminated for any reason, then, notwithstanding such termination, the dispossession of Landlord from the Improvements, or any default by Landlord, as tenant, under any ground lease or overlease, but subject to the provisions of any Subordination and Non-Disturbance Agreement with such ground lessor, (i) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and
(ii) this Lease shall continue as a direct lease between such ground lessor or overlandlord, as the landlord under this Lease, and Tenant, as the tenant under this Lease, but at the request of such ground lessor or overlandlord, Tenant shall attorn to the applicable ground lessor and execute a new lease for the Demised Premises setting forth all of the provisions of this lease except that the term of such new lease shall be for the balance of the term of this Lease.

            Section 26.3. RIGHTS OF FEE MORTGAGE.

                  (a) Tenant agrees that in the event of any act or omission by Landlord which would give Tenant the right under this Lease to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (i) until Tenant has given written notice of such act or omission to the holder of the Fee Mortgages whose name and address has been supplied to Tenant and which continue in existence and (ii) until a period of thirty (30) days beyond the time available to Landlord under this Lease in which to cure the breach or default by Landlord has elapsed. The holder of any Fee Mortgage shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default or default by Landlord, except to the extent that any such holder agrees to undertake otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Improvements, provided only that the holder of such Fee Mortgage undertakes to Tenant by written notice to Tenant, within thirty (30) days after receipt of Tenant's notice, to exercise reasonable efforts to cure or cause to be cured such breach or default within the period permitted by this Section 26.3(a), such holder's cure period shall continue for such additional time as may reasonably be required to either (a) obtain possession and control of the Improvements and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.


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

                  (b) The provisions of Section 26.3(a) hereof shall be subject to the provisions of any Subordination and Non-Disturbance Agreement which may be entered into, and the provisions of such Subordination and Non-Disturbance Agreement shall prevail in the event of any conflict.

            Section 26.4. No Current Fee Mortgages. Landlord hereby represents and warrants that, as of the date of execution of this Lease, there are no Fee Mortgages or ground leases encumbering all or any portion of Landlord's interest in and to the Land and Improvements.

                                   ARTICLE 27

                                  MISCELLANEOUS

            Section 27.1. Waiver of Jury. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any other claims (except claims for personal injury or property damage). It is further mutually agreed that in the event Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim (other than a compulsory counterclaim) in any such proceeding.

            Section 27.2. No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The failure of either party to insist upon the strict performance of any one of the terms of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, right, remedy or election, but the same shall continue and remain in full force and effect. All rights or remedies of either party in this Lease specified and all other rights or remedies that either party may have at law, in equity or otherwise upon breach of any term in this Lease contained upon the part of the other party to be performed, shall be distinct, separate and cumulative rights or remedies and no one of them, whether exercised by such party or not, shall be deemed to be an exclusion of any other. The consent of either party to any act or matter must be in writing and shall apply only with respect to the particular act or matter in which such consent is given and shall not relieve either party from the obligations wherever required under this Lease to obtain the consent of the other party to any other act or matter.

            Section 27.3. Acceptance of Rent. Receipt or acceptance of Rent or any part thereof by Landlord shall not be deemed to be a waiver of any breach or Default under the terms of this Lease or of any right which Landlord may be entitled to exercise under this Lease. In the event that Tenant is in arrears in the payment of Rent or any part thereof, Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord may


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

determine notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            Section 27.4. Entire Agreement. This Lease contains the entire agreement between Landlord and Tenant and any agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, release, discharge or terminate the terms hereof in whole or in part, unless such agreement is in writing and signed by the party against which enforcement of such change, modification, waiver, release, discharge or termination is sought.

            Section 27.5. No Recourse.

                  (a) No disclosed or undisclosed officers, shareholders, principals, directors, employees, members or servants of Landlord shall be personally liable for the performance of Landlord's obligations under this Lease. Notwithstanding anything to the contrary contained herein, Tenant's sole recourse for the enforcement of Landlord's obligations hereunder or to satisfy a judgment for Landlord's failure to perform such obligations shall be against the Land and the Improvements (or any Casualty Proceeds or condemnation awards paid to Landlord and not applied to Restoration), and in no event shall any other assets of Landlord be subject to any claim arising herefrom, except for any claim relating to misappropriation by Landlord of, or fraud by Landlord with respect to, any Casualty Proceeds disbursed to, received by or otherwise in Landlord's custody and control.

                  (b) No disclosed or undisclosed officers, shareholders, principals, directors, employees, members or servants of Tenant shall be personally liable for the performance of Tenant's obligations under this Lease.

            Section 27.6. Captions. The captions of Sections in this Lease and its Table of Contents are inserted only as a convenience for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

            Section 27.7. Construction. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Unless otherwise specifically provided in this Lease, each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant shall be deemed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

            Section 27.8. Consent. Whenever in this Lease Landlord's consent or approval is required not to be unreasonably withheld, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision by specific performance, injunction or declaratory judgment. The waiver of Tenant's claim and the exculpation of Landlord from liability set forth in the foregoing provisions of this section 27.8


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

shall not apply in the event that it is determined in a court of competent jurisdiction by a final, unappealable judicial determination that Landlord's refusal to grant such consent was arbitrary, capricious and in bad faith.

            Section 27.9. Invalidity. If any term of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            Section 27.10. Net Worth. Whenever this Lease requires that Tenant, any Affiliate of Tenant, or any other corporation shall have at least a specified net worth, Landlord shall have a reasonable opportunity to verify any statement of net worth if Tenant, such Affiliate of Tenant or such other corporation is not a public corporation.

            Section 27.11. Successors and Assigns. The covenants, terms, provisions and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, assigns.

            Section 27.12. Applicable Law. This Lease shall be governed by the laws of the State of New York.

            Section 27.13. Excavation: Shoring. If an excavation shall be made upon land adjacent to or under the Improvements, or shall be authorized to be made, Tenant shall, upon reasonable advance notice (except in an emergency), afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as shall be reasonably necessary to preserve the wall(s) of the Improvements from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Minimum Rent or Additional Rent, provided that Tenant shall continue to have access to the Demised Premises, and that such work and any permanent changes to the Improvements resulting therefrom do not (a) materially reduce, interfere with or deprive Tenant of access to the Demised Premises, (b) reduce the usable floor area of the Demised Premises to the extent that the same would materially interfere with the conduct of Tenant's business at the Demised Premises or (c) materially impede the operation of Tenant's business, but if the usable floor area of the Demised Premises is permanently reduced by more than a minimal amount, the Minimum Rent and Additional Rent shall be proportionately abated (on a per square foot basis).

            Section 27.14. Brokers. Landlord and Tenant represent and warrant to each other that the only agents or brokers with whom each has dealt in connection with this Lease and/or the Demised Premises are Insignia/ESG, Inc. ("ESG") and CSFB Realty Corp. ("CSFB Realty"). Landlord agrees, in accordance with the terms of a separate written agreement with ESG, to pay the commission, if any, due ESG in connection with this Lease. Tenant agrees, in accordance with the terms of a separate written agreement with CSFB Realty, to pay the commission, if any, due CSFB Realty in connection with this Lease. Landlord and Tenant each


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

covenant and agree to pay, indemnify and hold the other harmless from and against any and all claims for fees, commissions and other compensation made by any agent or agents other than ESG and CSFB Realty based on any dealings between Landlord or Tenant and to which the applicable party is indemnifying the other, as the case may be, together with all costs and expenses incurred by Landlord or Tenant in resisting such claims (including, without limitation, reasonable attorney's fees and expenses). The obligations of Landlord and Tenant under this
Section 27.14 shall survive the expiration or termination of this Lease.

            Section 27.15. Designated Representative. If Landlord shall consist of more than one person or entity, the parties constituting Landlord may designate one person or entity (the "Designated Representative") to do all of the following on behalf of all of such parties: (i) to accept any payments made in connection with this Lease; (ii) to give and accept notices in connection with this Lease; (iii) to grant or deny approval of any matter covered by this Lease; and (iv) to otherwise take all such actions or omit to take such actions, from time to time, in connection with this Lease, as may be required or permitted; and each and/or all of the foregoing, if done by such Designated Representative, shall be deemed to have been done by all of the parties constituting Landlord. The Designated Representative may be changed only by giving five (5) business days prior written notice of such change to Tenant, which notice must be signed by all parties constituting Landlord.

            Section 27.16. Financial Statements. At Landlord's option, if Landlord so requests from time to time, Tenant shall provide to Landlord a statement of financial condition prepared in accordance with the generally accepted accounting principles or other similarly recognized principles of a foreign jurisdiction applicable to Tenant or its parent and as of the close of Tenant's fiscal year ("Financial Statement") at least once each calendar year, no later than 90 days after the end of Tenant's fiscal year. Such Financial Statement shall be prepared by an independent certified public accountant. If Tenant is required to file annual and quarterly reports with the Securities and Exchange Commission ("SEC"), Tenant shall furnish copies of the same to Landlord within thirty (30) days of the filing with the SEC; and such reports shall be deemed to satisfy the requirements of this Section. Tenant shall also provide to Landlord its most recent quarterly Financial Statement, within ten (10) days of written request therefor by Landlord, with a statement certified as required above by a duly authorized officer of Tenant indicating whether there exists any material adverse changes, if any, in Tenant's financial condition since the date of its most recent Financial Statement.

            Section 27.17. Vaults. Landlord shall have no responsibility for title to or any other aspect of vaults and areas, if any, now or hereafter built extending beyond the boundary line of the Land. Tenant may occupy and use the same during the Term, subject to this Lease and applicable Legal Requirements. No revocation on the part of any governmental department or authority of any license or permit to maintain and use any such vault and areas shall in any way affect this Lease or the amount of the Rent or any other charge payable by Tenant hereunder. Tenant shall comply with all such licenses and, permits, and if any such license or permit shall be revoked, Tenant shall do and perform all such work as may be necessary to comply with any order revoking the same.


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

            Section 27.18. Counterparts. This Lease may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Lease by telecopier shall be effective as delivery of a manually executed counterpart of this Lease. Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

            Section 27.19. Zoning Rights. Tenant hereby assigns to Landlord any interest of any kind in any zoning or development rights with respect to the Land and/or the Improvements which Tenant might acquire by reason of this Lease; and Tenant hereby releases to Landlord any claim or right of every kind whatsoever with respect to all such zoning or development rights (if any).

            Section 27.20. Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, each party hereby expressly waives and forever releases all claims against the other party for consequential damages, compensation or claims for inconvenience or loss of business, rents or profits.

            Section 27.21. ERISA Representations.

                  (a) Tenant hereby covenants, represents and warrants that: (a) Tenant is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"), (b) Tenant is acting on its own behalf pursuant to this Lease and not on behalf of, on account of, or for the benefit of any Plan, (c) Tenant will not assign its interest under this Lease or sublet all or any portion of the Demised Premises to a Plan or an entity whose assets constitute "plan assets" as defined in Department of Labor Regulation Section 2510.3-101 unless Tenant delivers an opinion from counsel reasonably satisfactory to Landlord that such assignment or subletting will not cause a violation of, or constitute a prohibited transaction under, ERISA, (d) Tenant will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets" as defined in Department of Labor Regulation Section 2510.3-101 and (e) Tenant is not an entity whose assets constitute plan assets as defined in Department of Labor Regulation Section 2510.3-101.

                  (b) Landlord represents and warrants that it is leasing the Demised Premises on behalf of its general account which meets the requirements of the Department of Labor Class Exemption 95-60.

            Section 27.22. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate or any other leasehold or subleasehold estate in the Demised Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and (b) the fee estate or any other leasehold or subleasehold estate in the Demised Premises or any part thereof or any interest in such fee estate or leasehold or


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

subleasehold estate, and no such merger shall occur unless and until all persons, firms, corporations and other entities having an interest in or lien upon (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate or any other leasehold or subleasehold estate in the Demised Premises or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

            Section 27.23. Survival of Indemnities. Any provisions of this Lease which contain obligations of either Landlord or Tenant to indemnify the other party hereto and its respective directors, officers, shareholders, employees and agents, shall survive the expiration or other termination of the Term.

            Section 27.24. Transition. During the period commencing on March 1, 2001 and ending on February 28, 2002, Landlord shall provide Tenant access at reasonable times, upon reasonable prior notice, to books and records relating to the operation of the Building in Landlord's possession. During the period commencing on November 1, 2001 and ending on February 28, 2002, Landlord shall provide Tenant access at reasonable times, upon reasonable prior notice, to employees of Landlord (such as engineers) who have been involved in the operation of the Building.

            Section 27.25. Termination of Sublease. In the event that Landlord, as subtenant under the Sublease, terminates the Takeback Sublease pursuant to
Section 6.06 thereof, this Lease shall be converted to a gross lease for the Demised Premises other than the Long-Term Leaseback Space, with appropriate adjustments to the form hereof as reasonably agreed by the parties. Landlord shall reimburse Tenant for all reasonable attorneys' fees and expenses incurred by Tenant in connection with the conversion of this Lease to a gross lease within thirty' (30) days after written demand therefor.

            Section 27.26. Condominium Conversion. Landlord shall have the right to convert its ownership in the Building to that of a synthetic condominium in connection with entering into a transaction with the New York City Industrial Development Agency pursuant to Section 6.06 of the Takeback Sublease, provided that (a) all costs incurred in connection therewith shall be borne by Landlord,
(b) all documents entered into in connection therewith shall specifically acknowledge that any inconsistencies between such documents and this Lease which have an adverse economic impact on Tenant shall be governed by this Lease, (c) documents entered into in connection therewith shall not allocate square footages to any unit inconsistent with the square footages set forth in this Lease and in the Takeback Sublease, (d) Tenant's obligations shall not be increased thereby except to a de minimis extent, (e) Tenant's rights shall not be diminished thereby except to a de minimis extent, and (f) Tenant shall have the right to review the condominium declaration and any applicable tax agreement at least thirty (30) days prior to the execution thereof. Tenant's right to review such documentation shall be for the sole purpose of determining the compliance of such documents with the provisions set forth in this Section
27.26. Tenant, at Landlord's sole cost and expense, shall cooperate with Landlord in connection with any such transaction at the Building.


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                                   ARTICLE 28

                               HAZARDOUS MATERIAL

            Section 28.1. Obligation and Indemnity. Tenant shall (a) not cause or permit any Hazardous Material (as such term is hereinafter defined) to be brought upon, kept or used in or about the Demised Premises by Tenant, its subtenants agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold or delay as long as Tenant (i) continues occupying the Demised Premises for the specific purposes and uses permitted hereunder, (ii) demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary for the normal conduct of Tenant's business and (iii) demonstrates to Landlord's reasonable satisfaction that the Hazardous Material will be used, kept, stored and disposed of in a manner that complies with all Legal Requirements and the requirements of any insurance company insuring the Demised Premises regulating any such Hazardous Material so brought upon or used or kept in or about the Demised Premises during the term of this Lease) and (b) in the event that Landlord grants its consent to Tenant to use and store Hazardous Material pursuant to (a) above then Tenant covenants that (i) the Hazardous Material will be used, kept, stored and disposed of in a manner that complies with all Legal Requirements regulating the use, storage and disposal of Hazardous Material and (ii) Tenant shall discontinue such use and storage of Hazardous Material when such Hazardous Material is no longer necessary for normal conduct of Tenant's business. Notwithstanding the preceding sentence Tenant shall not generate, manufacture or produce any Hazardous Material on the Demised Premises. If Tenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on or about the Demised Premises during the Term of the Lease results in contamination of the Demised Premises or any surrounding properties or any water supplies, or if the presence of Hazardous Material injures or kills any person or damages any property of any person or entity, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, any third party claims, the cost of any required or necessary repair, clean-up and detoxification and all amounts expended to pay for any settlement of claims or threatened claims, reasonable attorneys' fees and expenses, consultant fees and expert fees) which arise during or after the Term of this Lease as a result of such contamination. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Demised Premises caused or permitted by Tenant results in any contamination of the Demised Premises, any surrounding areas or any water supplies, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, any surrounding properties or any water supplies, to the condition existing prior to the introduction of such Hazardous Material to them; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises contained therein.

            Notwithstanding anything contained in the preceding paragraph Tenant shall not be required to obtain Landlord's prior consent to use, handle, store or dispose of products containing small quantities of Hazardous Material, which products are of a type customarily found in First-Class Office Buildings (such as aerosol cans containing insecticides, toner for copies, paints or paint remover), provided that Tenant shall handle, store, use and dispose of any


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such Hazardous Material in a safe and lawful manner and shall not allow such
Hazardous Material to contaminate the Demised Premises or the equipment.

            Section 28.2. Hazardous Material Defined. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any state or local governmental, quasi governmental or other regulatory authority, or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317), (ii) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. (42 U.S.C. ss. 6903),
(iii) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601) or (iv) any other flammable explosives, radioactive materials, hazardous wastes or materials, toxic waste or material or other similar substances.

            Section 28.3. Landlord's Rights to Enter. Without in any way limiting Landlord's other rights under this Article 28, Landlord, in its reasonable discretion, shall have the right, at any reasonable time during the Term and upon reasonable prior notice, to enter the Demised Premises for purposes of inspecting the Demised Premises and conducting any tests, samplings, borings and analysis ("Testing") that Landlord deems reasonably necessary for the purpose of determining whether the Demised Premises or surrounding properties have been contaminated. Tenant shall reimburse Landlord for the reasonable cost and expense incurred by Landlord if the Testing discloses a violation by Tenant of its obligations under this Article 28 and Tenant shall pay same as Additional Rent within thirty (30) days after written demand is made by Landlord.

            Section 28.4. Remedies. etc. In the event that Tenant is in violation of its obligations contained in this Article 28 or, except as provided in Sections 28.10 and 28.11 hereof, in the event that Landlord reasonably believes that an environmentally hazardous condition exists or potentially exists on the Demised Premises (or the surrounding properties if such condition is a result of or related to Tenant's use, occupancy or activities on the Demised Premises) then:

                  (a) Tenant shall take immediate action to remedy such condition, including clean-up and removal of the Hazardous Material and the delivery of same to properly licensed locations for the disposal of the Hazardous Material,

                  (b) Landlord may itself remove the Hazardous Material in any way that Landlord deems appropriate without in any way eliminating or reducing Tenant's liability or obligation to indemnify Landlord as set forth in Section
28.1 of this Article 28. In the event that Landlord elects to remedy a hazardous condition pursuant to this subsection 28.4(b), then Tenant shall, from time to time, pay to Landlord, as Additional Rent within thirty (30) days after demand, all reasonable amounts expended by Landlord in connection therewith, or


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                  (c) Landlord may require that Tenant immediately cease use and storage of such Hazardous Material if such continued use and storage shall materially increase the costs and expenses for which Tenant is obligated to indemnify Landlord pursuant to Section 28.1 of this Article 28 or entails a material risk of such increased cost or expense or if such continued use exposes Landlord to any risk of criminal liability.

            Section 28.5. Investigations. Tenant shall promptly notify Landlord of any investigations, audits or legal action conducted or filed by or any subpoenas it receives from any Public Authority with respect to the Demised Premises in connection with Hazardous Materials or Tenant's business at the Demised Premises and Tenant shall send Landlord copies of all notices, filings, reports, etc. Tenant receives or delivers to any Public Authority in connection with Hazardous Materials at the Demised Premises.

            Section 28.6. Intentionally omitted.

            Section 28.7. Material Default, Survival. Notwithstanding anything contained elsewhere in this Article 28 Tenant's failure to comply with any provisions of this Article 28 within thirty (30) days after notice thereof from Landlord (or if the said failure complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such failure within such thirty (30) day period, and if Tenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such failure) shall be deemed a material default by Tenant, enabling Landlord to exercise any of the remedies set forth in this Lease. All provisions of this Article 28 shall survive the expiration or sooner termination of the Term of this Lease.

            Section 28.8. Reference to Other Provisions. The provisions set forth in this Article 28 shall in no way be deemed to conflict with, restrict or in any way modify the provisions set forth in Article 15 of this Lease.

            Section 28.9. ACP-5. Landlord has delivered to Tenant all ACP-5 certificates covering the Demised Premises which Landlord has in its possession.

            Section 28.10. Asbestos.

                  (a) To the extent that any exposed asbestos containing materials are present in the tenant-usable areas of the Delivery Spaces (excluding non-tenant usable areas such as, without limitation, perimeter columns, steel beams and areas behind core walls) which are required to be removed in order for Tenant to obtain an ACP-5 Certificate and build out such Delivery Spaces for Tenant's use and occupancy or for use of the Demised Premises by Tenant, then Tenant shall give prompt notice thereof to Landlord, and as Tenant's sole remedy, Landlord shall reimburse Tenant for the reasonable cost of removing or encapsulating such exposed asbestos containing materials as so required.

                  (b) To the extent that any exposed asbestos containing materials are present in the non-tenant usable areas of the Delivery Spaces, including, without limitation, perimeter columns, steel beams and areas behind core walls, which are required to be removed


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in order for Tenant to obtain an ACP-5 Certificate and build out such Delivery
Spaces for Tenant's use and occupancy, then Tenant shall give prompt notice thereof to Landlord, which notice shall contain estimates of (x) the cost of remediation or encapsulation of such asbestos and (y) if the build out can be reasonably accomplished by altering or reconfiguring the design thereof, the increased cost to Tenant of reconfiguring or altering its build out so as not to encounter such asbestos, as estimated (at Landlord's expense) by a reputable architect, engineer or contractor reasonably acceptable to Landlord. At Landlord's option, Tenant shall either (i) remediate or encapsulate such asbestos or (ii) reconfigure or alter its build out so as not to encounter such asbestos, and as Tenant's sole remedy, Landlord shall reimburse Tenant, within thirty (30) days after written demand therefor, for the reasonable cost of remediating or encapsulating such exposed asbestos containing materials or the reasonable increased cost to Tenant of reconfiguring or altering its build out so as not to encounter such asbestos containing materials, as applicable.

                  (c) Notwithstanding that joint or concurrent liability may be imposed upon Landlord by a Legal Requirement, Tenant will, except to the extent caused by the negligence or tortious act or omission of Landlord or any of its agents, officers, contractors, employees, servants and invitees, indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees and expenses, which may be imposed upon, or incurred by, or asserted against Landlord by reason of Tenant's removal, remediation and/or encapsulation of asbestos containing materials in the Demised Premises.

                  (d) If Tenant ceases performing its build out in at least 7,500 square feet of a Delivery Space because Tenant, in its reasonable judgment using standard construction practice, has isolated or cordoned off such portion of the Delivery Space while the remediation and/or removal of asbestos containing materials is being performed, then provided that Tenant performs such remediation and/or removal as expeditiously as reasonably possible, Tenant shall be entitled to a credit against Minimum Rent (which may be added to the rent credit described in Section 4.3(b)) with respect thereto equal to the product of
(i) S40.00 times the number of rentable square feet which has been isolated or cordoned off during such remediation and/or removal and (ii) a fraction, the numerator of which is the number of days that such portion of the Delivery Space is isolated or cordoned off and the denominator of which is 365.

            Section 28.11. Other Hazardous Materials.

                  (a) To the extent that any materials which are Hazardous Materials (other than asbestos) on the date of this Lease are present in any of the Delivery Spaces on the applicable Space Delivery Date (other than Hazardous Materials which result from contamination caused by the introduction by Tenant of Hazardous Materials to portions of the Demised Premises then occupied by Tenant) and are required to be removed or remediated by any Legal Requirement applicable on the date of this Lease, then Tenant shall give prompt notice thereof to Landlord, and as Tenant's sole remedy, Landlord shall, at Landlord's sole cost and expense, remove or remediate such Hazardous Materials in compliance with applicable Legal Requirements.


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                  (b) Notwithstanding that joint or concurrent liability may be imposed upon Tenant by a Legal Requirement, Landlord will, except to the extent caused by the negligence or tortious act or omission of Tenant or any of its agents, officers, contractors, employees, servants and invitees, indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees and expenses, which may be imposed upon, or incurred by, or asserted against Tenant by reason of Landlord's removal or remediation of Hazardous Materials in the Demised Premises.

                                   ARTICLE 29

                                 RENEWAL OPTIONS

            Section 29.1. Provided that (i) this Lease has not been earlier terminated, (ii) no Material Monetary Default or material non-monetary Default exists at the time of the exercise of the within applicable option or at commencement of the applicable Extension Term and (ii) Tenant, as of the date that Tenant exercises the within applicable option and the commencement date of the applicable extension term, occupies at least seventy-five (75%) percent of the Demised Premises (it being agreed that for purposes only of calculating such percentage, the Long-term Leaseback Space shall not be included within the Demised Premises, and for purposes of calculating the amount of space occupied by Tenant, there shall be included any space which Tenant would be occupying but for (x) the untenantability thereof or (y) the then actual performance therein of Improvements for Tenant's own use), Tenant shall have the right to extend the term of this Lease with respect to the entire Demised Premises for three (3) successive extension periods of five (5) years each (hereinafter referred to individually as an "Extension Term" and collectively as the "Extension Terms"), the first of which periods (the "First Extension Term") shall commence on the day following the last day of the initial lease term (provided the initial lease term shall not have been theretofore terminated), the second of which periods (the "Second Extension Term") shall commence on the day following the last day of the First Extension Term (provided the First Extension Term shall not have been theretofore terminated) and the third of which periods (the "Third Extension Term") shall commence on the day following the last day of the Second Extension Term (provided the Second Extension Term shall not have been theretofore terminated). The within described options shall be exercisable only in the following manner: Tenant shall, no later than thirty (30) months prior to the last day of the (i) initial term of this Lease, in the case of the First Extension Term, (ii) First Extension Term, in the case of the Second Extension Term and (iii) Second Extension Term, in the case of the Third Extension Term, give to Landlord written notice (the "Exercise Notice"), pursuant to and in accordance with the terms of Article 24 hereof, of Tenant's election to extend this Lease on the covenants, terms, provisions, agreements and conditions as hereinafter provided in Section 29.2 hereof. In the event of the failure of Tenant to give the Exercise Notice in accordance herewith with respect to any of Tenant's options hereunder, Landlord shall give Tenant a notice thereof (the "Reminder Notice") advising Tenant that Tenant is required to exercise its option with respect to the Extension Term in question by giving notice to Landlord within thirty (30) days from the giving of the Reminder Notice. If Tenant shall fail to give the Exercise Notice within the 30-day period after the giving of the Reminder Notice, time being of the essence, Tenant's right to extend shall be conclusively deemed to have


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been waived and the term shall not be extended beyond the then established expiration date provided for under this Lease. At the request of either party following the exercise of an appropriate option to extend, both parties agree to execute a confirmatory agreement confirming the extension and the newly extended expiration date; provided that the failure to execute a confirmatory agreement shall not invalidate Tenant's exercise of its option hereunder. Following the exercise of the option to extend for the First Extension Term, there shall be no further rights on the part of Tenant to further extend this Lease other than for the Second Extension Term and Third Extension Term. Following the exercise of the option to extend for the Second Extension Term, there shall be no further rights on the part of Tenant to further extend this Lease other than for the Third Extension Term. Following the exercise of the option to extend for the Third Extension Term, there shall be no further right on the part of Tenant to further extend this Lease.

            Section 29.2. Each of the Extension Terms shall be on the same covenants, terms, provisions and conditions as the initial term of this Lease (other than Sections 4.3 and 28.10(d)) except that (i) there shall be no right to renew this Lease (a) beyond the Second Extension Term and Third Extension Term in the case of the First Extension Term, (b) beyond the Third Extension Term in the case of the Second Extension Term or (c) in the Third Extension Term and (ii) the Minimum Rent for the applicable Extension Term shall be an amount equal to the "fair market rent," as hereinafter defined, of the Demised Premises for the applicable Computation Period, as of the first day of the applicable Extension Term as determined by agreement of the parties or by decision of the referee in the manner as specified in Article 30 hereof.

            Section 29.3. Notwithstanding anything hereinbefore contained to the contrary, "fair market rent" shall be determined in accordance with the procedures set forth in Article 30 and shall mean the Minimum Rent that a tenant would pay for the "direct initial" (i.e., non-renewal) lease of the Demised Premises, taking into account (and disregarding, as applicable) the factors described in this Section 29.3 and Section 29.4 hereof, and assuming, subject to this Section 29.3 and Section 29.1 hereof, that the Demised Premises were being hypothetically rented on the open market to a third party in its then "as is" condition (i. e., without any further Landlord's work, rent concessions or construction or other allowance on a direct basis), that the tenant availability for this space is competitive and Landlord has had sufficient time to locate this third party, and that the term of the Lease is fifteen (15) years, not five years.

            Section 29.4 Each appraiser selected by Landlord or Tenant and any referee selected pursuant to Section 30.2 of this Lease are hereby directed to include the following (as well as any other factors either of such appraisers or the referee deems relevant) criteria in their respective determinations of fair market rent: (i) the unique physical characteristics of the Building (other than those installed by or on behalf of, or paid for, by Tenant), (ii) the amount of power available to the Building and to Tenant, (iii) the signage and name of the Building, (iv) the size and ceiling heights of the trading floors, if any, (v) the then "as is" condition of the Demised Premises, (vi) the size of the Building and the space occupied by Tenant, (vii) access, location and all other factors unique to the Building, (viii) the fact that no commission or a reduced commission is payable by Landlord and that there is no free rent period or tenant allowance, and (ix) the fact that this Lease is a net lease as described in Section 4.5 hereof (but taking into account the extent to which the costs of certain alterations, improvements and replacements are


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reimbursable by Landlord to Tenant pursuant to this Lease). In no event, however, shall any appraiser selected by Landlord or Tenant, or any referee selected pursuant to Section 30.2 of this Lease, consider or make any increase or decrease in the fair market rent for the Demised Premises in connection with any of the following factors which shall be disregarded: (1) the additional value of the Demised Premises, if any, based on special quality of Tenant's Alterations in the Demised Premises, or any decrease in value as a result of the age or obsolescence of the foregoing items or the wear and tear thereon; (2) the fact that Tenant is an existing tenant then in occupancy exercising a right of extension rather than considering the basis of the transaction to be a new transaction between a new landlord and a new tenant; or (3) the fact that Tenant occupies any other building or space at that time.

                                   ARTICLE 30

                     COMPUTATION OF RENT FOR EXTENSION TERMS

            Section 30.1. In the event Tenant exercises any or all of the extension options set forth in Article 29, then the fair market rent for the applicable Extension Term shall be determined as of the first day of the applicable Extension Term (each of which shall be referred to as a "Computation Date"). In this regard, no earlier than one hundred eighty (180) days and no later than ninety (90) days prior to each Computation Date, which ninety (90) day period is hereinafter referred to as an "Exchange Period", Landlord and Tenant will each submit to the other a statement of their respective determinations of the fair market rent for the Demised Premises (each, an "Original Determination") as of the relevant Computation Date for the applicable Extension Term (hereinafter individually referred to, as the "Computation Period" and collectively as the "Computation Periods"), which statements shall show how their respective determinations were derived. Each party's determination of the fair market rent shall give due consideration to the rent and Additional Rent (adjusted by all rent and construction allowances, concessions and credits) then being charged by owners (including Landlord) of First-Class Office Buildings and shall give due consideration to the factors set forth in Section 29.3 and 29.4 hereof.

            Section 30.2. In the event that after the exchange of the statements as above provided, the parties hereto are unable to agree upon the fair market rent as of the applicable Computation Date for the applicable Computation Period, the parties shall (within fifteen (15) days after the last of the statements was exchanged, but in no event more than fifteen (15) days subsequent to the expiration of the applicable Exchange Period) meet and attempt to agree on the fair market rent as of the applicable Computation Date for the applicable Computation Period. If the parties hereto cannot (within ten (10) days of their first meeting, but in no event later than thirty (30) days subsequent to the expiration of the applicable Exchange Period) agree on the fair market rent as of the applicable Computation Date for the applicable Computation Period, they shall attempt to agree on a referee to determine the matter. The referee must be an MAI of the Appraisal Institute with at least ten (10) years experience in appraising First Class Buildings in the County of New York, New York. If the parties hereto cannot agree on the appointment of a referee within forty-five
(45) days subsequent to the expiration of the applicable Exchange Period, either party may request the President of The Real Estate Board of New York, Inc. to appoint a referee meeting the foregoing requirements. If the President of The Real Estate Board


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of New York, Inc. shall refuse to appoint such referee or if The Real Estate
Board of New York, Inc. shall then no longer be in existence, either party hereto on behalf of both, may apply to the Supreme Court in the County of New York for the appointment of such referee, and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make such appointment. The referee's sole discretion in determining the matter shall be limited to selecting one of the Original Determinations submitted by the parties hereto during the applicable Exchange Period. In other words, the referee cannot submit an independent valuation of his own but must determine the matter solely on which of the Original Determinations submitted by each of the parties hereto during the applicable Exchange Period more closely conforms with his or her valuation of the fair market rent for the applicable Computation Period. The referee's decision, determined as provided in this Article 30 shall be conclusive and binding on the parties, shall constitute an "award" by the referee within the meaning of the American Arbitration Association rules and applicable laws and judgments may be entered and enforced thereon upon the application of either party to the Supreme Court of the County of New York. Each party shall pay its own fees and expenses relating to the engagement of its respective appraisers, counsels and experts, and each party shall pay one-half (1/2) of the fees and expenses of the referee and, if applicable, the fees and expenses of The Real Estate Board of New York, Inc. in appointing the referee and the fees and expenses involved should either party make application for an order of Judgment for or by the Supreme Court of the Court of New York in connection with the referee's award.

            Section 30.3. In the event the computation of the fair market rent under this Article 30 is not determined until after the applicable Computation Date, Tenant shall continue paying the Minimum Rent that had been payable during the last twelve (12) months prior to the applicable Computation Date, and at such time as the Minimum Rent is determined, (i) the Minimum Rent shall be retroactively adjusted to the applicable Computation Date, (ii) the parties shall (within ten (10) days of written demand made by one or the other for a reconciliation of the Minimum Rent paid by Tenant for the period commencing on the applicable Computation Date through the date preceding the date Tenant commences the payment of the Minimum Rent in the recomputed amount, the "Interim Period") reconcile the amount paid by Tenant for the Interim Period, and if Tenant shall have overpaid for the Interim Period, Landlord shall credit the overage to the next payment of Minimum Rent payable under this Lease (provided that if such overpayment exceeds one (1) month's payment of Minimum as so recomputed, Landlord shall, within ten (10) business days after such reconciliation, pay to Tenant the amount of such overage), and if Tenant shall have underpaid such amount, Tenant shall within ten (10) business days pay the deficiency to Landlord and (iii) commencing on the first day of the month following the month in which the reconciliation referred to in the preceding clause (ii) of this Section 30.3 was made, Tenant shall start making monthly installments of Minimum Rent in the recomputed amount.


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                                   ARTICLE 31

                         NAME OF SOUTH BUILDING; SIGNAGE

            Section 31.1. Subject to the provisions of this Article and to compliance with all Legal Requirements, then, for so long as no Default shall exist under this Lease after notice and the expiration of the applicable cure period, Tenant shall have the following rights to name the South Building:

                  (a) the South Building may be designated as the "Credit Suisse First Boston Building" or the name of any successor by merger, consolidation or sale of assets to Credit Suisse First Boston (USA), Inc. or any derivation of such name(s); provided, the South Building may be designated with only one such name at any one time.

                  (b) If, in accordance with the provisions of Article 14 hereof, this Lease shall be assigned or a portion of the Demised Premises exceeding six hundred thousand (600,000) rentable square feet shall be sublet for the balance of the Term, the South Building may be designated by the name of such assignee or subtenant, as the case may be, only if all of the following conditions are satisfied: (a) such assignee or subtenant shall be an Investment Grade Entity, as defined in Section 31.1(c) hereof, (b) such assignee or subtenant is in actual occupancy of at least six hundred thousand (600,000) rentable square feet, (c) Landlord's prior consent to such name shall have been obtained in writing, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable if it withholds its consent because: (i) in Landlord's reasonable judgment, the reputation, character or business of such assignee or subtenant is below the standard of business entities for whom First-Class Office Buildings are customarily named, or (ii) such assignee or subtenant is generally recognized as a Competitor (as defined in Section 14.4 hereof) of Landlord. Any dispute between Landlord and Tenant regarding whether or not the foregoing conditions have been satisfied shall be resolved by arbitration in accordance with Article 21 hereof.

                  (c) The term "Investment Grade Entity" shall mean an entity
(A) which has been assigned a Standard & Poor's Long-term Corporate Credit Rating of BBB- or better or which has been assigned a Moody's Investors Service Long Term Corporate Credit Rating of Baa3 or better (it being agreed that "Long-term" means, with respect to any obligation as of a particular date, that such obligation matures not less than ten (10) years from such date), and (B) which is not on Standard & Poor's Credit Watch list or Moody's negative watch list. If either or both Moody's or Standard & Poor's cease issuing such ratings, then a successor rating agency of comparable stature to Moody's or Standard & Poor's shall be substituted in its or their place.

            Section 31.2. The rights of Tenant set forth in Section 31.1 hereof apply exclusively to the South Building, and nothing contained in the foregoing provisions of Section 31.1 hereof shall give Tenant any rights whatsoever to name the Tower. The Tower shall continue to be called the "MetLife Tower" or any other name that Landlord shall hereafter designate in accordance with the provisions of Section 23.01 of the Takeback Sublease. In exercising its rights under Section 31.1 hereof, Tenant shall not, without Landlord's prior consent, not to be unreasonably withheld or delayed, include the Tower within the description of


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

the South Building as so named, including without limitation, references thereto (whether visual or verbal) in any promotional or advertising material, stationery or any other written or internet documentation promulgated by Tenant. In no event shall the Building address be changed from One Madison Avenue, New York, New York. Nothing contained in this Article 31 or anywhere else in this Lease shall prevent or preclude Landlord from marketing the Building as the "One Madison Avenue Building" or some other derivative making use of One Madison Avenue as the address of the Building. Notwithstanding the foregoing, in the event that the Takeback Sublease shall expire or sooner terminate during the Term, the rights granted to Tenant under Sections 31.1 and 31.3 shall also apply to the Tower if permitted by Legal Requirements and provided that granting such rights to Tenant will not jeopardize or risk or cause the loss of the Building's eligibility for abatement, deferral and/or reduction of taxes under the ICIP Laws.

            Section 31.3. Provided that granting to Tenant the following rights to install signage on the South Building and in the South Building Lobby will not jeopardize or risk or cause the loss of the Building's status as a "Certified Historic Structure" for the purposes of Tax Credits and eligibility for abatement, deferral and/or reduction of taxes under the ICIP Laws, then, for so long as no default shall exist under this Lease after notice and the expiration of the applicable cure period, Tenant and any assignee or subtenant of Tenant for whom the South Building shall be named pursuant to Section 31.1(b) hereof (for so long as such assignee or subtenant shall occupy at least six hundred thousand (600,000) rentable square feet) shall have the right to install on the exterior walls of the South Building and in the South Building Lobby signage plaques with the name of Tenant and/or identification symbol or logo of Tenant, the design, lettering, colors, material composition and method of affixation to be selected by Tenant but approved by Landlord, which approval shall not be unreasonably withheld or delayed. The size, number and location of such signage plaques shall be subject to Landlord's reasonable approval, and shall be appropriate and in keeping with the operation of a First-Class Office Building; provided, however that Landlord shall not be deemed unreasonable in withholding its consent to any such signage if, in Landlord's reasonable opinion, such signage shall interfere with or adversely impact on the Tower.

            Section 31.4. Tenant acknowledges that Landlord has etched "Metropolitan Life Insurance Company" in various locations on the stone facade of the South Building. Notwithstanding anything to the contrary contained herein, Tenant shall not modify or remove such etchings for so long as MetLife is the owner of the Building and/or the subtenant under the Takeback Sublease.

            Section 31.5. In connection with a permitted subletting of any of the Retail Space pursuant to Article 14 hereof, Tenant shall be permitted to allow exterior signage on the storefront of such Retail Space provided that all such retail signage shall be uniform for the South Building and consistent with an overall retail signage program for all of the Retail Space, the specifications (i.e., the design, lettering, colors, material composition and method of affixation) for which shall have been submitted to, and approved by, Landlord, which approval shall not be unreasonably withheld or delayed.


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            Section 31.6. Notwithstanding anything to the contrary contained herein, Tenant must comply with the provisions of Section 9.6(c) prior to installing any signage permitted under this Article 31.

                                   ARTICLE 32

                               ROOF INSTALLATIONS

            Section 32.1. Subject to Tenant's compliance with the terms and provisions of this Lease, Tenant shall have the right to erect, operate, remove, repair, replace and maintain microwave and satellite communications equipment or antennae as well as emergency generators and condenser water towers (the "Roof Installation") on the Roof Areas (as hereinafter defined) of the South Building, provided (i) all Roof Installations shall be the personal property of Tenant or anyone claiming through or under Tenant, and all Roof Installations (other than condenser water towers) shall be removed by Tenant, at Tenant's sole cost and expense, at the expiration or earlier termination of this Lease, and any resulting damage to the Building and Building equipment shall be repaired at, or prior to, the Expiration Date, (ii) the installation and use of the Roof Installation would not (and does not) unreasonably interfere with use of the Roof Areas by Landlord pursuant to the Takeback Sublease, (iii) all such installations shall be a Voluntary Alteration subject to the provisions of
Article 9 hereof, and shall be installed and maintained in accordance with Legal Requirements, and (iv) prior to installing, or permitting any installation of, any such Roof Installation, Tenant shall obtain Landlord's prior consent thereto which shall be withheld by Landlord only if, in Landlord's reasonable judgment, the visual impact of such installation (considering the aggregate of all such installations then existing on such Roof Areas) on occupants of the Tower or the building at Eleven Madison Avenue, New York, New York is below the standard of a First-Class Office Building. All roofing and waterproofing related to the installation, repair, replacement and/or removal of the Roof Installation shall be performed by Tenant, at Tenant's cost. No Roof Installation may be visible from the ground unless such Roof Installation will not operate unless it is placed in a location where it will be visible from the ground, in which event (provided the same will not jeopardize or risk or cause loss of the Building's status as a "Certified Historic Structure" for purposes of Tax Credits and the Building's eligibility for abatement, deferral and/or reduction of taxes under ICIP Laws) it may be placed in a location on the Roof Areas of the Building, mutually and reasonably determined by Landlord and Tenant, which permits such Roof Installation to operate and minimizes its visibility from the ground. For the purposes hereof, "Roof Areas" shall mean the available roof space on the roofs above the 11th through 16th floors of the South Building, but shall in no event include the roof above the 10th floor of the South Building (i.e., the 11th floor setback) for so long as any portion of the 11th floor shall be occupied by Landlord as subtenant under the Takeback Sublease or anyone claiming under or through Landlord as subtenant under the Takeback Sublease. Tenant shall comply and remain in compliance with the FCC OET65 Rule.

            Section 32.2. The right to install and operate antennae, communications dishes or other equipment on the Roof Areas shall be on a first come, first served basis. The use of the aggregate amount of Roof Areas shall be allocated between Landlord and Tenant proportionate to the aggregate amount of space leased in the Building by each of Landlord and Tenant respectively. Tenant shall not install or operate or permit anyone claiming by, through or under


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

Tenant to install or operate antennae, communications dishes or other equipment on the Roof Areas which will unreasonably interfere with the use or operation (including the reception and transmission of signals to and from the same) of other then existing antennae or communications dishes on the Roof Areas or other then existing roof installations of Landlord pursuant to the Takeback Sublease for similar purposes. Notwithstanding anything set forth in the Takeback Sublease, Landlord shall not install or operate or permit anyone claiming by, through or under Landlord to install or operate antennae, communications dishes or other equipment on the Roof Areas which will unreasonably interfere with the use or operation (including the reception and transmission of signals to and from the same) of other then existing antennae or communications dishes on the Roof Areas or other then existing roof installations of Tenant.

            Section 32.3. Subject to the provisions of this Article 32, Tenant shall have the right to transfer or resell the use of, or the rights to the use, the microwave and satellite communications equipment or antennae included in the Roof Installations, including the granting of any licensing or other rights, and in such event, any such transaction shall be deemed a sublease as to which all of the provisions of Article 14 hereof, including without limitation, the profit splitting provisions set forth in Section 14.4 hereof, shall apply except that Landlord shall have no recapture right as set forth in Section 14.3 hereof. For purposes of calculating Profit, there shall be allocated to the Roof Areas no portion of the Minimum Rent. Notwithstanding anything to the contrary in the foregoing sentence, Tenant shall not be permitted to enter into any such transfer or resale with an entity who is a Competitor of Landlord on the date the transaction is consummated.

            Section 32.4. Notwithstanding anything to the contrary contained herein, Tenant must comply with the provisions of Section 9.6(c) prior to installing any Roof Installations permitted under this Article 32.

            IN WITNESS WHEREOF, the parties hereto have duly executed this instrument.

                                  METROPOLITAN LIFE INSURANCE COMPANY. Landlord


                                  By: /s/ W. Mark Kenney
                                      -----------------------------
                                              W. Mark Kenney
                                         Assistant Vice President


                                  CREDIT SUISSE FIRST BOSTON(USA), INC., Tenant


                                  By: /s/ Anthony F. Daddino
                                      -----------------------------
                                             Anthony F. Daddino
                                       Chief Administrative Officer


                                       95